UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

iGATE Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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iGATE CORPORATION

6528 Kaiser Drive

Fremont, CA 94555

Telephone: (510) 896-3000

April 13, 2011

Dear iGATE Corporation Shareholder:

You are cordially invited to attend our 2011 Annual Meeting of Shareholders to be held at The Inn at Spanish Bay, 2700 Seventeen Mile Drive, Pebble Beach, California 93953 on Thursday, May 5, 2011 at 8:30 a.m. Pacific Time.

The following pages contain the formal Notice of Annual Meeting and the proxy statement. At this year’s Annual Meeting, you will be asked to vote on the election of Class C directors and three proposals in connection with our proposed acquisition of a majority stake in Patni Computer Systems Limited. You will also be asked to vote on two proposals which are being submitted in order to ensure the deductibility of certain executive compensation pursuant to our incentive plans. Finally, you will be asked to vote on two advisory proposals relating to executive compensation, which are mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Please read the accompanying Notice of Annual Meeting and proxy statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

Sincerely,

Phaneesh Murthy

President & Chief Executive Officer

iGATE CORPORATION

6528 Kaiser Drive

Fremont, CA 94555

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 5, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 5, 2011.

A complete copy of this proxy statement and our annual report for the year ended December 31, 2010 are also available at http://bnymellon.mobular.net/bnymellon/igte.

The Annual Meeting of Shareholders of iGATE Corporation will be held at The Inn at Spanish Bay, 2700 Seventeen Mile Drive, Pebble Beach, California 93953 on Thursday, May 5, 2011, at 8:30 a.m. Pacific Time, to consider and act upon the following matters:

1.	To consider and vote upon seven proposals described in the accompanying proxy statement providing for:

Proposal One:	The election of two (2) Class C directors to serve for three-year terms or until their respective successors shall have been selected or qualified;

Proposal Two:	The removal of the Conversion Cap (defined herein) limitation to which our 8% Series B Preferred Stock is currently subject;

Proposal Three:

The approval of two separate proposals to amend and restate our Second Amended and Restated Articles of Incorporation to:

(A) increase the number of shares of authorized Common Stock; and

(B) increase the maximum number of directors that may serve on the Board from nine to fourteen;

Proposal Four:	The approval of the iGATE Corporation 2011 Annual Incentive Compensation Plan;

Proposal Five:	The approval of the performance measures for performance-based awards under the iGATE Corporation 2006 Stock Incentive Plan;

Proposal Six:	The approval of the advisory vote on executive compensation;

Proposal Seven:	The approval of the advisory vote on the frequency of future advisory votes on executive compensation; and

2.	The transaction of such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has established the close of business on March 10, 2011 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

PLEASE VOTE AS SOON AS POSSIBLE TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU HAVE THREE OPTIONS FOR SUBMITTING YOUR VOTE BEFORE THE ANNUAL MEETING: VIA THE INTERNET, BY PHONE OR BY MAIL. FOR FURTHER DETAILS, SEE “QUESTIONS AND ANSWERS” IN THE PROXY STATEMENT. IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO RECORD YOUR VOTE ON THE INTERNET. IT IS CONVENIENT AND IT SAVES YOUR COMPANY SIGNIFICANT PROCESSING COSTS.

By Order of the Board of Directors:

Mukund Srinath

Corporate Secretary

Fremont, CA

April 13, 2011

QUESTIONS AND ANSWERS	1
PROPOSAL NO. 1—ELECTION OF DIRECTORS	7
General	7
Qualifications of Members of our Board of Directors	7
BOARD COMMITTEES AND MEETINGS	11
Audit Committee	11
Compensation Committee	11
Nominating and Corporate Governance Committee	12
Corporate Governance Guidelines and Code of Conduct	13
Board Leadership Structure	13
The Role of the Board in Risk Oversight	13
Communications from Shareholders to the Board of Directors	13
DIRECTOR COMPENSATION	15
PROPOSAL NO. 2—APPROVE THE REMOVAL OF THE CONVERSION CAP LIMITATION WITH RESPECT TO THE CONVERSION OF OUR 8% SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK AT THE OPTION OF THE HOLDERS INTO SHARES OF OUR COMMON STOCK	16
PROPOSAL NOS. 3(A) AND 3(B)—APPROVE THE AMENDMENT AND RESTATEMENT OF OUR SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REFLECT PROPOSED CHANGES	26
PROPOSAL NO. 4—APPROVAL OF iGATE CORPORATION 2011 ANNUAL INCENTIVE COMPENSATION PLAN	29
PROPOSAL NO. 5—APPROVAL OF THE PERFORMANCE MEASURES FOR PERFORMANCE-BASED AWARDS UNDER THE iGATE CORPORATION 2006 STOCK INCENTIVE PLAN	32
PROPOSAL NO. 6—ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION	35
PROPOSAL NO. 7—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	36
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	37
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	39
EXECUTIVE OFFICERS	40
COMPENSATION DISCUSSION AND ANALYSIS	42
SUMMARY COMPENSATION TABLE	50
GRANTS OF PLAN-BASED AWARDS TABLE	52
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE	53
OPTION EXERCISES AND STOCK VESTED TABLE	55
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	56
EQUITY COMPENSATION PLAN INFORMATION	57
REPORT OF THE AUDIT COMMITTEE	58
INDEPENDENT PUBLIC ACCOUNTANTS	59
CERTAIN RELATED PARTY TRANSACTIONS	60
2012 SHAREHOLDER PROPOSALS OR NOMINATIONS	62
FORM 10-K	62
HOUSEHOLDING OF PROXY MATERIALS	63
WHERE YOU CAN FIND MORE INFORMATION	63
OTHER MATTERS	64
ANNEX A—PROPOSED THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION	A-1
ANNEX B—iGATE CORPORATION 2011 ANNUAL INCENTIVE COMPENSATION PLAN	B-1
ANNEX C—iGATE CORPORATION 2006 STOCK INCENTIVE PLAN	C-1

iGATE CORPORATION

6528 Kaiser Drive

Fremont, CA 94555

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

To Be Held on May 5, 2011

QUESTIONS AND ANSWERS

General:

Q:    Why am I receiving these materials?

A:    This proxy statement is being furnished to the record shareholders of iGATE Corporation, a Pennsylvania corporation (“iGATE” or the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the Annual Meeting of Shareholders scheduled to be held on Thursday, May 5, 2011, at 8:30 a.m. Pacific Time, at The Inn at Spanish Bay, 2700 Seventeen Mile Drive, Pebble Beach CA 93953, or at any adjournment or postponement thereof (the “Annual Meeting”).

You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote by phone or the Internet in the manner described herein.

This proxy statement and accompanying proxy card are being mailed to record shareholders on or about April 13, 2011.

Q:    Who can vote at the Annual Meeting?

A:    Only holders of record of iGATE common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on March 10, 2011 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 56,695,056 shares of Common Stock outstanding and 210,000 shares of 8% Series B Convertible Participating Preferred Stock, no par value per share (the “Series B Preferred Stock”), outstanding.

Shareholder of Record: Shares Registered in Your Name

If on March 10, 2011 your shares were registered directly in your name with the Company’s transfer agent, BNY Mellon Shareholder Services, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy.

Your vote is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the Annual Meeting in person. You have three options for submitting your vote before the Annual Meeting: via the Internet, by phone or by mailing a properly completed proxy card to our Corporate Secretary in the manner described herein. If you have Internet access, we encourage you to record your vote on the Internet at http://www.proxyvoting.com/igte. It is convenient, it saves the Company significant processing costs and your vote is recorded immediately. Internet and telephonic voting will be available until 11:59 p.m. Eastern Time on May 4, 2011.

If you hold your shares in your name as a registered holder and not through a bank or brokerage firm, you may submit your vote in person. The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, phone or mail. If you have any questions about submitting your vote, call our Investor Relations department at (510) 896-3000.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 10, 2011 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:    What constitutes a quorum?

A:    The presence in person or by proxy of shareholders owning at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting.

Q:    How many votes do I have?

A:    The holders of Common Stock are entitled to one vote for each share of Common Stock held by them as of the Record Date. Although each holder of Series B Preferred Stock is generally entitled to vote on an as-converted basis on all matters submitted to the holders of Common Stock (i.e., each holder of Series B Preferred Stock would generally be entitled to one vote for each whole-share of Common Stock that each share of Series B Preferred Stock held by such holder is then convertible into), pursuant to the terms of the Statement (as defined below) the shares of Series B Preferred Stock are currently not convertible, and therefore their holders are not entitled to vote them at the Annual Meeting.

Shareholders may not cumulate votes in the election of directors or any of the other proposals being voted on at the Annual Meeting.

Q:    How will my shares be voted?

A:    All shares of Common Stock represented by proxies that are properly signed, completed and returned to the Corporate Secretary of the Company at 6528 Kaiser Drive, Fremont, CA 94555 at or prior to the Annual Meeting will be voted as specified in the proxy.

Q:    What if I sign and return my proxy card but do not provide specific instructions?

A:    If a proxy is signed and returned but does not provide instructions as to the shareholder’s vote, the shares will be voted:

•	FOR the election of the Board’s nominees to the Board of Directors (see Proposal 1);

•	FOR the removal of the Conversion Cap (defined below) limitation to which the Series B Preferred Stock is currently subject (see Proposal 2);

•	FOR the approval of two separate proposals to amend and restate our Second Amended and Restated Articles of Incorporation to:

(A)	increase the number of shares of authorized Common Stock (see Proposal 3(A)); and

(B)	increase the maximum number of directors that may serve on the Board from nine to fourteen (see Proposal 3(B));

•	FOR the approval of the iGATE Corporation 2011 Annual Incentive Compensation Plan (see Proposal 4);

•	FOR the approval of the performance measures for performance-based awards under the iGATE Corporation 2006 Stock Incentive Plan (see Proposal 5);

•	FOR the approval of the advisory vote on executive compensation (see Proposal 6); and

•	FOR the approval of the advisory vote on the frequency of the advisory vote on executive compensation to be held every THREE YEARS (see Proposal 7).

Q:    What does it mean if I receive more than one proxy card?

A:    If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Q:    Can I change my vote after submitting my proxy?

A:    Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting (taking into account any adjournment or postponement thereof). You may revoke your proxy in any one of the following ways:

•

You may submit another properly completed proxy card with a later date or vote via the Internet or by telephone at a later date. We will vote your shares as directed in the latest dated instructions properly received from you prior to the Annual Meeting.

•	You may send a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 6528 Kaiser Drive, Fremont, CA 94555.

•

You may attend the Annual Meeting and, subject to the restrictions described in Beneficial Owner: Shares Registered in the Name of a Broker or Bank above, vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by the Corporate Secretary of the Company prior to the Annual Meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m. Eastern Time on May 4, 2011. Note, no revocation shall be effective until notice thereof has been given to the Corporate Secretary of the Company.

Q:    How will my proxy be voted if other business is brought before the meeting?

A:    We are not aware of any business for consideration at the Annual Meeting other than as described in this proxy statement; however, if matters are properly brought before the Annual Meeting, then the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

Q:    Who will count votes and what are broker “non-votes”?

A:    Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions).

Q:    What if I abstain or fail to instruct my broker how to vote?

A:    Under Pennsylvania law, proxies marked ABSTAIN are not considered to be cast votes, however, abstentions will count for purposes of determining whether there is a quorum and for purposes of determining the voting power and number of shares entitled to vote at the Annual Meeting. Broker non-votes will similarly be counted for purposes of determining whether there is a quorum at the Annual Meeting. Abstentions and broker non-votes have no effect on the outcome of the vote for the election of directors (Proposal No. 1) because only the number of votes cast for each candidate is relevant. Similarly, abstentions and broker-non-votes will have no effect on the approval of the other matters to come before the Annual Meeting (provided a quorum is established) because only a majority of our shares represented in person or by proxy at the Annual Meeting are required to approve the other proposals at the Annual Meeting.

Q:    Who will bear the cost of the solicitation and who will solicit my proxy?

A:    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Copies of solicitation material will be timely furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

Q:    When can I find out the results of the Annual Meeting?

A:    Preliminary voting results will be announced at the Annual Meeting and, if final voting results are not known, will be provided in a Current Report on Form 8-K within four business days after the end of the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days after the final voting results are known.

The Proposals:

Q:    Why is the Company seeking approval of Proposal 2, which we refer to as the Series B Preferred Proposal?

A:    Our Common Stock is listed on the NASDAQ Global Select Market, which we refer to as NASDAQ. As a result, we are subject to NASDAQ’s listing rules and regulations. NASDAQ Listing Rule 5635(a) requires shareholder approval prior to any issuance or sale by the Company of Common Stock, or securities convertible into or exercisable for Common Stock, in any transaction or series of transactions, if the Common Stock issued or issuable exceeds 19.99% of the number of shares of Common Stock or of the voting power outstanding prior to the time we agreed to make such issuance. Because of this restriction, the Common Stock issuable upon conversion of all Series B Preferred Stock (whether now outstanding or hereafter issued) is currently limited to 19.99% of the number of shares of Common Stock outstanding immediately prior to January 10, 2011 (the “Conversion Cap”).

We are required to seek approval of the Series B Preferred Proposal pursuant to the terms of the Securities Purchase Agreement, dated January 10, 2011, between our Company and Viscaria Limited (the “Securities Purchase Agreement”).

Q:    What will happen if our shareholders do not approve the Series B Preferred Proposal?

A:    If our shareholders do not approve the Series B Preferred Proposal, then the holders of the Series B Preferred Stock will not be able to convert or vote any shares of the Series B Preferred Stock to the extent any attempted conversion or voting would result in the issuance of or the casting of votes in respect of shares of our Common Stock in excess of the Conversion Cap. In addition, if our shareholders do not approve the Series B Preferred Proposal by May 5, 2011, then the dividend rate on the Series B Preferred Stock will initially increase by 3.0% to 11.0% and then for so long as the necessary shareholder approvals are not received, there will be additional incremental increases to such dividend rate on each successive quarterly dividend reference date, up to a maximum dividend rate of 17.0%.

Q:    Why is the Company seeking approval of Proposal Nos. 3(A) and 3(B), which we refer to, collectively, as the Articles of Incorporation Proposals?

The terms of the Series B Preferred Stock require that we reserve and keep available at all times a sufficient number of shares of our unissued Common Stock for issuance upon conversion of the Series B Preferred Stock. We currently have sufficient authorized shares of Common Stock to cover the full issuance of the Common Stock underlying the currently issued Series B Preferred Stock (including after taking into account the cumulative dividends accruing on each share of Series B Preferred Stock at a rate of 8.0% per annum, which dividends are added to the liquidation preference and compounded quarterly). However, the terms of the Series B Preferred Stock contain anti-dilution adjustments, which could require, upon conversion, the issuance of additional shares of Series B Preferred Stock beyond the currently authorized amount.

Additionally, because we will have to set aside a significant number of shares of authorized but unissued Common Stock to be issued in connection with the conversion of the outstanding Series B Preferred Stock, we will have a limited number of shares of Common Stock available to us for other purposes. Pursuant to Proposal No. 3(A), we are thus seeking your approval to increase our authorized shares of Common Stock to give us sufficient flexibility for future issuances of Common Stock and to ensure we maintain adequate reserves of Common Stock in the event the Series B Preferred Stock is converted to Common Stock.

Pursuant to Proposal No. 3(B), we are also seeking your approval to increase the maximum number of directors that may serve on our Board from nine to fourteen. As there are currently nine directors on our Board, this amendment will provide the flexibility to increase the size of the Board in the event that this is determined to be in the best interests of the Company, as further described on page 28 of this proxy statement.

Q:    What will happen if our shareholders do not approve Proposal No. 3(A)?

A:    If the shareholders do not approve Proposal No. 3(A), then, in the short-term, we will have limited authorized shares of Common Stock available to pursue our strategic objectives. In the long-term, in certain circumstances (e.g., if there are anti-dilution adjustments applicable to the Series B Preferred Stock), there is a risk that we will not have sufficient authorized Common Stock in order to meet our obligations under the terms of the Series B Preferred Stock. This would be considered an event of non-compliance under the terms of the Series B Preferred Stock and would result in an increase in the dividend rate on the same basis as that described in answer to the question above regarding the failure to receive shareholder approval in respect of the Series B Preferred Proposal.

Q.    What will happen if our shareholders do not approve Proposal No. 3(B)?

If the shareholders do not approve Proposal No. 3(B), the size of the Board will remain fixed at nine members, one of whom is elected by the holders of the Series B Preferred Stock. Under the terms of our Series B Preferred Stock, in the event that we fail to make any redemption payment when due, then, subject to applicable law and exchange rules, the holders of a majority of the Series B Preferred Stock will have the right to nominate two additional members of the Board for so long as such payment default continues. In this event, the Company is obligated to increase the size of our Board of Directors, or to cause an incumbent director to resign in order to create one or more vacancies on the Board to accommodate the Series B Preferred Stockholders’ rights with respect to such nominations. Accordingly, if the shareholders do not approve Proposal No. 3(B), then, in the event we should fail to make any timely redemption payment under the Series B Preferred Stock, we will not be able to comply with our obligations under the agreements governing the Series B Preferred Stock without receiving future shareholder approval to increase the size of the Board or requiring one or more incumbent director(s) to resign (assuming a Board then consisting of nine members).

Q.    How will Sunil Wadhwani and Ashok Trivedi, our Co-Founders, Co-Chairmen and significant shareholders, vote their shares?

A.    Pursuant to the Amended and Restated Voting and Standstill Agreement, dated as of February 1, 2011 and discussed more fully below under Proposal 2 “Voting and Standstill Agreement” beginning on page 19 of this proxy statement, each of Sunil Wadhwani and Ashok Trivedi, our Co-Founders and Co-Chairmen, and certain entities affiliated with such persons have agreed to cause all of their respective shares of Common Stock entitled to vote at any meeting of our shareholders to be present at such meeting, including at this Annual Meeting, and to vote all such shares in favor of the Series B Preferred Proposal and the Articles of Incorporation Proposals.

Q.    What vote is required, and how will my votes be counted, to elect directors and to adopt the other proposals?

A.    The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect directors to the Board and to adopt each other proposal and the manner in which such votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of two Class C directors to the Board.	For or withhold on each nominee.	A nominee for director will be elected by the affirmative vote of a plurality of votes cast.	No effect.	No effect.

Removal of the Conversion Cap with respect to the Series B Preferred Stock	For, against or abstain.	The affirmative vote of a majority of the votes cast.	No effect.	No effect.

Two separate proposals to amend and restate the Second Amended & Restated Articles of Incorporation to:

(A) increase the number of shares of authorized Common Stock	For, against or abstain.	The affirmative vote of a majority of the votes cast.	No effect.	No effect.

(B) increase the maximum number of directors that may serve on the Board from nine to fourteen	For, against or abstain.	The affirmative vote of a majority of the votes cast.	No effect.	No effect.

Approval of the iGATE Corporation 2011 Annual Incentive Compensation Plan	For, against or abstain.	The affirmative vote of a majority of the votes cast.	No effect.	No effect.

Approval of the performance measures for performance-based awards under the iGATE Corporation 2006 Stock Incentive Plan	For, against or abstain.	The affirmative vote of a majority of the votes cast.	No effect.	No effect.

Advisory vote on 2010 executive compensation	For, against or abstain.	The affirmative vote of a majority of the votes cast.	No effect.	No effect.

Advisory vote on the frequency of future advisory votes on executive compensation	Shareholders may select whether such votes should occur every year, every two years or every three years, or shareholders may abstain from voting.	The voting option, if any, that receives the affirmative vote of a majority of the votes cast will be the option adopted by the shareholders.	No effect.	No effect.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

The Company’s Second Amended and Restated Articles of Incorporation currently provide that the number of directors constituting the entire Board shall be no less than three (3) and no more than nine (9). Except for the director designated to represent the Series B Preferred Stock, who is not in a class, the Company’s Board of Directors is divided into three (3) classes, with each class to be as nearly equal in number as possible. The classes currently serve for staggered terms of three (3) years as follows: three (3) Class A directors whose terms expire in 2012; three (3) Class B directors whose terms expire in 2013; and two (2) Class C directors whose terms expire in 2011. Therefore, two (2) directors are being elected to Class C at the Annual Meeting for a three-year term expiring in the year 2014.

The persons nominated to serve as Class C directors are Sunil Wadhwani and Göran Lindahl, each of whom presently serve as Class C directors. Unless otherwise specified by shareholders submitting proxies to the Company, the persons appointed as proxies on the proxy card delivered in connection with this proxy statement intend to vote the shares represented by such proxies at the Annual Meeting for the election of Sunil Wadhwani and Göran Lindahl as Class C directors. The Board of Directors knows of no reason why Sunil Wadhwani and Göran Lindahl would be unable to serve as Class C directors. If, at the time of the Annual Meeting, either of Messrs. Wadhwani or Lindahl are unable or unwilling to serve as a Class C director, then, unless otherwise specified by shareholders submitting proxies to the Company, the persons appointed as proxies on the proxy card delivered in connection with this proxy statement intend to vote for such substitute as may be nominated by the Board of Directors. All nominations were made by the Nominating and Corporate Governance Committee, as further described under the caption “Board Committees and Meetings – Nominating and Corporate Governance Committee” below.

QUALIFICATIONS OF MEMBERS OF OUR BOARD OF DIRECTORS

We will only consider as candidates for director individuals who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. In evaluating candidates for nomination as a director, the Nominating and Corporate Governance Committee will also consider other criteria, including current or recent experience as a chief executive officer of a public company or as a leader of another major complex organization in the public or private sector; business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; independence; and general criteria such as independent thought, practical wisdom and mature judgment. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time. One or more of our directors must possess the education or experience required to qualify as an audit committee financial expert.

The Company believes that its current Board is well qualified to lead the Company’s efforts to achieve its long-term strategy. The combined experience of the directors covers all areas of expertise and competency identified by the Nominating and Corporate Governance Committee.

The following is a brief biography setting forth the qualifications of each nominee and each current director, including each director whose term will continue after the Annual Meeting.

Nominees for Directors in Class C Whose Terms Expire in 2014

Sunil Wadhwani, age 58, served as Chief Executive Officer of the Company from October 1996 until his resignation, effective April 1, 2008, and has served as a director since 1986. Mr. Wadhwani has served as

Co-Chairman since October 1996 and is the Co-Founder of the Company. He was re-elected by the shareholders in 2008 to serve as director for a three-year term expiring in 2011. In addition to iGATE, he is the Co-founder and Chairman of the Board of Directors of Mastech Holdings, Inc., a provider of high-value IT services. Under his leadership, the Company began its operations in 1986 and grew to over $500 million in revenues by 1999. The Company won several awards and was listed four times in Inc. Magazine’s ranking of the fastest-growing companies in the U.S. From 1986 through September 1996, he served as Chairman of the Company and held several other offices, including Vice President, Secretary and Treasurer. His vision guided the development and execution of iGATE’s worldwide strategy – to offer high-value IT consulting skills anywhere in the world, reflecting cultural and economical differences, while adhering to best practices and shared company values. Mr. Wadhwani has received numerous awards including “Entrepreneur of the Year” from Ernst & Young. Mr. Wadhwani also serves on the Boards of Directors/Trustees of the U.S. Federal Reserve Bank (Pittsburgh), Carnegie Mellon University, and the United Way. Mr. Wadhwani has a master’s degree in management from Carnegie Mellon University and a bachelor’s degree in engineering from the Indian Institute of Technology.

Göran Lindahl, age 66, was appointed as a director of the Company on March 7, 2006. He was re-elected by the shareholders in 2008 to serve as a director for a three-year term expiring in 2011. He was the Chief Executive Officer and President of the global technology and engineering group ABB, headquartered in Zurich, Switzerland, from January 1, 1997 to December 31, 2000 and spent more than thirty years in various positions within ABB. He previously held a number of management positions in research and marketing and has been a global business area manager and president of several ABB companies. Mr. Lindahl is the Chairman of IKEA GreenTech AB and LivSafe Group. In addition, Mr. Lindahl is a Member of the Sony Corporation International Advisory Board and he serves on the Board of Directors of INGKA Holding BV (IKEA) and various other private non-public companies and not-for-profit boards. He earned a master’s degree in electrical engineering from Chalmers University of Technology in Gothenburg, Sweden.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE

Directors in Class A Whose Terms Expire in 2012

J. Gordon Garrett, age 71, was appointed as a director of the Company effective immediately after the Company’s initial public offering in December 1996. He founded Interloci Network Management Inc., a global network management company, in 2000. He was Senior Vice President of Ricoh Corp., a manufacturer and distributor of office automation equipment, and Chief Executive Officer of Ricoh Canada, from 1995 to 2000. From 1991 to 1995, Mr. Garrett was Chairman of the Board, Chief Executive Officer and President of Information Systems Management (ISM) Corporation, a provider of IT solutions. He held the position of President of Gestetner USA, provider of digital copier fax printer scanner and imaging solutions, from 1989 to 1991. He brings with him many decades of invaluable industry experience, gathered in various senior and/or board-level positions. He has experience leading teams of talented and highly experienced technology executives and has astute knowledge in financial matters. Mr. Garrett holds a bachelor’s degree in electrical engineering from McGill University and is also a Professional Engineer.

Martin G. McGuinn, age 68, was appointed as a director of the Company on July 6, 2009 and has over 25 years of experience at the former Mellon Financial Corporation, now The Bank of New York Mellon Corporation (“Mellon”), a global financial services company. He was the Chairman of the Board and Chief Executive Officer of Mellon from 1999 to 2006. Under Mr. McGuinn’s leadership, Mellon was able to narrow its strategic focus and transform from a broad-based commercial bank to a global leader in asset management and asset servicing. During this same period, Mellon became the fifth largest global custodian and the twelfth largest asset manager in the world. Based on the organic growth of its asset management and asset servicing businesses, Mellon was able to significantly expand its global presence. Mr. McGuinn also serves on the Board of Directors of Celanese Corporation and the Chubb Corporation. He is also a member of the Advisory Board of CapGen Financial, a private equity fund. Mr. McGuinn holds both a bachelor’s degree and a juris doctor degree from Villanova University.

W. Roy Dunbar, age 49, was appointed as a director of the Company on November 3, 2010 and has over 25 years of leadership experience in business. Mr. Dunbar is Chairman of private companies engaged in renewable energy and green construction, prior to which he served as Chairman and Chief Executive Officer of Network Solutions Inc. He served from January 2008 to November 2009 when he relinquished the CEO role and continued as Chairman until April 2010. Mr. Dunbar also served as the President of Global Technology and Operations of MasterCard Worldwide (formerly known as MasterCard International Inc.) from September 2004 to January 2008. MasterCard Incorporated is a leading global payments company. Previously Mr. Dunbar worked at Eli Lilly and Company, a pharmaceutical company, for 14 years where he last served, most recently as President of Eli Lilly’s Intercontinental Region, with responsibility for operations in Africa, the Middle East, the Commonwealth of Independent States, Asia, Latin America, and the Caribbean. Previously, he was Chief Information Officer and Vice President of Information Technology. Mr. Dunbar served as a Director of Electronic Data Systems Corporation prior to its sale to Hewlett-Packard in 2008. Mr. Dunbar serves on the Board of Directors of Humana Inc., (HUM, NYSE). He is a Member of the Royal Pharmaceutical Society of Great Britain and serves on the Board of the Executive Leadership Council Foundation. Mr. Dunbar is also a member of the National Association of Corporate Directors. Mr. Dunbar graduated from Manchester University in the United Kingdom with a degree in Pharmacy in 1982. He later received a Master’s of Business Administration from Manchester Business School.

Directors in Class B Whose Terms Expire in 2013

Ashok Trivedi, age 61, is the Co-Founder and Co-Chairman of the Company. He has served as Co-Chairman and President of the Company since October 1996. He resigned as President of the Company effective April 1, 2008. He was one of the early pioneers of the IT industry. His vision guided the development and execution of iGATE’s worldwide strategy. He is also the Co-Founder and Co-Chairman of the Board of Directors of Mastech Holdings, Inc., a provider of high-value IT services. Under his leadership, the Company began its operations in 1986 and grew to over $500 million in revenues by 1999. The Company won several awards and was listed four times in Inc. Magazine’s ranking of the fastest-growing companies in the U.S. From 1976 to 1986, he held various marketing and management positions with Unisys Corporation, a worldwide IT company. He has received numerous awards, including “Entrepreneur of the Year” from Ernst & Young. He holds a master’s degree in business administration from Ohio University and a master’s degree in physics from Delhi University.

Phaneesh Murthy, age 47, was appointed as a director of the Company on March 7, 2006 and was promoted to President and Chief Executive Officer of the Company effective April 1, 2008. He was named Chief Executive Officer of iGATE Global Solutions Limited in August 2003 and served in this position through December 2009. Mr. Murthy also serves as a member of the board of directors of Global Edge Software Pvt. Ltd. and Cybernet Systems, Inc. In January 2003, Mr. Murthy was a founder and principal of Quintant, an India-based business process outsourcing company that was acquired by iGATE Global Solutions Limited and the Company in August 2003. Prior to that, from July 2002 to August 2003, he founded Primentor, a U.S.-based consulting firm. From 1992 to 2002, Mr. Murthy held various positions at Infosys. He has considerable expertise in developing and managing the growth of organizations. He has significant industry experience, spanning more than a decade, in structuring and managing large outsourcing deals with Fortune 500 companies. His contribution has been significant in improving the operating metrics of iGATE, including introduction of a new management team, corporate consolidation and changes leading to the application of IP-driven business models. He has also brought about changes in the intrinsic quality of the Company’s engagements, including, among others, higher offshore revenue contribution, increase in resource utilization, and improvements in billing rates. Mr. Murthy has played a key role in building a world class facility at the Company’s new Whitefield, Bangalore campus. Mr. Murthy holds a master’s degree in business administration from the Indian Institute of Management in Ahmedabad, India and received the equivalent of a bachelor’s degree from the Indian Institute of Technology in Chennai, India.

Joseph J. Murin, age 61, was appointed as a director of the Company on August 27, 2009. He is the Chairman of The Collingwood Group LLC, a Washington-based strategic investment and advisory firm serving the financial services industry. President Bush nominated Mr. Murin on October 11, 2007 to serve as President of the Government National Mortgage Association (“Ginnie Mae”), a U.S. government guarantor of mortgage-backed securities, a position which he held from July 2008 to August 2009. He also served as a consultant to the White House until he was confirmed by the U.S. Senate from January 2008 until May 2008. Mr. Murin has more than 37 years of diverse experience in the financial services and mortgage and banking industry. Prior to his appointment as President of Ginnie Mae, Mr. Murin, as a CEO, has led a number of organizations in the financial services space such as Century Mortgage Co., a subsidiary of Standard Federal Savings and Loan Basis 100, Lender’s Service Inc, and MSNi. Mr. Murin holds a bachelor’s degree in Business from National Louis University, and is actively involved on the board of trustees as Investment Committee Chairman for Point Park University in Pittsburgh, PA. He is also on the board of the directors for iGATE Global Solutions, a wholly-owned indirect subsidiary of the Company.

Series B Preferred Stock Director

Salim Nathoo, age 40, was appointed as a director of the Company effective February 1, 2011, pursuant to the terms of that certain Investor Rights Agreement dated February 1, 2011 between the Company and Viscaria Limited, and is not included in a class of the Board. Mr. Nathoo is a Partner and Co-Head of the Global Telecom and Technology team at Apax Partners LLP, having joined Apax in 1999. Mr. Nathoo currently serves on the boards of SMART Technologies, Inc, where he is a member the audit committee, Weather Investments S.p.A, and Sophos Plc. Prior to joining Apax Partners, Mr. Nathoo spent four years at McKinsey & Company where he mainly served clients in the telecom industry. He has also held sales and marketing and technical positions at NYNEX Cablecoms Limited and IBM Corporation, respectively. Mr. Nathoo holds a Master’s of Business Administration (with distinction) from INSEAD and a master’s degree in Mathematics from St. John’s College, Cambridge University, where he was a scholar.

BOARD COMMITTEES AND MEETINGS

During 2010, the Board of Directors met twenty (20) times. During this period, all of the directors attended or participated in more than 92% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served. Effective May 28, 2003, the Board adopted a policy regarding director attendance at Annual Meetings. Director attendance at Annual Meetings is encouraged but not required. This policy is part of our Corporate Governance Guidelines, which are available on the Company’s website at http://ir.igate.com/governance.cfm under Investor Relations/Corporate Governance. Seven (7) directors then in office attended the 2010 annual meeting of shareholders.

The Board of Directors has determined that all directors, other than Messrs. Wadhwani, Trivedi and Murthy, are independent under both the independence criteria for directors established by NASDAQ and the independence criteria adopted by the Board of Directors. The independence criteria adopted by the Board of Directors are set forth in the Board’s Corporate Governance Guidelines, which are available on the Company’s website at http://ir.igate.com/governance.cfm under Investor Relations/Corporate Governance.

The Company has three (3) standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found on the Company’s website at http://ir.igate.com/governance.cfm under Investor Relations/Corporate Governance.

Each of these standing committees consists entirely of independent directors. The independent directors meet regularly without management present.

Audit Committee

The Board has an Audit Committee currently consisting of Messrs. Garrett, Lindahl, McGuinn and Murin and chaired by Mr. Garrett. Each member of this committee is an independent director under the criteria adopted by the Board of Directors and under applicable NASDAQ listing standards. The Board of Directors has determined that Mr. Garrett is an “audit committee financial expert” as defined in the applicable rules of the Securities and Exchange Commission. The Audit Committee’s duties include selecting the independent accountants to audit the Company’s financial statements, reviewing the scope and results of the independent auditors’ activities and the fees proposed and charged for such activities, reviewing the adequacy of internal controls, reviewing the scope and results of internal audit activities, and reporting the results of the committee’s activities to the full Board. The Audit Committee met five (5) times during 2010. On January 19, 2011, Mr. Joseph J. Murin was appointed to the Audit Committee.

Compensation Committee

The Board has a Compensation Committee currently consisting of Messrs. McGuinn, Garrett, Lindahl, Dunbar and Nathoo and chaired by Mr. McGuinn. Each member of this committee is an independent director under applicable NASDAQ listing standards, an “outside director” as defined in section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee is responsible for reviewing and approving matters involving the compensation of directors and named executive officers of the Company, periodically reviewing management development plans, administering the incentive compensation plans and making recommendations to the full Board on these matters. The Compensation Committee met five (5) times in 2010. Mr. W. Roy Dunbar and Mr. Salim Nathoo were appointed to the Compensation Committee on January 19, 2011 and February 1, 2011, respectively.

The Compensation Committee retained Hewitt Associates, LLC (“Hewitt”) to serve as its compensation consultant for the 2010 fiscal year. In connection with their engagement, Hewitt developed, and the

Compensation Committee approved on March 30, 2010, a compensation program for our CEO, Mr. Phaneesh Murthy. The fees paid to Hewitt in connection with these services did not exceed $120,000 and neither Hewitt nor any of its affiliates provided any other additional services to the Company or its affiliates in fiscal 2010.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2010, the Compensation Committee consisted of Messrs. McGuinn, Garrett, and Lindahl. Mr. Dunbar and Mr. Nathoo were appointed as members to the Compensation Committee on January 19, 2011 and February 1, 2011, respectively. No member of this Committee was at any time during the 2010 fiscal year or at any prior time an officer or employee of the Company, and no member had any relationships with the Company requiring disclosure under Item 404 of Regulation S-K of the Exchange Act during any such period. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee currently consisting of Messrs. Lindahl, Garrett, Dunbar and Nathoo. On January 19, 2011, Mr. Murin resigned as member of the Nominating and Corporate Governance Committee and Mr. W. Roy Dunbar was appointed as a member of the Nominating and Corporate Governance Committee. On February 1, 2011, Mr. Salim Nathoo was appointed as a member of Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent directors under applicable NASDAQ listing standards. The Nominating and Corporate Governance Committee is responsible for recommending to the full Board of Directors candidates for election to the Board of Directors and for overseeing and making recommendations to the Board of Directors on all corporate governance matters. The Nominating and Corporate Governance Committee will consider director candidates proposed by shareholders. To recommend a prospective nominee for the Nomination and Corporate Governance Committee’s consideration, shareholders should submit the candidate’s name and qualifications to the Company’s Secretary in writing to the following address: iGATE Corporation, Attn: Corporate Secretary, 6528 Kaiser Drive, Fremont, CA 94555. The Company’s Second Amended and Restated Articles of Incorporation address the proper submission of a person to be nominated and sets forth the proper form for a notice of nomination. Please refer to the “2012 SHAREHOLDER PROPOSALS OR NOMINATIONS” section in this document for a summary of the procedures to request a person(s) to be nominated for election as a director of the Company.

The minimum qualifications and specific qualities and skills required for directors are set forth in Section III of the Nominating and Corporate Governance Committee’s charter and Section 5 of our Corporate Governance Guidelines. The committee considers and evaluates all potential candidates in the same manner regardless of the source of the recommendation or nomination. As part of this process, the committee ensures that the Board of Directors consists of individuals from diverse educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management. The committee conducts appropriate and necessary inquiries into the background and qualifications of possible candidates before any such candidates are evaluated by the Board of Directors. This assessment includes consideration of a candidate’s background, skills, personal characteristics and business experience as well as a consideration of Board diversity and Board needs. In selecting a director nominee, the Nominating and Governance Committee focuses on skills, expertise or background that would complement the existing Board, recognizing that the Company’s businesses and operations are diverse and global in nature. Our directors come from diverse backgrounds, with experience as managers and directors of industrial, non-profit and governmental entities. The Nominating and Corporate Governance Committee met five (5) times in 2010.

Corporate Governance Guidelines and Code of Conduct

The Board of Directors has adopted a set of Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee is responsible for overseeing these guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters. The Corporate Governance Guidelines are posted on the Company’s web site at http://ir.igate.com/governance.cfm under the Investor Relations/Corporate Governance section.

The Board of Directors has adopted a Code of Conduct, which serves as the Company’s code of ethics applicable to all employees and to the independent directors with regard to their Company-related activities. The Code of Conduct is posted on the Company’s website at http://ir.igate.com/goverance.cfm under the Investor Relations/Corporate Governance section.

Board Leadership Structure

The Company’s policy as to whether the same person should serve as both the Chief Executive Officer and Chairman is based on the practice that best serves the Company’s needs at any particular time. In April 2008, Mr. Sunil Wadhwani resigned as Chief Executive Officer and Mr. Ashok Trivedi resigned as President and Mr. Phaneesh Murthy was concurrently appointed to serve as our President and Chief Executive Officer. Both Mr. Wadhwani and Mr. Trivedi continue to serve as Co-Chairmen of the Board. The Board believes that its current leadership structure, with Messrs. Wadhwani and Trivedi serving as Co-Chairmen and Mr. Murthy serving as the President and Chief Executive Officer, is appropriate given each of their respective past experiences.

The Role of the Board in Risk Oversight

In its oversight role, the Board of Directors annually reviews the Company’s strategic plan, which addresses, among other things, the risks and opportunities facing the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans each year. The Board has delegated certain risk management responsibility to the Board committees. As part of the responsibilities set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies. In this regard, the Company’s chief financial officer prepares annually a comprehensive risk assessment report and reviews that report with the Audit Committee each year. This report identifies the material business risks (including strategic, operational, financial reporting and compliance risks) for the Company as a whole, as well as for each business unit and corporate common services, and identifies the controls that respond to and mitigate those risks. The Company’s management regularly evaluates these controls, and the chief financial officer periodically reports to the Audit Committee regarding their design and effectiveness. The Audit Committee also receives periodic reports directly from the internal auditors of the Company and updates from the Corporate Secretary on the Company’s corporate governance compliance at each of its meetings. The Nominating and Corporate Governance Committee annually reviews the Company’s corporate governance guidelines and their implementation. Each of these committees regularly report to the full Board.

Communications from Shareholders to the Board of Directors

The Board of Directors recommends that shareholders initiate any communications with the Board of Directors by e-mail or in writing and send them in care of the Corporate Secretary. Shareholders can send communications directly to the Board of Directors by e-mail to corporatesecretary@igate.com, by fax to 510-896-3010, or by mail to Mr. Mukund Srinath, Corporate Secretary, iGATE Corporation, 6528 Kaiser Drive, Fremont, CA 94555. This centralized process will assist the Board of Directors in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific director recipient should be noted in the communication. The Board of Directors has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board of Directors has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

DIRECTOR COMPENSATION

The following table sets forth compensation of the Board of Directors for fiscal year 2010. Mr. Murthy, the Company’s President and Chief Executive Officer, does not receive any additional compensation for his service as a director. Mr. Murthy’s compensation is reported in the Summary Compensation Table, and accordingly Mr. Murthy is not included in the following table. Mr. Nathoo was appointed to the Board of Directors effective February 1, 2011. As the Series B Preferred Stock Director representing Viscaria Limited, Mr. Nathoo is not eligible to receive any compensation in connection with his service as a director pursuant to the terms of the Investor Rights Agreement described below. Accordingly, Mr. Nathoo is not included in the table below.

Name	Fees Earned or Paid in Cash($)	Option Awards($)(2)(3)	All Other Compensation($)(4)	Total($)
J. Gordon Garett	$30,000	$—	$—	$30,000
Göran Lindahl (1)	$30,000	$—	$—	$30,000
Martin McGuinn	$30,000	$—	$—	$30,000
Joseph J. Murin	$30,000	$—	$—	$30,000
W. Roy Dunbar*	$5,000	$1,044,660	$—	$1,049,660
Sunil Wadhwani	$—	$—	$30,169	$30,169
Ashok Trivedi	$—	$—	$29,047	$29,047

*	Mr. Dunbar was appointed as a director on November 3, 2010 and elected to receive his annual fees in cash. Accordingly he was paid cash fees pro-rata for the quarter ending December 2010.

(1)	Mr. Lindahl elected to receive shares of iGATE restricted stock equivalent to $30,000 (payable $7,500 per quarter), with the number of such shares to be issued being valued at $10.00 per share (the closing price prevailing on the date of such election). These shares will be held by the Company as treasury shares and released when Mr. Lindahl’s services with the Company terminate.

(2)	Represents the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. Refer to Note 14 to the Company’s financial statements for the fiscal year ended December 31, 2010, Note 17 to the Company’s financial statements for the fiscal year ended December 31, 2009 and Note 16 to the Company’s financial statements for the fiscal year ended December 31, 2008, for a complete description of assumptions used in calculating these amounts.

(3)	As of December 31, 2010, the aggregate number of option awards outstanding for each director was as follows: 121,500 shares outstanding for Mr. Garrett, 145,947 shares outstanding for Mr. Lindahl, 125,000 shares outstanding for Mr. McGuinn, 105,000 shares outstanding for Mr. Murin and 100,000 shares outstanding for Mr. Dunbar.

(4)	For Messrs. Wadhwani and Trivedi the amounts included in this column consist of perquisites relating to medical benefits and car lease payments.

The current compensation structure of the independent directors was approved by the Compensation Committee on June 24, 2009. Independent director compensation is comprised of: (i) annual cash compensation of $30,000 per annum, payable quarterly in cash or shares of restricted stock or a combination thereof at the discretion of the director; (ii) a one-time grant of 100,000 stock options at fair market value, vesting annually over a period of 5 years (20,000 per year); (iii) a one-time grant of 20,000 stock options at fair market value for the chairman of each committee of the Board, vesting annually over a period of 5 years (4,000 per year); and (iv) a one-time grant of 5,000 stock options at fair market value for committee members, vesting annually over a period of 5 years (1,000 per year). All directors are reimbursed for travel expenses incurred in connection with attending Board and committee meetings.

Messrs. Wadhwani and Trivedi are parties to employment agreements that provide for reimbursement for reasonable travel and other expenses incurred by them in performing their obligations for the Company, maintenance of an office in Pittsburgh or New Delhi, a full time administrative assistant, maintenance of a car, medical benefits and compensation on termination of employment. Apart from the benefits provided under their employment agreements, as amended, Messrs. Wadhwani and Trivedi received no compensation for their service as directors in 2010. All compensation paid to Messrs. Wadhwani and Trivedi under their employment agreements in fiscal year 2010 is reflected in “All Other Compensation” in the table above.

PROPOSAL NO. 2

APPROVE THE REMOVAL OF THE CONVERSION CAP LIMITATION WITH RESPECT TO THE CONVERSION OF OUR 8% SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK AT THE OPTION OF THE HOLDERS INTO SHARES OF OUR COMMON STOCK

General

We are seeking shareholder approval in order to remove the Conversion Cap’s application to the conversion of our newly designated Series B Preferred Stock by and at the option of the holders thereof into shares of our Common Stock. Absent such approval, the Series B Preferred Stock shall only be convertible into, in the aggregate, the number of shares of Common Stock equal to the Conversion Cap (which is described below) and the applicable dividend rate will increase quarterly up to a maximum rate of 17.0% per annum, in each case, until such time as such shareholder approval is received.

Because our Common Stock is listed on the NASDAQ Global Select Market, we are subject to the NASDAQ Listing Rules. NASDAQ Listing Rule 5635(a) requires shareholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. In addition, NASDAQ Listing Rule 5635(b) requires shareholder approval prior to any issuance or potential issuance of securities that will result in a change of control of an applicable listed company. This rule does not specifically define when a change of control is deemed to occur. However, NASDAQ suggests in its guidance that a change of control would occur, subject to certain exceptions, if after a transaction a person or an acquiring entity holds 20% or more of the voting power of the outstanding capital stock of an applicable listed company.

Accordingly, in order to comply with NASDAQ Listing Rules, the Series B Preferred Stock is currently convertible into a number of shares of Common Stock equal to no more than 19.99% of the number of shares of our Common Stock outstanding as of immediately prior to January 10, 2011, when we agreed to issue the Series B Preferred Stock. We refer to this limitation as the Conversion Cap. If our shareholders do not approve the Series B Preferred Proposal, then the holders of the Series B Preferred Stock will not be able to convert their shares of the Series B Preferred Stock into shares of our Common Stock in excess of the Conversion Cap, and will not be able to vote their shares of Series B Preferred Stock in excess of the Conversion Cap. In addition, if our shareholders do not approve the Series B Preferred Proposal by May 5, 2011, then the dividend rate on the Series B Preferred Stock will initially increase by 3.0% to 11.0% and then for so long as the necessary approvals are not received, there will be additional incremental increases to such dividend rate on each successive quarterly dividend reference date, up to a maximum dividend rate of 17.0%.

Furthermore, we agreed in the Securities Purchase Agreement (described below under “ – Background – Series B Preferred Stock Securities Purchase Agreement”) to seek shareholder approval to allow the conversion of the Series B Preferred Stock at the option of the holders thereof into shares of our Common Stock in excess of the Conversion Cap, in compliance with the NASDAQ rules described above, as well as any other approvals required under the rules and regulations of NASDAQ necessitated by the terms of the Series B Preferred Stock. We are therefore also seeking approval of the Series B Preferred Proposal to satisfy our obligations under the Securities Purchase Agreement and to avoid the increases in the dividend rate applicable to the Series B Preferred Stock described herein in the event such approval is not obtained.

The table below sets forth the number of shares of Series B Preferred Stock currently held by Viscaria Limited, the maximum number of shares of Series B Preferred Stock that may be issued to Viscaria Limited (excluding any anti-dilution adjustments) and the number of shares of Common Stock into which such shares of Series B Preferred Stock would be convertible into, depending upon whether shareholders vote to approve Proposal No. 2 to remove the Conversion Cap. Viscaria Limited does not currently hold any shares of our Common Stock.

		Number of shares of Common Stock issuable upon conversion
		If shareholders APPROVE Proposal No. 2 to remove the Conversion Cap		If shareholders do NOT APPROVE Proposal No. 2 to remove the Conversion Cap

Number of shares of Series B Preferred currently issued and outstanding	210,000	10,430,987		10,430,987

Maximum number of shares of Series B Preferred issuable	480,000	38,363,873	[1]	11,239,706	[2]

(1) Pursuant to the Securities Purchase Agreement, we may issue up to 480,000 shares of Series B Preferred Stock to Viscaria Limited to fund the Acquisition, and this figure assumes that all 480,000 shares of Series B Preferred Stock are issued, remain outstanding and accrue dividends through a Settlement Date of April 30, 2017.

(2) This represents 19.99% of our Common Stock outstanding as of January 10, 2011 (without including the Common Stock into which the currently issued shares of Series B Preferred Stock may be converted) and is less than is needed for a full conversion of the Series B Preferred Stock that may be issued.

As shown in the table above, based on our capitalization as of January 10, 2011, and assuming an affirmative vote on this Proposal No. 2, the conversion of all of the shares of Series B Preferred Stock currently held by Viscaria Limited would result in Viscaria Limited owning approximately 10,430,987 shares of Common Stock, or 15.6% of our outstanding Common Stock after giving effect to such conversion (after taking into account the accrual of unpaid dividends through the Record Date). If Viscaria Limited acquires the maximum number of shares of Series B Preferred Stock that we may issue pursuant to the Securities Purchase Agreement, and assuming that such shares are not converted or redeemed prior to the Settlement Date (as defined below) and accrue cumulative dividends (which dividends are added to the liquidation preference and compounded quarterly) at the current rate of 8.0% per annum, Viscaria Limited would own 480,000 shares of Series B Preferred Stock at the Settlement Date, which, assuming an affirmative vote on this Proposal No. 2, would be convertible into approximately 38,363,873 shares of our Common Stock, or 40.6% of our outstanding Common Stock after giving effect to such conversion (after taking into account the accrual of unpaid dividends and assuming a Settlement Date of April 30, 2017). If this Proposal No. 2 is not approved, then the maximum number of shares of Common Stock that the Series B Preferred Stock may be convertible into is 11,239,706 shares of Common Stock, which is the number of shares of our Common Stock representing 19.99% of our Common Stock outstanding as of January 10, 2011 (without including the Common Stock into which the currently issued shares of Series B Preferred Stock may be converted).

Background

The terms of the proposed acquisition of a majority equity interest in Patni Computer Systems Limited, a company incorporated in India under the Indian Companies Act (“Patni”), and the associated financing arrangements and ancillary agreements, including without limitation the Securities Purchase Agreement providing for the sale of the Series B Preferred Stock, the Investor Rights Agreement, the Voting and Standstill Agreement and the Statement setting forth the terms of the Series B Preferred Stock are complex and are only summarized below. Although this proxy statement contains a summary of certain material terms of the such agreements and the Series B Preferred Stock, shareholders can find further information about the proposed acquisition of the majority stake in Patni and the rights of the Series B Preferred Stock in the current reports on Form 8-K we filed with the Securities and Exchange Commission (the “SEC”) on January 12, 2011 and

February 4, 2011 and in the documents filed as exhibits to such reports. For more information about accessing these current reports on Form 8-K and the other information we file with the SEC, see “Where You Can Find More Information” below.

Acquisition of Majority Equity Stake in Patni

On January 10, 2011, our indirect wholly-owned subsidiaries, Pan-Asia iGATE Solutions, a company incorporated under the laws of Mauritius (“iGATE Mauritius”), and iGATE Global Solutions Limited, a company incorporated under the laws of India (“iGATE India”), entered into certain definitive purchase agreements that, together, provide for the acquisition of a majority equity interest in Patni. Under these purchase agreements, we will acquire an aggregate 83.0 million shares (or 60.2% of Patni’s share capital on a fully diluted basis) for Rs. 41,793 million, or approximately US$922 million (representing Rs. 503.50 per share, or US$11.11 per share) from Patni’s founders (who collectively hold 60.1 million shares (or 43.6% of Patni’s share capital on a fully diluted basis)) and from General Atlantic Mauritius Limited, a significant shareholder of Patni (who holds 22.9 million shares, including 20.2 million shares represented by American Depositary Shares (or 16.6.% of Patni’s share capital on a fully diluted basis)).

In light of these purchase agreements, in accordance with applicable Indian laws and regulations, on January 11, 2011 we issued a public announcement regarding our intention to conduct a mandatory open offer and, in accordance with applicable United States securities laws, a tender offer, to the public shareholders of Patni to acquire in the aggregate up to an additional 20% of the fully diluted share capital of Patni. The open offer is expected to commence on April 8, 2011 and is expected to expire on April 27, 2011 at 7:00 a.m., New York City time. This open offer will be conducted in accordance with both Indian law and applicable securities law, rules and regulations of the United States. We refer to the foregoing transactions as the “Acquisition.”

We are financing the Acquisition through a combination of cash-in-hand, debt and equity financing. Accordingly, on January 10, 2011, we entered into the Securities Purchase Agreement with Viscaria Limited providing for the sale of Series B Preferred Stock.

Series B Preferred Stock Securities Purchase Agreement

On January 10, 2011, as contemplated in connection with the Acquisition, we entered into a Securities Purchase Agreement with Viscaria Limited, a company backed by funds advised by Apax Partners LLP, to raise equity financing to pay a portion of the consideration required in connection with the Acquisition. Under the Securities Purchase Agreement, we agreed to sell to Viscaria Limited, in a private placement, 270,000 shares of newly designated Series B Preferred Stock for an aggregate purchase price of $270 million. Viscaria Limited agreed to purchase such shares of Series B Preferred Stock at two separate closings: (i) $210 million of Series B Preferred Stock at the first closing (which occurred on February 1, 2011, the “First Closing”), and (ii) an additional $60 million of Series B Preferred Stock at a second closing (which is expected to occur in the first half of 2011, the “Second Closing”); although if mutually agreed, $30 million of this amount may be issued at an interim closing to meet the obligations of iGATE Mauritius and iGATE India to purchase Patni shares in the mandatory open offer and tender offer being conducted in connection with the Acquisition. In addition, we have the option to sell up to an additional $210 million of Series B Preferred Stock to Viscaria Limited at the Second Closing in the event that a significant number of Patni shares are validly tendered in the mandatory open offer and tender offer processes or we elect not to finance a portion of the Acquisition consideration with a public offering of shares of our Common Stock.

Investor Rights Agreement

On February 1, 2011, as contemplated by the Securities Purchase Agreement and as a condition to the First Closing, we entered into an Investor Rights Agreement with Viscaria Limited pursuant to which, among other things, we agreed, so long as Viscaria Limited and certain holders affiliated with Viscaria Limited maintain at least one-third of Viscaria Limited’s initial equity stake as of the latest closing under the Securities Purchase Agreement, to grant Viscaria Limited certain rights, including the right to designate at least one director to our Board if there are less than ten members of the Board and, subject to applicable law and exchange rules, two directors if there are ten or more members of the Board. Subject to the ownership thresholds described in this paragraph, for so long as there are any shares of Series B Preferred Stock outstanding, such designated directors shall be elected to the Board by the holders of the Series B Preferred Stock only, voting as a separate class.

Current Board Designees

On February 1, 2011, in connection with the First Closing and in accordance with the terms of the Investor Rights Agreement, Viscaria Limited’s nominee, Mr. Salim Nathoo, was appointed to our Board of Directors as a non-executive director. At the same time, Mr. Nathoo was also appointed as a non-executive member of our Board of Directors’ Nominating and Corporate Governance and Compensation Committees. For more information about Mr. Nathoo, see “Series B Preferred Stock Director” above and “Interest of Certain Persons in the Series B Preferred Proposal” and “Interest of Certain Persons in the Articles of Incorporation Proposals” below.

Viscaria Limited also has the right to designate one non-voting observer to attend meetings of our Board of Directors under the Investor Rights Agreement. On February 1, 2011, we authorized Mr. Shashank Singh, Viscaria Limited’s nominee, to attend and to act as a non-voting observer at meetings of our Board of Directors and Board committees.

Preemptive Rights, Right of First Offer, Registration Rights and Consent to Certain Transactions

Pursuant to the Investor Rights Agreement, so long as Viscaria Limited and certain other holders affiliated with Viscaria Limited in the aggregate hold at least one-half of Viscaria Limited’s initial equity investment in the Company, (a) such holders (the “Majority Investor Holders”) shall be entitled to certain (i) preemptive rights and rights of first offer on future equity and/or debt issuances by the Company and (ii) customary registration rights with respect to the Common Stock issuable upon conversion of the Series B Preferred Stock and (b) the consent of the majority of such Majority Investor Holders will be required for (i) certain dividends or payments to other equity interests of the Company or to management or related parties, (ii) subject to certain exceptions, the authorization, issuance, or entrance into any agreement providing for the issuance of any debt or equity securities of the Company or any of its subsidiaries, (iii) certain reclassifications or recapitalizations of securities of the Company or its subsidiaries that would adversely affect the rights of the holders of the Series B Preferred Stock, (iv) certain asset disposals exceeding a specified threshold, (v) certain acquisitions exceeding a specified threshold, (vi) the entrance into certain material transactions involving Patni or the sale of Patni securities, (vii) certain changes in the line of business by the Company or any of its subsidiaries, (viii) the entrance into, amendment, modification or supplementation of certain agreements with related parties of the Company or any wholly-owned subsidiaries of the Company, (ix) the creation, incurrence, guarantee, assumption or issuance by the Company or any of its subsidiaries of certain additional indebtedness, (x) the hiring or termination of our Chief Executive Office or the Chief Financial Officer, (xi) the amendment or rescission of any provision of the certificate of incorporation, articles of incorporation, by-laws or similar organizational documents of the Company or any of its subsidiaries that would directly conflict with the terms and provisions of the Investor Rights Agreement or the Statement, (xii) the voluntary delisting of the Company’s stock from certain trading markets, (xiii) certain increases in the size of the Board, (xiv) the voluntary commencement of certain insolvency events, and (xv) the agreement to any of the foregoing.

Effect of Non-Compliance

Our failure to comply with certain provisions of the Investor Rights Agreement (including requirements relating to Viscaria Limited’s Board nominees, consent rights and registration rights) may result, if not cured, in certain increases to the dividend accrual rate of the Series B Preferred Stock (see “ – Terms of the Series B Preferred Stock – Dividends” on page 20) and, in the event we fail to make any required redemption payment, subject to applicable law and exchange rules, increased representation on the Board, in each case, for the duration of such noncompliance. In addition, in the event we fail to make any required redemption payment, the Majority Investor Holders may also have consent rights with respect to (a) any change of control, (b) any issuance, disposition, acquisition, assumption or incurrence which would otherwise be permitted under clauses (ii), (iv), (vi) or (ix) as described in the paragraph under “Investor Rights Agreement – Preemptive Rights, Rights of First Offer, Registration Rights and Consent to Certain Transactions” above, (c) our and our subsidiaries’ annual budget, and (d) the approval of the employment or termination of any member of our senior management.

Voting and Standstill Agreement

In connection with the signing of the Securities Purchase Agreement, on January 10, 2011, we entered into a Voting and Standstill Agreement (the “Voting and Standstill Agreement”) with Viscaria Limited, Messrs. Sunil Wadhwani and Ashok Trivedi (our co-Founders, co-Chairmen and significant shareholders) and certain entities affiliated with such shareholders. We amended and restated the Voting and Standstill Agreement (the “Amended and Restated Voting and Standstill Agreement”) on February 1, 2011 in connection with the First Closing in order to reflect the final agreement between such shareholders and Viscaria Limited with respect to the matters covered thereby. Pursuant to the Amended and Restated Voting and Standstill Agreement, Messrs. Sunil Wadhwani and Ashok Trivedi and certain entities affiliated with such shareholders have agreed to vote (i) in favor of all approvals necessary to approve the transactions contemplated under the Securities Purchase Agreement, the issuance of the Series B Preferred Stock and certain rights associated with the Series B Preferred Stock and the Investor Rights Agreement, including the matters described in this Series B Preferred Proposal. Further, subject to certain ownership thresholds set forth in the Amended and Restated Voting and Standstill agreement, subsequent to the Annual Meeting (i) Viscaria Limited has agreed to vote in favor of the election of each of Messrs. Sunil Wadhwani and Ashok Trivedi to our Board and (ii) if a vote of the holders of Common Stock is required to elect such nominees (whether due to the full conversion into Common Stock of all outstanding shares of Series B Preferred Stock or otherwise), Messrs. Sunil Wadhwani and Ashok Trivedi and certain entities affiliated with such shareholders agreed to vote in favor of the election of the person(s) nominated by Viscaria Limited to our Board. All such parties have agreed to vote against any action, agreement or transaction not consistent with the foregoing.

Terms of the Series B Preferred Stock

General

Subject to the limitations prescribed by our Second Amended and Restated Certificate of Incorporation, our Board of Directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our shareholders.

The voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and/or restrictions of the Series B Preferred Stock are set forth in the Statement with Respect to Shares of 8% Series B Convertible Participating Preferred Stock of iGATE Corporation filed with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on January 31, 2011 (the “Statement”). Pursuant to the Statement, 480,000 shares of preferred stock were authorized as Series B Preferred Stock of which 210,000 shares were issued and sold to Viscaria Limited at the First Closing under the Securities Purchase Agreement on February 1, 2011, and up to 270,000 shares of Series B Preferred Stock are issuable to Viscaria Limited at the Second Closing as contemplated by the Securities Purchase Agreement.

Dividends

In addition to the right to participate in dividends and other distributions payable on the Common Stock on an as-converted basis, cumulative dividends will accrue on each share of Series B Preferred Stock at a rate of 8% per annum, which dividends will be added to the liquidation preference of such shares and compounded quarterly on each dividend reference date (March 15, June 15, September 15, and December 15), beginning on March 15, 2011 for the 210,000 shares of Series B Preferred Stock issued to Viscaria Limited at the First Closing.

Such dividends will continue to compound and be added to such liquidation preference until the shares of Series B Preferred Stock are converted into shares of Common Stock, are redeemed by us or put to us (including in connection with a change of control), upon a liquidation of the Company, or when the Series B Preferred Stock is otherwise acquired by us.

The dividend rate on the Series B Preferred Stock will increase in the event of any noncompliance under or default with respect to the terms of the Series B Preferred Stock as described below. The Statement and the Investor Rights Agreement provide for an initial increase in the baseline dividend accrual rate of 8% upon the occurrence of an event of noncompliance or default thereunder, and then additional incremental increases on the next successive dividend reference dates for so long as any event of noncompliance or default is continuing, capped at a maximum dividend rate as set forth below.

Non-Compliance Type 1	Non-compliance Type 2

If we:

(i) fail for any reason to make any redemption payment required pursuant to the Statement;

(ii) do not receive the necessary shareholder approvals (such as that contemplated by Proposal 2 (the Series B Preferred Proposal) and Proposal 3 (the Article of Incorporation Proposal)) with respect to the transactions contemplated by the Securities Purchase Agreement by May 5, 2011; or

(iii) breach our obligations to reserve and keep available at all times a sufficient number of shares of our authorized and unissued Common Stock for issuance upon conversion of the Series B Preferred Stock (as contemplated by Proposal 3 (the Article of Incorporation Proposal)), or we breach obligations under the Investor Rights Agreement to obtain consent of holders of a majority of the Series B Preferred Stock prior to undertaking certain actions that would adversely affect the rights of the holders of the Series B Preferred Stock or directly conflict with the terms of the Investor Rights Agreement or Statement.

If there is:

(i) an event of default under the Investor Rights Agreement with respect to the appointment of Viscaria Limited’s nominees to the Board and other related rights, which default is not cured within 30 days;

(ii) an event of default under the Investor Rights Agreement with respect to obtaining the prior written consent of Viscaria Limited for certain actions described above, which default is not cured within 60 days;

(iii) an event of default under the Investor Rights Agreement with respect to certain obligations of the Company related to the registration rights of the holders of the Series B Preferred Stock;

Dividend Rate Increase	Dividend Rate Increase

Upon Initial Non-Compliance: increase by 3.0% to 11.0%.

Next two Dividend Reference Dates: increase by additional 0.25% each (to 11.25% and then to 11.50%).

Next four Dividend Reference Dates: increase by additional 0.50% each (to 12.00%, then to 12.50%, then to 13.00%, and then to 13.50%).

Next four Dividend Reference Dates: increase by additional 0.75% each (to 14.25%, and then to 15.00%, and then to 15.75%, and then to 16.50%).

Next Dividend Reference Date: increase by additional 0.50% to the maximum rate of 17.00%.

Upon Initial Non-Compliance: increase by 1.0% to 9.0%. Each Successive Dividend Reference Date: increase by additional 1.00% each (to maximum rate of 20.00%).

In addition to the dividend rate increases described above, if we fail to make any redemption payment when due, then, subject to applicable law and exchange rules, the holders of a majority of the Series B Preferred Stock may also cause us to increase the size of our Board of Directors and appoint two additional directors to our Board.

Settlement Date

On the date that is six years from the date of the Second Closing of the sale of the Series B Preferred Stock under the Securities Purchase Agreement (the “Settlement Date”), we will either redeem the Series B Preferred Stock for cash pursuant to the holders’ “put right” described below, or such preferred shares will automatically be converted into shares of our Common Stock at the then applicable conversion price. If the maturity of the indebtedness incurred under the debt financing arrangements entered into pursuant to the debt commitment letter executed by the Company in connection with the Acquisition occurs within six months of the Settlement Date, the terms of the Series B Preferred Stock provide that we may extend the Settlement Date (by written notice delivered to the Series B Preferred Stock holders within three months of the latest date of issuance of Series B Preferred Stock under the Securities Purchase Agreement (the “Latest Issuance Date”) to a date that is not later than the earlier of (a) six months after the maturity of such indebtedness and (b) the date that is six months after the original Settlement Date. The Second Closing has not occurred as of the date of this proxy statement.

Liquidation Rights

In the event our Company voluntarily or involuntarily liquidates, dissolves, or winds up, the holders of Series B Preferred Stock will be entitled to receive (prior to any distribution or payment made upon any other equity securities of the Company), for each share of Series B Preferred Stock, a liquidation preference in an amount in cash equal to the greater of (i) an aggregate amount equal to the initial cost of such share of Series B Preferred Stock, plus the accrued value of all cumulative and compounded dividends on such share plus all accrued but unpaid dividends with respect to such share not already reflected in such accrued value (collectively, the “Accrued Value”) and (ii) the per share amount of all property to be distributed in respect of our Common Stock that such holder would be entitled to receive assuming the full conversion of the Series B Preferred Stock.

In the event the assets of our Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of our Company, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock, holders of Series B Preferred Stock will share ratably in any distribution of our assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

Voting Rights

The holders of the Series B Preferred Stock are entitled to vote with the holders of our Common Stock on an as-converted basis, subject to any limitations imposed by any NASDAQ shareholder approval requirements. Thus, until shareholder approval is received, holders of shares of our Series B Preferred Stock may not vote in excess of the Conversion Cap and, prior to the occurrence of the Annual Meeting, may not vote with the holders of our Common Stock at all.

Right to Elect Directors

Subject to certain thresholds related to the ownership of Series B Preferred Stock by Viscaria Limited and certain of its affiliates, the holders of the Series B Preferred Stock are entitled to nominate one or more directors to the Board pursuant to the Investor Rights Agreement and are entitled, voting as a separate class and to the exclusion of all other holders of our capital stock, to elect such nominee(s) to the Board.

Holder “Put” Right; Mandatory Cash Redemption

The holders of the Series B Preferred Stock have the right to require the Company to redeem their shares of Series B Preferred Stock for cash in the following circumstances:

•

Optional Put Right at the Settlement Date. Each holder of the Series B Preferred Stock has the right to require the Company to redeem in cash on the Settlement Date, all (but not less than all) of its then outstanding shares of Series B Preferred Stock at a price per share equal to its Accrued Value.

•

Optional Put Right upon a Change of Control. In the event of a change of control (as defined in the Statement), each holder of the Series B Preferred Stock has the right to require the Company to redeem in cash all (but not less than all) of its then outstanding shares of Series B Preferred Stock. If a change of control occurs prior to the second anniversary of the Latest Issuance Date, then the price per share payable is equal to the greater of (i) two and one half times the initial cost of such share and (ii) the per share amount of all change of control consideration to be distributed in respect of the Common Stock that such holder would be entitled to receive assuming all such shares of Series B Preferred Stock were fully convertible (the “As-Converted Value”). If a change of control occurs on or after the second anniversary of the Latest Issuance Date, then the price per share payable is equal to the greater of (x) the sum of (1) 101% of the Accrued Value and (2) the amount of dividends that would have accrued with respect to such preferred share from the redemption date through the Settlement Date and (y) the As-Converted Value.

•

Mandatory Redemption upon Failure to Complete the Patni Acquisition. If we are not able to complete the Acquisition by October 7, 2011 or the agreements providing for the Acquisition are otherwise terminated, then the Company is unconditionally obligated to redeem, promptly, and in any case within 150 days of such termination, all, but not less than all, outstanding shares of Series B Preferred Stock for cash for $1,000.00 (i.e., the initial cost) per share.

The Company and the holders of Series B Preferred Stock are subject to specific procedures regarding notices and other matters, including with respect to when and how redemption payments are to be made, all as set out in the Statement.

Conversion

The Series B Preferred Stock is convertible into shares of Common Stock at the option of the holder, at the option of the Company, as well as mandatorily, as described below:

•

At the Option of the Holder. At any time after the vote on this Proposal 2 at the Annual Meeting (regardless of the outcome) through the business day prior to the Settlement Date, at the option of the holder, each share of Series B Preferred Stock is convertible into shares of our Common Stock at an initial conversion price of $20.30 per share. In compliance with the rules and regulations of NASDAQ, until approved by the shareholders, the Series B Preferred Stock is subject to the Conversion Cap and, after the date of the Annual Meeting, shall be convertible only into 11,239,706 shares of Common Stock, which is the number of shares of our Common Stock representing 19.99% of our Common Stock outstanding as of January 10, 2011 (without including the Common Stock into which the currently issued shares of Series B Preferred Stock may be converted) unless the Conversion Cap is removed by an affirmative vote of our shareholders on this Proposal No. 2. The conversion price is subject to customary anti-dilution adjustments, as described below under “ – Anti-Dilution Adjustments.”

•

At the Option of the Company. At any time after the date that is 18 months after the Latest Issuance Date, if (i) there is no “Event of Noncompliance” (as defined in the Statement) that has occurred and is continuing, (ii) there is an effective shelf registration statement on file with the SEC providing for the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, and (iii) for any 45 trading days out of the 60 consecutive trading day-period immediately preceding such date, the volume weighted average price of the Common Stock on such trading days equaled or exceeded 205% of the conversion price applicable to the Series B Preferred Stock in effect on each such trading day, then the Company may cause the conversion of all (but not less than all) of the Series B Preferred Stock.

•

Mandatory Conversion. In the event a holder of Series B Preferred Stock does not elect to require the Company to redeem its shares for cash on the Settlement Date, then on the Settlement Date, all such shares of Series B Preferred Stock will automatically be converted into a number of shares of Common Stock based upon the then effective conversion price and Accrued Value of the Series B Preferred Stock.

Priority on Dividends and Redemptions

Subject to certain exceptions, so long as Viscaria Limited and certain other holders affiliated with Viscaria Limited in the aggregate hold at least one-half of Viscaria Limited’s initial Series B Preferred Stock investment, the prior written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock (in either Series B Preferred Stock or Common Stock obtained upon conversion) is required for the Company (or any subsidiary) to redeem, purchase or otherwise acquire directly or indirectly any of its capital stock or to directly or indirectly pay or declare any dividend or make any distribution upon any such capital stock other than dividends permitted by the Investor Rights Agreement.

Anti-Dilution Adjustments

The conversion price of the Series B Preferred Stock is subject to customary anti-dilution adjustments. These anti-dilution adjustments, as described in the Statement, subject to certain exceptions, will apply if:

(i) the Company issues or sells (or is deemed to issue or sell) shares of Common Stock for a consideration per share of Common Stock less than the then prevailing market price of the Common Stock;

(ii) the Company subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, or if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares; or

(iii) the Company undertakes any recapitalization, reorganization, reclassification, consolidation, merger, sale of substantially all of the Company’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

Consequences of Removal of the Conversion Cap

Rights of Viscaria Limited; Registration Rights; Subscription Rights; Board Rights.

If the removal of the Conversion Cap is approved by our shareholders, the rights and privileges associated with the Common Stock issued upon the conversion of the Series B Preferred Stock will be identical to the rights and privileges associated with the Common Stock held by our existing shareholders, including voting rights, except that holders of the Common Stock issued upon conversion of the Series B Preferred Stock will have the registration rights described under “Investor Rights Agreement – Preemptive Rights, Rights of First Offer, Registration Rights and Consent to Certain Transactions” above, and the holders of the Series B Preferred Stock will, for so long as Viscaria Limited and certain of its affiliates hold or are deemed to hold in the aggregate sufficient shares of Common Stock issued upon conversion of shares of Series B Preferred Stock, have the preemptive and first offer rights and the right to designate a Board of Director nominee, each as described above under “Investor Rights Agreement”. In addition, the holders of the Series B Preferred Stock will be able to vote their shares of Series B Preferred Stock on an as-converted basis and will no longer be subject to the Conversion Cap, which currently limits the Series B Preferred Stock to approximately 19.99% of the current voting power of our shareholders.

Dilution

If the removal of the Conversion Cap is approved, the conversion of all of the shares of the Series B Preferred Stock currently held by Viscaria Limited would result in Viscaria Limited owning approximately 10,430,987 shares of Common Stock after taking into account the cumulative dividends accruing on each share of Series B Preferred Stock at a rate of 8% per annum through the Record Date, which dividends are added to the liquidation preference and compounded quarterly (but subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate action having the similar effect with respect to our Common Stock), which would represent approximately 15.6% of the total number of shares of Common Stock outstanding as of the Record Date immediately after giving effect to the conversion of all shares of Series B Preferred Stock then outstanding. As a result, if the removal of the Conversion Cap is approved, our existing Common Stock holders will proportionally incur additional dilution to their voting and economic interests to the extent of Viscaria Limited’s deemed ownership of Common Stock in excess of the Conversion Cap and, upon any conversion of Series B Preferred Stock, will own a smaller percentage of our outstanding Common Stock.

Interest of Certain Persons in the Series B Proposal

Effective upon the First Closing of the sale of the Series B Preferred Stock to Viscaria Limited on February 1, 2011, Mr. Salim Nathoo was appointed to our Board of Directors as a non-executive director pursuant to Viscaria Limited’s right to nominate a director under the Investor Rights Agreement. Because Mr. Nathoo did not join our Board of Directors until after the consummation of the First Closing, he did not participate in his capacity as a director in discussions of, or vote with respect to, matters related to the sale of the Series B Preferred Stock that were approved by our Board of Directors, and Mr. Nathoo abstained from our Board of Directors vote recommending approval by our shareholders of this Proposal No. 2 to remove the Conversion Cap.

Consequences of Not Approving the Removal of the Conversion Cap at this Annual Meeting

If our shareholders do not approve the removal of the Conversion Cap by approving the Series B Preferred Proposal at this Annual Meeting, then the holders of the Series B Preferred Stock will not be able to convert or vote any shares of the Series B Preferred Stock to the extent any attempted conversion or voting would result in the issuance of or the casting of votes in respect of shares of our Common Stock in excess of the Conversion Cap. In addition, if our shareholders do not approve the Series B Preferred Proposal by May 5, 2011, then the dividend rate on the Series B Preferred Stock will initially increase by 3.0% to 11.0% and then for so long as the necessary shareholder approvals are not received, there will be additional incremental increases to such dividend rate on each successive quarterly dividend reference date, capped at a maximum dividend rate of 17.0%.

OTHER THAN THE ABSTENTION DESCRIBED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2

PROPOSAL NOS. 3(A) AND 3(B)—APPROVE THE AMENDMENT AND RESTATEMENT OF OUR

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REFLECT PROPOSED CHANGES

Our Board has adopted resolutions to amend certain provisions of our Second Amended and Restated Articles of Incorporation, determined the advisability of these amendments and has recommended the submission of these amendments for shareholder approval at the Annual Meeting. The proposed article amendments are described below. The full text of the articles, marked to reflect the changes contemplated by Proposal Nos. 3(A) and 3(B), is attached to this proxy statement as Annex A and is incorporated by reference into the below discussion. In addition to the changes proposed pursuant to Proposal Nos. 3(A) and 3(B), the proposed Third Amended and Restated Articles of Incorporation would also make certain other non-material changes to update certain provisions to reflect the terms of our Series B Preferred Stock and to reflect the prior change to our registered office address. These minor changes are also reflected in Annex A hereto. This summary of the proposed amendments is qualified in its entirety by reference to the full text of our Second Amended and Restated Articles of Incorporation, as proposed to be amended and restated.

If Proposal Nos. 3(A) and 3(B) are approved, as soon as practicable after the Annual Meeting, we intend to file the Third Amended and Restated Articles of Incorporation of the Company attached to this proxy statement as Annex A with the Pennsylvania Secretary of the Commonwealth.

Assuming quorum requirements are met, Proposal Nos. 3(A) and 3(B) will be approved upon the affirmative vote of a majority of the Common Stock present in person or by proxy at the Annual Meeting.

Interest of Certain Persons in the Articles of Incorporation Proposals

Effective upon the First Closing of the sale of the Series B Preferred Stock to Viscaria Limited on February 1, 2011, Mr. Salim Nathoo was appointed as a non-executive director to our Board of Directors pursuant to Viscaria Limited’s right to nominate a director under the Investor Rights Agreement. Because Mr. Nathoo did not join our Board of Directors until after the consummation of the First Closing, he did not participate in his capacity as a director in discussions of, or vote with respect to, matters related to the sale of the Series B Preferred Stock that were approved by our Board of Directors, and Mr. Nathoo abstained from our Board of Directors vote recommending approval by our shareholders of the Articles of Incorporation Proposals.

PROPOSAL NO. 3(A)—AMENDMENT TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

General

Proposal No. 3(A), if approved, will provide for the amendment and restatement of our current articles of incorporation to increase the number of shares of Common Stock we are authorized to issue from 100,000,000 shares to 700,000,000 shares and to make certain other administrative and conforming changes.

The Board has determined that the proposed amendment and restatement of our charter is desirable and in the best interests of the shareholders for the reasons described below.

Increase in Authorized Common Stock

The Board has approved, and has recommended to our shareholders, an amendment to increase the number of authorized shares of Common Stock issuable under our articles of incorporation from 100,000,000 shares to 700,000,000. This amendment would, among other things, revise Section 5.1 of our Second Amended and Restated Articles of Incorporation to be amended and restated to read in its entirety as follows:

“5.1 Authorized Shares.

The Corporation is authorized to issue two classes of shares designated Common Stock and Preferred Stock, respectively. The aggregate number of shares that the Corporation shall have authority to issue is:

(a)	700,000,000 shares of Common Stock, $.01 par value;

(b)	1 share of Series A Preferred Stock, without par value;

(c)	480,000 shares of Series B Preferred Stock, without par value; and

(d)	19,519,999 shares of additional Preferred Stock, without par value.”

The following schedule indicates the number of shares of Common Stock outstanding as of the record date and issuable under outstanding options, warrants and convertible securities.

Total Common Stock Authorized:	100,000,000
Less
Shares outstanding	56,695,056
Shares reserved for equity plans	14,702,793
Shares reserved for conversion of issued and outstanding Series B Preferred Stock:	10,430,987
Total Common Stock available:	18,171,164
Total shares of Common Stock needed, assuming remaining 270,000 authorized shares of Series B Preferred Stock are issued and held through the Settlement Date (excluding any anti-dilution adjustments):	27,932,886

The Board believes that the authorization of additional shares of Common Stock is necessary in order to provide flexibility to the Company to pursue strategic objectives. We believe that the increased share authorization will provide us with an ability to: (i) reserve and keep available that number of shares of Common Stock that would be issuable upon the conversion of all outstanding shares of Series B Preferred Stock, as required by the terms of the Series B Preferred Stock; (ii) have sufficient shares to raise funds that may be necessary to further develop our core business; (iii) fund potential acquisitions; (iv) meet current working capital requirements through debt and/or equity financings; (v) reserve sufficient shares pursuant to our stock plan; and (vi) pursue other corporate purposes that may be identified by our Board. Subject to the consent rights of the Series B Preferred Stock holders, our Board will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any future actions. We do not presently have any plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares of Common Stock, except for any issuances of shares of Common Stock that would be issuable upon the conversion of the Series B Preferred Stock, as required by the terms of the Series B Preferred Stock, or any issuances which may be made, from time to time, pursuant to the iGATE Corporation 2006 Stock Incentive Plan or other compensatory arrangements. No further action nor authorization by shareholders would be necessary prior to issuance of the additional shares of Common Stock to be authorized, except as may be required for a particular transaction by our articles of incorporation or by-laws, applicable law or regulatory agencies, any contract or agreement or the rules of any stock exchange on which our Common Stock may then be traded.

Although an increase in the authorized shares of Common Stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction resulting in the acquisition of our Company by another company), the proposed increase in authorized shares is not in response to any effort by any person or group to accumulate our stock or to obtain control of our Company by any means. In addition, this Proposal No. 3(A) is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

OTHER THAN THE ABSTENTION DESCRIBED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3(A)

PROPOSAL NO. 3(B)—AMENDMENT TO INCREASE THE MAXIMUM NUMBER OF DIRECTORS THAT MAY SERVE ON THE BOARD

Section 6.1(a) of our Second Amended and Restated Articles of Incorporation currently states in its entirety as follows: “The Board of Directors shall have such number of members as determined from time to time by the Board of Directors; provided that the number of such members shall in no case be less than three or greater than nine.” Our Board has approved, and recommended for shareholder approval, to amend Section 6.1(a) of the articles to read as follows: “Except as may otherwise be fixed by resolution of the Board of Directors pursuant to the provisions of Article 5.2 hereof relating to the rights of holders of Preferred Stock, the Board of Directors shall have such number of members as determined from time to time by the Board of Directors; provided that the number of such members shall in no case be less than three or greater than fourteen.”

The effect of this amendment would be to provide our Board with the ability to increase the number of directors beyond the nine director maximum currently in place, in the event that this is determined to be in the best interests of the Company. We have no current intentions or understandings to nominate any particular person to increase the size of the Board beyond the nine individuals currently permitted and serving on our Board. However, this proposed amendment would allow our Board to appoint additional qualified directors in the future if it should so choose, without receiving further shareholder approval. The Board believes that the ability to add additional director positions will provide it with the flexibility to identify and recruit key individuals whose industry knowledge and expertise could benefit iGATE by contributing to discussions regarding the strategic direction of the Company and proper corporate actions. Further, as there are currently nine directors serving on our Board, the proposed increase to the maximum number of directors would allow the Board, in its discretion, to add up to five new, valuable members, without requiring the removal of a current member of the Board, who already has valuable knowledge and experience gained through years of service on our Board. Finally, under the terms of our Series B Preferred Stock, in the event that we fail to make any redemption payment when due, then, subject to applicable law and exchange rules, the holders of a majority of the Series B Preferred Stock will have the right to nominate two additional members of the Board for so long as such payment default continues. In this event, the Company is obligated to increase the size of our Board of Directors, or to cause an incumbent director to resign in order to create one or more vacancies on the Board to accommodate the Series B Preferred Stockholders’ rights with respect to such nominations. Accordingly, the approval of this Proposal No. 3(B) would permit us to comply with our obligations under the agreements governing the Series B Preferred Stock, without receiving further shareholder approval or requiring one or more incumbent director(s) to resign (assuming a Board then consisting of nine members), in the event we should fail to make any timely redemption payment under the Series B Preferred Stock.

OTHER THAN THE ABSTENTION DESCRIBED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3(B)

PROPOSAL NO. 4

APPROVAL OF iGATE CORPORATION 2011 ANNUAL INCENTIVE COMPENSATION PLAN

General

The Company’s 2011 Annual Incentive Compensation Plan (the “Plan”) was adopted by the Company’s Board of Directors on March 18, 2011 contingent upon approval by the Company’s shareholders. If approved by the Company’s shareholders, the Plan will be available for awards to officers of the Company, or any subsidiary or affiliate of the Company. The affirmative vote of the shareholders is required for approval of the Plan.

A summary of the Plan is provided below, but the summary is qualified in its entirety by the full text of the Plan, which is set forth as Annex B to this Proxy Statement.

The purpose of the Plan is to provide for an incentive payout opportunity to executive management of the Company and its subsidiaries and affiliates, which may be earned upon the achievement of established performance goals. The Plan will enable the Company to pay compensation as “qualified performance-based compensation” for U.S. Federal tax purposes pursuant to Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The Plan will be administered by the Compensation Committee of the Board or a subcommittee thereof (the “Committee”), consisting of “outside directors” as defined in Section 162(m). The Committee has full authority, in its discretion, to interpret the Plan, to prescribe such rules and procedures as it shall deem to be necessary and advisable for administration of the Plan and to select Plan participants (“Participants”).

Eligibility

Plan participation for a particular calendar year in which the Plan remains in effect (a “Plan Year”) is limited to persons who were officers of the Company or any subsidiary or affiliate thereof as of the first day of a Performance Period (defined under the Plan as the first day of each Plan Year and ending on the last day of such Plan Year) unless such person was hired during a Performance Period. A person hired during the Performance Period may become a Participant, in the discretion of the Committee, for such Performance Period on a pro-rata basis provided such person becomes a Participant not later than 90 days after the beginning of the Performance Period. It is currently expected that approximately 10-15 officers will be eligible to participate in the Plan.

Grant of Awards

Each Participant under the Plan will be granted an incentive award (“Incentive Award”) by the Committee which may be expressed as a percentage of the Participant’s base salary or such other measure prescribed by the Committee and will be contingent upon the achievement of the relevant targets under the applicable performance goals established (as described below) by the Committee (“Performance Targets”). Incentive Awards, performance goals and Performance Targets for a Participant will be established by the Committee within 90 days after the commencement of each Performance Period together with the manner in which the level of achievement of will be calculated, including the weighting, if any, to be assigned if there are multiple targets.

The amount of a Participant’s Incentive Award earned for a Plan Year, if any, will be determined within two and one-half months following the end of the relevant Performance Period and certified in writing prior to payment. Incentive Awards for a Performance Period will be paid on or before March 15th of the year following the end of the relevant Performance Period. Payment will be made in cash or in shares of the Company’s Common Stock from the Company’s 2006 Stock Incentive Plan or any successor plan, as amended from time to time, or any combination thereof, as determined by the Committee in its discretion. The Committee will have no discretion to modify any Incentive Award to increase the amount that would otherwise be due pursuant to the original terms of the initial award.

While the amounts payable under the Plan for 2011 cannot yet be determined as they are based on Company and Participant performance, on January 19, 2011, the Compensation Committee approved, subject to shareholder approval of the Plan, a target Incentive Award of $500,000 for Mr. Murthy for 2011.

Performance Goals

Performance goals must be based upon one or more of the following objective performance measures expressed in either, or a combination of, absolute or relative values or rates of change and on a gross or net basis and relate to the Company or any of its subsidiaries, business units or departments: earnings per share, earnings per share growth, net income, net income growth, revenue growth, revenues, expenses, return on equity, return on total capital, return on assets, earnings (including EBITDA and EBIT), cash flow, operating cash flow, share price, economic value added, gross margin, operating income, market share or total shareholder return, new business, new customers, expense reduction, credit rating(s), strategic plan development and implementation, integration of acquired businesses, succession planning and implementation, new services and products, improvements in productivity, employee satisfaction and retention, customer satisfaction and retention, quality and innovation.

Other Limitations

The Plan provides that the Company may not pay amounts in excess of $3 million to any one Participant under the Plan in any one calendar year.

Termination of Employment

Except in the case of death or disability, a Participant whose employment with the Company and/or all subsidiaries and affiliates of the Company is terminated prior to the payment of an Incentive Award will forfeit all right to such unpaid Incentive Award. If a Participant dies or becomes disabled, within the meaning of Section 409A(a)(2)(C) of the Code, the Participant, or his or her estate, may, in the discretion of the Committee, be entitled to receive a pro-rata Incentive Award for the portion of the Performance Period during which the Participant was employed, provided that the applicable performance goals for such Performance Period are achieved.

Merger or Consolidation

All obligations for amounts earned but not yet paid under the Plan will survive any merger, consolidation or sale of all or substantially all of the Company’s or a subsidiary’s assets to any entity, and will be the liability of the successor to the merger or consolidation or the purchaser of such assets, unless otherwise agreed to by the parties to such transaction.

Tax Withholding

All Incentive Awards will be subject to U.S. Federal income, FICA, and other tax withholding as required by applicable law and, to the extent permitted in the Company’s 2006 Stock Incentive Plan (or any successor plan) as amended from time to time, may be withheld in shares of the Company’s Common Stock otherwise distributable when payment of the Incentive Award is made in the form of shares of Company Common Stock.

Termination of or Change to the Plan

The Company’s Board of Directors will have the right to amend or terminate the Plan at any time, provided that any termination will automatically end all of the outstanding Performance Periods and calculations will be made with respect to achievement of the performance goals for such Performance Periods for the purpose of determining whether any pro-rata Incentive Awards may be payable under the Plan.

Forfeiture

The Committee may determine that an Incentive Award will be forfeited and/or any value received from the award must be repaid to the Company if a Participant engages in conduct that is violative of any agreement with the Company, or engages in fraud or misconduct contributing to any financial restatements or irregularities.

Approval and Ratification of the Plan

Assuming a quorum is established at the Annual Meeting, an affirmative vote of the majority of votes cast by shareholders present in person or by proxy is required to approve and ratify the proposed iGATE Corporation 2011 Annual Incentive Compensation Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5

APPROVAL OF THE PERFORMANCE MEASURES FOR PERFORMANCE-BASED AWARDS UNDER THE iGATE CORPORATION 2006 STOCK INCENTIVE PLAN

The Board recommends for approval to the shareholders the performance measures for performance-based awards under the iGATE Corporation 2006 Stock Incentive Plan (the “2006 Plan”). Our shareholders initially approved the 2006 Plan and the performance measures at our annual meeting of shareholders in 2006. The purpose of asking shareholders to approve the performance measures under the 2006 Plan is so that certain incentive awards granted under the 2006 Plan may qualify as tax-deductible performance-based compensation under Section 162(m), allowing the Company to continue to deduct certain payments made to executive officers of the Company under the U.S. Federal tax laws, as discussed below.

Section 162(m) limits the deductibility of certain executive compensation paid to the Company’s Chief Executive Officer and the three highest compensated officers (other than the Chief Financial Officer), as determined pursuant to the executive compensation disclosure rules under the Exchange Act, to $1,000,000. These officers are referred to below as “covered employees.” An exemption from this limitation (the “Performance Exception”) applies to “performance-based” compensation as defined in the regulations under Section 162(m). One of the requirements under the Performance Exception is shareholder approval of the performance measures pursuant to which the compensation is paid. The regulations under Section 162(m) require that, in order for performance-based awards other than certain option rights and stock appreciation rights to continue to qualify for the Performance Exception, shareholders must approve the material terms of the applicable performance measures every five years if the plan provides for discretion to change targets under the performance measures after shareholder approval of the measures, as the 2006 Plan so provides. The material terms of the performance measures for performance-based awards other than option rights and appreciation rights under the 2006 Plan were last approved in 2006 and are the same as the performance measures submitted for approval at this Annual Meeting. The Board is asking for and recommending shareholder approval of the material terms of the performance measures at this Annual Meeting.

For purposes of Section 162(m), the material terms of the performance measures include (i) the employees eligible to receive compensation under the 2006 Plan, (ii) a description of the business criteria on which the performance measure is based and (iii) the maximum award that can be paid to an employee under the performance measure. Each of these aspects of the 2006 Plan is discussed below.

Description of 2006 Plan

A summary of the 2006 Plan appears below. This summary is qualified in its entirety by reference to the text of the 2006 Plan, a copy of which is attached to this proxy statement as Annex C.

General. The purpose of the 2006 Plan is to encourage and enable the officers, employees, directors and consultants of the Company and its subsidiaries to acquire a proprietary interest in the Company. Directors, officers, employees and consultants of the Company or any subsidiary who are primarily responsible for the continued growth and development and future financial success of the business are eligible to receive awards under the 2006 Plan. It is expected that approximately 1,500 officers, employees and consultants, and 8 directors will be eligible to participate in the 2006 Plan.

The aggregate number of shares of the Company’s Common Stock initially reserved and available for issuance pursuant to awards granted under the 2006 Plan was 14,702,793 shares, subject to proportionate adjustment in the event of stock splits and similar events. No awards may be granted under the Plan subsequent to May 24, 2016.

Administration. Except in the case of awards to directors, the 2006 Plan will be administered by a committee of the Board, consisting of not less than two (2) members of the Board. Each member of the committee must be an “outside director” as defined in Section 162(m) and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. In the case of awards to directors, the 2006 Plan will be administered by the Board.

The committee has full authority, in its discretion, to interpret the Plan and to determine the persons who will receive awards and the number of shares to be covered by each award. In determining the eligibility of individuals, as well as in determining the number of shares to be covered by an award and the type of awards to be made to such individuals, the committee will consider the position and responsibilities of the person being considered, the nature and value to the Company or subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or subsidiary and such other factors as the committee may deem relevant.

Eligibility for Participation. Directors, officers, employees and consultants of the Company or any subsidiary who are primarily responsible for the continued growth and development and future financial success of the business are eligible to receive awards under the 2006 Plan.

In fiscal 2010, there were approximately 1,500 eligible participants in the 2006 Plan, including 1,483 employees, 6 officers, 8 directors and 3 consultants. Currently, there are 114 participants with outstanding stock awards and 469 participants with outstanding stock option awards granted under the 2006 Plan. The Compensation Committee anticipates that a comparable number of individuals will be selected for performance-based awards subject to the achievement of performance goals in the future.

Types of Awards. The types of awards which the committee has authority to grant are (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) performance share awards and (5) other stock awards.

Available Shares. The aggregate number of shares initially reserved and available for issuance pursuant to awards granted under the 2006 Plan was 14,702,793 shares. Currently, 9,110,906 shares remain available for issuance under the 2006 Plan.

Performance Measures. Performance goals shall mean one or more preestablished, objective measures of performance during a specified performance period, selected by the committee in its discretion. Performance goals may be based on one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values: earnings per share, earnings per share growth, net income, net income growth, revenue growth, revenues, expenses, return on equity, return on total capital, return on assets, earnings (including EBITDA and EBIT), cash flow, operating cash flow, share price, economic value added, gross margin, operating income, market share or total shareholder return. Performance goals based on such performance measures may be based either on the performance of the Company, a subsidiary or subsidiaries, any branch, department, business unit or other portion thereof under such measure for the performance period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior performance periods or other measure selected or defined by the committee at the time of making a performance award. The committee may in its discretion also determine to use other objective performance measures as performance goals.

At the time a performance share award is granted, the committee shall set forth in writing (1) the performance goals applicable to the award and the performance period during which the achievement of the performance goals shall be measured, (2) the amount which may be earned by the participant based on the achievement, or the level of achievement, of the performance goals or the formula by which such amount shall be determined and (3) such other terms and conditions applicable to the award as the committee may, in its discretion, determine. The terms so established by the committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any performance goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the participant based on such performance. The committee may retain the discretion to reduce (but not to increase) the amount of a performance share award which will be earned based on the achievement of performance goals.

Following completion of the applicable performance period, and prior to any payment of a performance share award to the participant, the committee shall determine in accordance with the terms of the performance share award and shall certify in writing whether the applicable performance goal or goals were achieved, or the level of such achievement, and the amount, if any, earned by the participant based upon such performance.

Limitations on Awards. The maximum aggregate number of shares of the Company’s Common Stock which shall be available for the grant of stock options to any one individual under the 2006 Plan during any calendar year is limited to 500,000 shares. Also, the maximum aggregate number of shares of the Company’s Common Stock which is available for the grant of stock appreciation rights to any one individual under the 2006 Plan during any calendar year is limited to 500,000 shares. In any one calendar year during a particular performance period, the maximum amount which may be earned by any single participant under performance share awards granted under the 2006 Plan for that calendar year of the performance period shall be limited to 500,000 shares of Common Stock. In the case of multi-year performance periods, the amount which is earned in any one calendar year of the performance period is the amount paid for the performance period divided by the number of calendar years in the period. In applying this limit, the fair market value of any shares of Common Stock earned by a participant shall be measured as of the close of the applicable calendar year which ends the performance period, regardless of the fact that certification by the committee and actual payment to the participant may occur in a subsequent calendar year or years.

Performance share awards granted by the committee under the Plan are intended to qualify for the “performance based compensation” exception from the $1 million cap on deductibility of executive compensation imposed by Section 162(m). Absent additional shareholder approval, no performance share award may be granted under the 2006 Plan subsequent to this Annual Meeting.

Shareholder Approval. Assuming a quorum is established at the Annual Meeting, the affirmative vote of a majority of the votes cast by shareholders present in person or by proxy is required for approval of the performance measures for performance-based awards under the 2006 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 5.

PROPOSAL NO. 6

ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are submitting an advisory “Say on Pay” resolution for shareholder consideration.

As described in the Compensation Discussion and Analysis section that begins on page 41 of this proxy statement, we believe that our executive compensation program is designed to support the Company’s long-term success by achieving the following objectives:

•	Attracting and retaining talented senior executives,

•	Tying executive pay to Company and individual performance,

•	Supporting our annual and long-term business strategies, and

•	Aligning executives’ interests with those of our shareholders.

We urge shareholders to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related tables and narrative that follows it. This information provides detailed information regarding our executive compensation program, policy and processes, as well as the compensation of our named executive officers.

The Board requests that shareholders approve the following advisory resolution at this Annual Meeting:

RESOLVED, that the shareholders of iGATE Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company’s 2011 Annual Meeting of Shareholders.

Because this vote is advisory, it will not be binding upon the Board or the Compensation Committee. However, the Compensation Committee we will take the outcome of the vote into account when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 6

PROPOSAL NO. 7

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act, we are asking shareholders to vote on whether future advisory votes on our named executive officers’ compensation program should occur every year, every two years or every three years.

After careful consideration, the Board believes that submitting the advisory vote on executive compensation on a three year basis is appropriate for the Company and its shareholders at this time. We view the advisory vote on the compensation of our named executive officers as an additional, but not the only, opportunity for our shareholders to communicate with us regarding their views on our executive compensation programs.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to our compensation programs.

Shareholders will be able to specify one of four choices for this proposal on the proxy card: three years, two years, one year or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR “THREE YEARS” AS THE FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 10, 2011 for: (i) each person or entity known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company’s current directors; (iii) each named executive officer listed in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group. As of March 10, 2011, there were 56,695,056 shares of Common Stock outstanding. Except as noted, all persons listed below have sole voting and investment power with respect to their shares of stock, subject to community property laws where applicable. Information with respect to beneficial ownership by 5% shareholders has been based on information filed with the Securities and Exchange Commission pursuant to Section 13(d) or Section 13(g) of the Exchange Act.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares of Common Stock	Percent of Class
Sunil Wadhwani (1)(2)	12,501,675	22.05%
Ashok Trivedi (2)(3)	12,501,675	22.05%
Columbia Wanger Asset Management, LLC (4)	3,327,478	5.87%
Fidelity Management & Research Company (5)	7,064,066	12.46%
Viscaria Limited (6)	10,344,828	15.43%
J. Gordon Garrett (7)	17,500	*
Göran Lindahl (8)	46,947	*
Martin McGuinn (9)	40,000	*
Joseph J. Murin (10)	21,500	*
W. Roy Dunbar	0	*
Salim Nathoo	0	*
Phaneesh Murthy (11)	666,567	1.18%
Sujit Sircar (12)	64,631	*
Jason Trussell	120,782	*
Sean Suresh Narayanan (13)	85,669	*
Srinivas Kandula (14)	55,346
Sambhashiva Hariharan	0	*
All directors and executive officers, as a group (15 persons) (15)	26,133,042	46.09%

*	Less than 1%
(1)	Includes 1,880,124 shares held by two family trusts, for which Mr. Wadhwani is a co-trustee with sole investment power and no voting power over such shares. Also includes 515,000 shares held by a family foundation established by Mr. Wadhwani with shared investment power and sole voting power.
(2)	The address of Messrs. Wadhwani and Trivedi is c/o iGATE Corporation, 1000 Commerce Drive, Pittsburgh, Pennsylvania 15275.
(3)	Includes 1,787,593 shares held by one family trust, for which Mr. Trivedi is a co-trustee with sole investment power and no voting power over such shares.
(4)	The address of Columbia Wanger Asset Management is 227 Monroe Street, Suite 3000, Chicago, IL 60606.
(5)	The address of Fidelity Management & Research Company is 82 Devonshire St, Boston, MA 02109.
(6)

For purposes of computing the percent of class owned by Viscaria Limited, 10,344,828 additional shares of Common Stock (reflecting the number of shares of Common Stock that will be issuable upon conversion of the Series B Preferred Stock currently issued and outstanding) was deemed outstanding. The address of Viscaria Limited is Lemesou, 77, Elia House, P.C. 2121, Nicosia, Cyprus. Beneficial ownership is based upon the as-converted voting power of the Series B Preferred Stock of the Company issued to Viscaria Limited on February 1, 2011, assuming a conversion price of $20.30. Information herein is based upon a Schedule 13D filed on February 11, 2011 filed jointly on behalf of Viscaria Limited and certain entities affiliated with it, including the following entities which are deemed to beneficially own more than 5% of the Common Stock: (i) Apax Europe VII-B, L.P., (ii) Apax Europe VII GP L.P. Inc., (iii) Apax Europe VII GP Co. Limited, (iv) Apax Partners Europe Managers Ltd., and (v) Apax Guernsey (Holdco) PCC Limited.

(7)	Includes 17,500 shares that may be acquired by Mr. Garrett pursuant to the exercise of options.
(8)	Includes 41,947 shares that may be acquired by Mr. Lindahl pursuant to the exercise of options and 5,000 shares already held by Mr. Lindahl.
(9)	Includes 25,000 shares that may be acquired by Mr. McGuinn pursuant to the exercise of options, and 15,000 shares already held by Mr. McGuinn.
(10)	Includes 21,000 shares that may be acquired by Mr. Murin pursuant to the exercise of options and 500 shares were purchased from market on August 10, 2010.
(11)	Includes 302,743 shares that may be acquired by Mr. Murthy pursuant to the exercise of options and 363,824 shares already held by Mr. Murthy.
(12)	Includes 21,816 shares that may be acquired by Mr. Sircar pursuant to the exercise of options.
(13)	Includes 30,591 shares that may be acquired by Mr. Narayanan pursuant to the exercise of options.
(14)	Includes 24,341 shares that may be acquired by Mr. Kandula pursuant to the exercise of options.
(15)	Includes 485,688 shares of Common Stock underlying options that are exercisable on or before March 10, 2011 or within 60 days after such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission. Directors, executive officers and other 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on its review of the copies of such reports and amendments thereto provided to the Company, and written representations and information provided to the Company by the reporting persons, the Company believes that during 2010, all of its directors, executive officers and other 10% shareholders complied with the applicable filing requirements under Section 16(a) on a timely basis, with the following exceptions. For Mr. Idgunji, a Form 3 was inadvertently filed late with respect to his designation as a Section 16 executive officer and one Form 4 relating to a stock option exercise and subsequent disposition was inadvertently filed late. For Mr. Murin, one Form 4 reporting the acquisition of 500 shares was inadvertently filed late. One report on Form 4 for each of Messrs. Kandula, Narayanan and Sircar relating to their dispositions of 2,628, 8,212 and 1,642 shares, respectively, was inadvertently filed late. For Mr. Trussell, two Forms 4 reporting the dispositions of 5,930 and 4,992 shares, respectively, were inadvertently filed late.

EXECUTIVE OFFICERS

The following individuals currently serve as executive officers of iGATE. To the Company’s knowledge, there are no family relationships between any director or executive officer and any other director or executive officer of the Company. Executive officers serve at the discretion of the Company’s Board of Directors. Additionally, executive officers may be elected to the Board of Directors. Mr. Murthy currently serves as a Director.

Phaneesh Murthy, age 47, was appointed as a director of the Company on March 7, 2006 and was promoted to President and Chief Executive Officer of the Company effective April 1, 2008. See “PROPOSAL NO. 1 – ELECTION OF DIRECTORS” for more information regarding Mr. Murthy’s background.

Sujit Sircar, age 42, was appointed the Chief Financial Officer and a member of the Governing Council of iGATE, effective August 21, 2008. Mr. Sircar has served as Senior Vice President – Finance for iGATE Global Solutions (“iGS”) since June 2008. Mr. Sircar joined iGS in April 1998 as Senior Manager – Finance. Mr. Sircar was promoted to the position of Financial Controller in April 2001, and served as Financial Controller until May 2005. In May 2005, he was promoted to the position of Vice President- Finance, and served in that position until June 2008. He was appointed to the board of directors of iGS on January 1, 2010. Mr. Sircar’s professional experience consists of extensive experience in corporate finance, treasury management, domestic and international taxation, and accounting and business laws. He started his career with Wipro Limited, a provider of integrated business, technology, consulting, testing and process solutions and was instrumental in setting up the finance processes for its joint venture with British Telecom. During his five year service with Wipro Limited, he handled various job responsibilities and was the Finance Head for various divisions of the company. Mr. Sircar is a Chartered Accountant by training and is a Fellow Member of the Institute of Chartered Accountants of India. He holds a bachelor’s degree in commerce from the University of West Bengal.

Jason Trussell, age 38, is the Regional Manager and Vice President of iGATE Canada. Mr. Trussell has over 15 years experience working with clients in the financial services, government, telecom and utilities sectors for onshore, nearshore and offshore delivery models. Mr. Trussell joined Quantum Information Resources (which later merged with iGATE) in November 1994 as a Marketing Manager. He was promoted as Group Manager of Sales in 1996, Director of Sales in 1998, Assistant Vice President of Sales in 2005 and Vice President and Regional Manager – Canada in April 2007. Mr. Trussell is a graduate of the University of Toronto’s Rotman School of Management Global Executive MBA program and has a diploma in marketing from St. Lawrence College, Saint-Laurent.

Sean Suresh Narayanan, age 42, is our Chief Delivery Officer, a member of the Governing Council of iGATE and is responsible for the services we deliver to our customers from all of our global locations. Mr. Narayanan has over 19 years experience in IT and management consulting both in the U.S. and India. He joined iGATE in December 2006 as Senior Vice President and was promoted as Chief Delivery Officer in January 2008. He was appointed to the board of directors of iGS on January 1, 2010. Prior to joining iGATE, Mr. Narayanan was Vice President and Global Practice Head of IT Infrastructure Services at Cognizant, a provider of information technology, consulting and business process outsourcing services. Mr. Narayanan joined Cognizant in July 2002 as Director and Chief Operating Officer of its eBusiness practice. He has also previously worked with international management consulting firm Booz-Allen-Hamilton in the U.S., working on IT strategies for both U.S. federal government agencies and commercial firms. Mr. Narayanan is a recognized expert on management and technology, a speaker at various seminars and conferences and has been widely quoted in the international media. Mr. Narayanan has a master’s degree in regional and city planning from the University of Oklahoma and a bachelor’s degree in architecture from the Regional Engineering College, Trichy, India.

Srinivas Kandula, age 47, has served as the Global Head of Human Resources since January 2007. Mr. Kandula previously served at Sasken Communication Technologies Ltd., an embedded communications solutions company, as Director (Human Resources) from December 2004 to December 2006 and prior to that as Chief Corporate Human Resources Manager at Power Grid Corporation, India’s state-owned transmission network provider of electricity from November 1991 to November 2004. He has a doctorate degree in Strategic Human Resource Management from the XLRI School of Business and Human Resources and a master’s degree in Human Resource Management from Andhra University. He has also published over sixty papers and eight books in the area of human resource management, organizational behavior and organization development. He is a member of various human resources professional bodies and an active contributor of professional content and knowledge.

Robert W. Massie, age 52, is the Chief Sales Officer. Mr. Massie joined the Company on January 3, 2011. Prior to joining the Company, Mr. Massie led the Global Industry Sales organizations of the IBM Software Group for nine years. In his last role there, Mr. Massie served as Vice President of IBM’s Information Agenda team, where he was responsible for driving sales of industry-specific solutions that help IBM customers increase their strategic business results through the innovative use of business analytics and information management software. Mr. Massie has particular expertise in the banking and payments segments of Financial Services. Prior to IBM, he spent eight years at Deloitte Consulting in Washington, D.C. where he led the payments technology practice. He has also directed the services and product development organizations for a financial services integration software provider, managed the credit card portfolio for a major trade finance organization, and held several branch banking roles for major U.S. retail banks. Mr. Massie holds a Masters in Business Administration from the University of Maryland in College Park, MD, and earned his Bachelor of Science degree from Washington and Lee University in Lexington, VA.

Prashanth Idgunji, age 45, is the Chief Accounting Officer. Mr. Idgunji joined iGS in February 16, 2009 as Vice President – Finance. His designation was re-designated as Chief Accounting Officer on February 25, 2010, Mr. Idgunji has over 22 years of experience in handling different portfolios in finance, accounts and audit. Prior to joining iGATE, Mr. Idgunji worked with Coca-Cola and Deloitte, Saudi Arabia and two other BIG FOUR audit firms. Mr. Idgunji is a Certified Public Accountant and Certified Internal Auditor from the U.S. and a Chartered Accountant from Institute of Chartered Accountants of India. He holds a bachelor’s degree in commerce from the University of Bangalore, India.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis summarizes the Company’s philosophy and objectives regarding the compensation of its named executive officers, including how the Company determines elements and amounts of executive compensation. The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of named executive officers in fiscal year 2010 and the report of the Compensation Committee of the Board of Directors, which immediately follow below.

Compensation Philosophy

The Compensation Committee has adopted a compensation philosophy with respect to the named executive officers that is intended to align compensation with the Company’s overall business strategy. The Company’s compensation philosophy is also designed to link executive compensation to shareholder value in order to attract, retain and motivate high quality employees capable of maximizing shareholder value. The goals are:

•	To compensate executives in a manner that aligns their interests with the interests of the shareholders;

•	To reward executives for successful long-term strategic management;

•	To recognize outstanding performance; and

•	To attract and retain highly qualified and motivated executives.

The strategy established by the Compensation Committee with respect to executive compensation is to provide a comprehensive compensation package using a combination of base salary, bonus, stock-based awards and perquisites that will allow the Company’s executives to potentially earn compensation amounts in excess of competitive industry compensation; provided that certain subjective and objective performance goals for the Company are achieved.

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 for any given year paid to any named executive officer, except to the extent such excess constitutes performance-based compensation. The Compensation Committee’s policy is to structure compensation arrangements in a manner that will avoid the deduction limitations of Section 162(m), except where it determines that exceeding these limitations is in the best interests of the Company and its shareholders. The Company’s 2006 Plan (as defined above) has been structured so that stock options and performance-based awards granted under the 2006 Plan qualify as “performance-based compensation” and are exempt from the limitations on deduction. However, base salaries, bonuses and non-performance-based awards under the 2006 Plan do not qualify as “performance-based” compensation for purposes of Section 162(m) because the Compensation Committee retains discretion with respect to the amount and structure of these payments. Currently, certain equity awards granted to Mr. Murthy vest based on the achievement of certain pre-established performance measures, as further described below. Further, in August 2009 the Company granted 15,000 shares of restricted stock each to Mr. Sircar and Mr. Narayanan, subject to the Company achieving a cumulative EPS of $0.70 in four consecutive quarters and $1.00 over four consecutive quarters. Of these awards, 7,500 shares each vested to Mr. Sircar and Mr. Narayanan on July 13, 2010 and the remaining 7,500 shares each will vest on December 31, 2011. All other outstanding equity awards granted to the other named executive officers have time-based vesting.

The Compensation Committee and the Governing Council of iGS, our wholly-owned Indian subsidiary through which the majority of the Company’s business is conducted, reviews compensation and benefit plans affecting employees, including our executive officers. The Governing Council and Compensation Committee have determined that the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. The Governing Council and Compensation Committee also determined that the Company’s compensation programs do not encourage excessive risk-taking and instead encourage behaviors that support sustainable value creation. To that end, the full Board considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.

Compensation Committee Roles and Responsibilities

The Compensation Committee is responsible for reviewing and approving matters involving the compensation of non-employee directors and named executive officers of the Company, periodically reviewing management development plans and making recommendations to the full Board on these matters as well as matters involving the 2006 Plan. The Compensation Committee approves the grant of stock options and restricted stock awards to the named executive officers.

It is the responsibility of the Compensation Committee to ensure that the total compensation paid to the named executive officers is fair, reasonable and competitive. The Compensation Committee is composed entirely of independent directors.

Compensation Consultants

The Compensation Committee has retained Hewitt Associates LLC (“Hewitt”) to serve as its consultant for fiscal year 2010. As described above, in connection with their engagement, Hewitt developed, and the Compensation Committee approved on March 30, 2010, a compensation program for our CEO, Mr. Phaneesh Murthy. Hewitt did not provide any advice or recommendations as to the compensation paid to any of our other executive officers.

Key Elements of and Factors Affecting Compensation

The key elements of compensation are: (a) base salaries; (b) annual bonuses; and (c) equity compensation under the 2006 Plan. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and reviews the full compensation package afforded by the Company to its named executive officers, including insurance and other benefits. The Compensation Committee also reviews all contracts and performance-based goals and objectives. The Compensation Committee makes its compensation determinations after conducting an analysis of the compensation of similarly situated executives, general market conditions and individual executive performance. The Company has entered into employment agreements with each of its named executive officers, which establish minimum levels of compensation. These employment agreements cover the key elements of the Company’s executive compensation package and provide for severance and termination benefits. These employment agreements and the Company’s policies with respect to each of the key elements of its executive compensation package are discussed below.

In fiscal year 2009, we benchmarked our named executive officers’ compensation against our peer group. The peer group was comprised of the following companies:

•	Infosys Technologies Ltd.

•	Wipro Ltd.

•	Cognizant Technology Solutions Corp.

•	Syntel Inc.

•	Hexaware Technologies Ltd.

Base Salaries for Executive Officers

The Company provides its executive officers with a base salary to provide them with a minimum guaranteed compensation level for their annual services. An executive officer’s base salary is determined by taking into consideration the region in which the executive officer was located, cost of living, responsibilities of the position held, the individual’s experience and the competitive marketplace for executive talent in these economies. The base salary is intended to be competitive with base salaries paid to executive officers at peer group companies with comparable qualifications, experience and responsibilities. The Compensation Committee believes that the Company’s base salaries are generally still at or below the 50th percentile for companies in our peer group.

Prior to our restructuring in 2008, many of our current executive officers were officers of operating subsidiaries of iGATE and were subject to employment agreements providing elements of compensation substantially similar to those described above.

In setting base salaries for fiscal year 2010, the Compensation Committee considered the following:

•	The responsibilities of the executive officer and how successful he was in carrying out those responsibilities.

•	The industry-wide environment within which those responsibilities were being carried out.

•	Whether the executive officer had received salary increases within the past few years and the amount of any such increases.

•	The salaries of executive officers at peer companies, both in terms of comparable responsibilities and comparable compensation rank within the peer company.

•	The salary increases to be given to other executive officers.

Based on benchmarking, performance, retention and other relevant considerations, the Compensation Committee reviews recommendations and determines appropriate base salary for the Chief Executive Officer and other executive officers. While the Compensation Committee sets the base salary for the Chief Executive Officer, and makes recommendations with respect to each executive officer, the base salaries for all other executive officers are established and reviewed by the Chief Executive Officer.

Annual Bonuses for Executive Officers

In addition to a base salary, each executive officer is eligible for a discretionary performance-based annual bonus. The Company has chosen to include performance-based annual bonuses as a material element in its compensation plan. The annual bonus is designed to motivate individual and team performance in attaining the current year’s performance goals and business objectives. These bonus levels are determined by the Compensation Committee.

Mr. Murthy proposed to the Compensation Committee the revenue and Earnings Per Share (EPS) target for the 2010 fiscal year that would be used to determine the annual bonus for each of the named executive officers, except for Mr. Trussell whose annual bonus determination is based on other discretionary targets.

The weight of each of the components of the performance-based annual cash bonus target for our Chief Executive Officer for fiscal year 2010 was:

•	Achievement of revenue target – 50%

•	Achievement of EPS target – 50%

The weight of the components of the performance-based annual bonus target for Messrs. Sircar, Narayanan and Kandula for fiscal year 2010 was:

•	Achievement of revenue target – 35%

•	Achievement of EPS target – 35%

•	Achievement of other targets – 30%

For Mr. Trussell, the other discretionary performance targets required the achievement of certain revenue targets from our largest customer (Royal Bank of Canada).

The maximum amount of performance-based annual bonus a named executive officer can earn is 200% of the target bonus amount, and for performance below the threshold level, no bonus will be paid for a particular component. Annual bonus payouts are prorated in the event that actual performance achieved is between threshold, target and maximum levels. Based on the Company’s 2010 corporate performance, the Compensation Committee approved the following annual bonus payments to Mr. Murthy and Mr. Sircar and our Chief Executive Officer approved the following bonuses for our other executive officers.

Name	2010 Bonus
Phaneesh Murthy	$540,000
Sujit Sircar	$102,168
Jason Trussell	$103,670
Sean Suresh Narayanan	$153,602
Srinivas Kandula	$97,119
Sambhashiva Hariharan	$94,100

The current executive officers are also officers of operating subsidiaries of iGATE and are subject to employment agreements providing elements of compensation substantially similar to those described above. The performance targets under these agreements (except for the Chief Executive Officer’s) were determined by Mr. Murthy.

Stock Incentive Plan

The Company’s long-term incentives are in the form of stock options, stock appreciation rights, restricted or unrestricted stock awards and performance share awards under the 2006 Plan. As of December 31, 2010, there were 9.1 million shares of Common Stock available for issuance under the 2006 Plan.

The objective of awards under the 2006 Plan is to advance the long-term interests of the Company and its shareholders and provide incentives tied to annual performance. These awards reward executives for the creation of shareholder value and attainment of long-term earnings goals. Stock incentive awards under the 2006 Plan produce value to participants only if the price of the Company’s stock appreciates or other specific performance goals are met, thereby directly linking the interests of plan participants with those of our shareholders.

Most of the awards granted to the named executive officers are linked to the number of years of their service in the organization. Factors the Compensation Committee considers in determining the size and types of awards to executive officers include the number of stock options and awards that each of our executive officers had previously been awarded, the estimated value of outstanding options and awards, and the salary, role, responsibility and performance level of such officers. The Compensation Committee also considers the awards and options granted to executive officers in similar positions within the industry, and the responsibility and business impact of the officer’s position.

The Compensation Committee grants performance share awards in the first quarter of each year. Performance share awards are then earned based on the Company’s three-year EPS growth relative to select peer companies, ending on December 31 of the applicable year. It is anticipated that grants will be made annually, resulting in overlapping three-year performance cycles. Vesting of performance share awards, assuming targets are met, occurs on the first business day of January in the year following the end of the applicable performance period.

In fiscal 2010, we did not make any grants of performance shares to any named executive officers other than Mr. Murthy.

Equity Awards to Mr. Murthy

On March 30, 2010, the Compensation Committee approved certain long-term incentive opportunities for Mr. Murthy consisting of stock options and performance shares, to be paid under the shareholder-approved 2006 Plan. The Compensation Committee intends that the relative mix of grants of stock options and performance shares pursuant to this long-term incentive program to be 25%/75%, respectively.

Pursuant to the long-term incentive program, on March 30, 2010, the Compensation Committee approved a grant to Mr. Murthy of 44,238 stock options. The exercise price for these stock options is $9.80, the closing price of the Company’s Common Stock on the date of grant. The options vest quarterly over four years at a rate of 25% per year, commencing on March 30, 2011.

On March 30, 2010, the Compensation Committee also approved a grant to Mr. Murthy of 108,822 performance shares covering the performance period of January 1, 2010 through December 31, 2012, in accordance with the terms described above. For this award, the Compensation Committee approved a performance/payout scale that ranges based on the Company’s three-year EPS growth relative to select peer companies. The Compensation Committee also approved on March 30, 2010 a separate “phase-in” grant of 72,911 performance shares to Mr. Murthy covering the period of January 1, 2010 through December 31, 2010. The intent of the phase-in grant was to bridge the gap and spread the opportunity over the initial three-year period, thus avoiding a full three-year gap in pay opportunity. Based on the Company’s 2010 performance, the maximum payout was achieved under the “phase-in” performance shares and 145,822 shares vested to Mr. Murthy on March 1, 2011.

For purposes of determining relative EPS growth for payouts under these performance share awards, the following peer group was selected:

Cognizant Technologies Solutions Corp.	Mindtree Ltd.
Exlservice Holdings Inc.	Syntel Inc.
Genpact Ltd.	Tata Consultancy Services Ltd.
HCL Technologies Ltd.	Wipro Ltd.
Hexaware Technologies Ltd.	WNS (Holdings) Ltd.
Infosys Technologies Ltd.

Equity Awards to Mr. Sircar

The Compensation Committee approved a grant of 75,000 stock options to Mr. Sircar on April 14, 2010. The options vest quarterly over four years at a rate of 25% per year, commencing on April 14, 2011. The exercise price for these stock options is $11.67, the closing price of the Company’s Common Stock on the date of grant. No new stock awards were granted to Mr. Sircar in 2010.

Equity Awards to Mr. Trussell

On January 20, 2010, the Company granted 15,000 shares of restricted stock to Mr. Trussell, which will vest equally on January 20, 2012 and January 20, 2014.

Equity Awards to Mr. Narayanan

The Compensation Committee approved a grant of 100,000 stock options to Mr. Narayanan on April 14, 2010. The exercise price for these stock options is $11.67, the closing price of the Company’s Common Stock on the date of grant. The options vest quarterly over four years at a rate of 25% per year, commencing on April 14, 2011. No new stock awards were granted to Mr. Narayanan in 2010.

Equity Awards to Mr. Kandula

The Compensation Committee approved a grant of 75,000 stock options to Mr. Kandula on April 14, 2010. The exercise price for these stock options is $11.67, the closing price of the Company’s Common Stock on the date of grant. The options vest quarterly over four years at a rate of 25% per year, commencing on April 14, 2011. No new stock awards were granted to Mr. Kandula in 2010.

Equity Awards to Mr. Hariharan

No new stock awards were granted to Mr. Hariharan in 2010.

Employment Agreements

Mr. Murthy and iGS were parties to an employment agreement dated as of August 22, 2003, which provided Mr. Murthy with a base salary of $300,000, which was increased to $400,000 in 2005, $450,000 in 2006 and $500,000 in 2007. Mr. Murthy and iGS signed an amended employment agreement on April 18, 2008. Under this agreement, Mr. Murthy’s period of appointment as Chief Executive Officer and Managing Director of iGS was extended for a further term of five years. Mr. Murthy’s annual base salary was initially fixed at $500,000 per annum with such subsequent increases to be determined by the board of directors of iGS from time to time subject to a limit of an annual base salary of $750,000 per annum, subject to review by the Company’s Compensation Committee and the Board of Directors. The agreement provided for an annual performance-based incentive of $200,000 per annum and such increases as the board of iGS may decide from time to time subject to a limit of $600,000 per annum, subject to review by the Company’s Compensation Committee and the Board of Directors. Mr. Murthy was also eligible for such other benefits as the Company may introduce from time to time. The agreement also provided Mr. Murthy with a Company leased car, grant of stock options and six months severance in the event of termination other than for cause.

Mr. Murthy resigned as Managing Director and CEO of iGS effective December 31, 2009, but retained his position as a director of iGS. Mr. Murthy has entered into an employment agreement dated January 1, 2010 with iGATE Technologies Inc., a subsidiary of iGATE, on the same terms of employment as he had with iGS. The terms of remuneration of Mr. Murthy were amended by the Compensation Committee of the Board in the meeting held on January 19, 2011. The Compensation Committee and Board of Directors of the Company approved an increase in his annual base salary from $530,000 to $1.0 million, and an annual performance-based bonus opportunity of $500,000. The increase in salary is effective retroactively to January 1, 2011, and the change to Mr. Murthy’s annual performance-based bonus opportunity is effective beginning with his bonus to be awarded for 2011. On March 17, 2011, the Compensation Committee determined that the actual annual bonus payable to Mr. Murthy for 2011 will be based on the Company’s achievement of certain revenue and earnings per share (“EPS”) targets as well as the successful integration of Patni Computer Systems Ltd. (“Patni”). A weighting of 25% each will be allocated to the revenue and EPS performance measures and the remaining 50% will be allocated to the performance measure relating to Patni integration. The actual annual bonus payout under the revenue and EPS performance measures may range from 0% to 200% of target based on the Company’s actual 2011 performance against goals.

On January 21, 2009, iGS and Mr. Sircar entered into an amended employment agreement which increased the salary of Mr. Sircar in order to align Mr. Sircar’s compensation with similarly situated chief financial officers of certain peer group companies. Mr. Sircar’s base salary was increased to Rs. 4,800,000 per annum and he is eligible for an annual performance-based cash award of up to Rs. 1,600,000 per annum, with performance targets to be set by Mr. Murthy, effective as of January 1, 2009. Either Mr. Sircar or the Company may terminate his employment upon three months’ notice. In the event that three months’ notice of such termination is not given by the Company, Mr. Sircar is entitled to three months of salary upon termination of employment. Mr. Sircar is also eligible to participate in the 2006 Plan. On January 1, 2010, Mr. Sircar was appointed to the board of iGS as a wholetime director on the same terms as described above for a period of 5 years except that his base salary is limited to Rs. 7,200,000 per annum and his annual performance-based incentive is limited to Rs. 2,900,000 per annum. On January 19, 2011, iGS and Mr. Sircar entered into an amended employment agreement, the terms of which were approved by the shareholders of iGS on February 14, 2011, increasing his annual performance-based incentive opportunity to Rs. 4,684,852 per annum.

Mr. Trussell and iGS are parties to an employment agreement dated November 1, 1996. Mr. Trussell’s employment agreement is with Quintant Information Resources, which subsequently merged with iGATE. His present annual base salary is Canadian Dollars (CAD) 161,313 and his annual variable compensation is CAD 96,788. Mr. Trussell is also eligible for such other benefits as the Company may introduce to its employees from time to time. Either Mr. Trussell or the Company may terminate his employment upon three months’ notice. Mr. Trussell is also eligible to participate in the 2006 Plan.

Mr. Narayanan and iGS are parties to an employment agreement dated December 1, 2006. On January 21, 2009, iGS and Mr. Narayanan entered into an amended employment agreement, increasing the salary of Mr. Narayanan in order to align Mr. Narayanan’s compensation with similarly situated chief delivery officers of certain peer group companies. Under the amended employment agreement, Mr. Narayanan’s base salary was increased to Rs. 5,700,000 per annum and he is eligible for an annual performance-based cash award of up to Rs. 2,850,000 per annum, with performance targets to be set by Mr. Murthy, effective as of January 1, 2009. Either Mr. Narayanan or the Company may terminate his employment upon three months’ notice. In the event that three months’ notice of such termination is not given by the Company, Mr. Narayanan is entitled to three months of salary upon termination of employment. Mr. Narayanan is also eligible to participate in the 2006 Plan. On January 1, 2010, Mr. Narayanan was appointed on the board of iGS as a wholetime director on the same terms as described above for a period of 5 years, except that his base salary is limited to Rs. 8,550,000 per annum and his annual performance-based incentive is limited to Rs. 5,165,000 per annum. On January 19, 2011, iGS and Mr. Narayanan entered into an amended employment agreement, the terms of which were approved by the shareholders of iGS on February 14, 2011, increasing his annual performance-based incentive opportunity to Rs. 7,043,272 per annum.

Mr. Kandula and iGS are parties to an employment agreement dated January 8, 2007. On January 28, 2009, iGS and Mr. Kandula entered into an amended employment agreement, increasing the salary of Mr. Kandula in order to align Mr. Kandula’s compensation with similarly situated Head of Human Resources officers of certain peer group companies. Under the amended employment agreement, Mr. Kandula’s base salary was increased to Rs. 4,800,000 per annum and he is eligible for an annual performance-based incentive opportunity of up to Rs. 1,600,000 per annum, with performance targets to be set by Mr. Murthy, effective as of January 1, 2009. Either Mr. Kandula or the Company may terminate his employment upon three months’ notice. In the event that three months’ notice of such termination is not given by the Company, Mr. Kandula is entitled to three months of salary upon termination of employment. Mr. Kandula is also eligible to participate in the 2006 Plan. On April 27, 2010, Mr. Kandula’s base salary was increased to Rs. 5,856,065 per annum and an annual performance-based incentive opportunity of Rs. 2,342,426 per annum.

Change of Control/Severance Benefits

As discussed above, each of the named executive officers has an employment agreement. Pursuant to these agreements, each executive’s employment may be terminated by the Company upon death, disability or for cause, and by the executive for “good reason” (generally defined as a material modification of duties, title or direct reports, or a material reduction in compensation and benefits). If an executive’s employment is terminated due to death or disability, by the Company with cause or by the executive without good reason, the executive is entitled to payment of base salary through the date of death, disability or termination of employment. In addition, outstanding stock options and restricted stock awards or other awards issued pursuant to the 2006 Plan may under certain circumstances vest upon a “change of control” of the Company.

Pursuant to their employment agreements, as amended, upon termination for any reason, our co-chairmen are entitled to any and all amounts and benefits that have accrued and are payable under their employment agreements prior to the date of termination.

The estimated payments to be made by the Company to the named executive officers in the event of severance or upon a change of control that triggers acceleration are set forth in the Table entitled “Potential Payments Upon Termination or Change in Control” on page 54 of this proxy statement.

Other Considerations

Retirement Benefits

Each of the named executive officers is entitled to participate in the Company’s tax-qualified defined contribution 401(k) plan on the same basis as all other eligible employees. Under the terms of the 401(k) plan, as prescribed by the Code, the 401(k) contribution of any participating employee is limited to a maximum percentage of annual pay or a maximum dollar amount ($16,500 for 2010, subject to a $5,000 increase for participants who are age 50 or older).

Perquisites

The Company does not have a formal program providing perquisites to its executive officers. The perquisites received by the named executive officers are set forth in Note 3 of the Summary Compensation Table.

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or under the Exchange Act, that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by the Company under those statutes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company management. Based on this review and discussion, the Compensation Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Martin McGuinn, Chairman

J. Gordon Garrett

Göran Lindahl

W. Roy Dunbar

Salim Nathoo

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the annual and long-term compensation of the individuals who were serving as named executive officers of the Company as of December 31, 2010 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	All Other Compensation (3)(4)	Total Compensation
PHANEESH MURTHY (5)	2010	$530,000	$540,000	$1,780,983	$227,463	$58,858	$3,137,304
President and Chief Executive Officer	2009	$500,000	$288,300	$—	$—	$58,517	$846,817
	2008	$500,000	$301,385	$65,675	$295,719	$2,450,875	$3,613,654

SUJIT SIRCAR (6)	2010	$102,071	$102,168	$—	$446,708	$1,583	$652,530
Chief Financial Officer	2009	$75,737	$43,403	$111,450	$—	$2,065	$232,655
	2008	$54,672	$17,143	$316,362	$11,850	$17,261	$417,288

JASON TRUSSELL (6)	2010	$169,664	$103,670	$152,400	$—	$11,887	$437,621
Regional Manager and Vice President	2009	$153,050	$96,629	$—	$—	$9,895	$259,574
for iGATE – Canada	2008	$159,245	$80,982	$893,509	$1,785	$—	$1,135,521

SEAN SURESH NARAYANAN (6)	2010	$121,759	$153,602	$—	$600,970	$7,130	$883,461
Chief Delivery Officer	2009	$94,163	$77,311	$185,490	$—	$6,095	$363,059

SRINIVAS KANDULA (6)	2010	$109,084	$97,119	$—	$446,708	$5,163	$658,074
Global Head of Human Resources

SAMBHASHIVA HARIHARAN	2010	$300,000	$94,100	$—	$—	$10,345	$404,445
Former Head of Sales and Marketing	2009	$300,000	$30,000	$—	$—	$3,161	$333,161
	2008	$300,000	$107,353	$43,801	$6	$—	$451,160

(1)	Bonus represents the amount earned in respective years.

(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Refer to Note 14 to the Company’s financial statements for the fiscal year ended December 31, 2010, Note 17 to the Company’s financial statements for the fiscal year ended December 31, 2009 and Note 16 to the Company’s financial statements for the fiscal year ended December 31, 2008, for a complete description of assumptions used in calculating these amounts. For Mr. Murthy, this column includes the value of performance-based restricted stock granted in 2010 based on the probable outcome of the performance conditions as of the grant date. The maximum value of the performance-based restricted stock units assuming the highest level of performance conditions is $3,561,967.

(3)	In accordance with the rules of the Securities and Exchange Commission, compensation in the form of perquisites and other personal benefits has been omitted when the total value of all such perquisites and other personal benefits constituted less than $10,000.

(4)	During 2010, the Company leased an automobile for Mr. Murthy. The cost to the Company for the automobile leased was $20,424 for fiscal year 2010. Mr. Murthy also received $38,434 in consideration for accrued leave.

The total amount disclosed in this column for Messrs. Sircar, Hariharan, Trussell, Narayanan and Kandula represents consideration for accrued leave during the year 2010.

During 2008, pursuant to the delisting of iGS from the Bombay Stock Exchange Limited, the National Stock Exchange of India Limited and the Bangalore Stock Exchange Limited, Messrs. Murthy and Sircar surrendered their vested options in iGS for consideration and received $2,392,957 and $16,742, respectively.

(5)	No compensation was paid to Mr. Murthy in 2008, 2009 or 2010 for his services as a director of the Company in those years.

(6)	Amounts shown in the “Salary,” “Bonus” and “All Other Compensation” columns for Messrs. Sircar, Narayanan and Kandula have been converted from Indian Rupees to U.S. dollars using the average currency conversion rate for each respective period. The average conversion rate for Indian Rupees to U.S. Dollars for 2010 is 45.854. Amounts shown in the “Salary,” “Bonus” and “All Other Compensation” columns for Mr. Trussell have been converted from Canadian Dollars to U.S. dollars using the average currency conversion rate for each respective period. The average conversion rate for Canadian Dollars to U.S. Dollars for 2010 is 0.967693.

GRANTS OF PLAN-BASED AWARDS

	Grant Date	Estimated Future Payouts Under Non Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Options Awards $
Name		Threshold $	Target $	Maximum $	Threshold (#)	Target (#)		Maximum (#)
Phaneesh Murthy	3/30/2010	—	—	—	—	—		—		—	44,238	$9.80	$9.80	$227,463
	3/30/2010	—	—	—	—	72,911	(3)	145,822	(3)	—	—	$—	$9.80	$714,528
	3/30/2010	—	—	—	—	108,822	(4)	217,644	(4)	—	—	$—	$9.80	$1,066,456

Sujit Sircar	4/14/2010	—	—	—	—	—		—		—	75,000	$11.67	$11.67	$446,708
Jason A Trussell	1/20/2010	—	—	—	—	—		—		15,000	—	$—	$10.16	$152,400
Sean Suresh Narayanan	4/14/2010	—	—	—	—	—		—		—	100,000	$11.67	$11.67	$600,970
Srinivas Kandula	4/14/2010	—	—	—	—	—		—		—	75,000	$11.67	$11.67	$446,708
Sambhashiva Hariharan*	—	—	—	—	—	—		—		—	—	$—	$—	$—

*	No awards were granted to Mr. Hariharan during the fiscal year 2010.
(1)	The Compensation Committee determines non-equity bonus payments on an annual basis and such bonus payments are fully earned each year. Given the Compensation Committee’s current and past practice and current restructuring of management, an estimate of threshold, target and maximum future non-equity payouts would be speculative.
(2)	Represents target and maximum amounts that were targeted to be paid for performance under the compensation program for Mr. Murthy, which the Compensation Committee approved on March 30, 2010. There was no threshold payout under this program for 2010.
(3)	Represents performance-based restricted stock granted to Mr. Murthy on March 30, 2010 covering the period of January 1, 2010 through December 31, 2010. For this award, the Compensation Committee approved a performance/payout scale that ranges based on the Company’s one-year EPS growth relative to select peer companies. Based on the Company’s 2010 performance, the maximum payout under this award was achieved and 145,822 shares vested on March 1, 2011.
(4)	Represents performance-based restricted stock granted to Mr. Murthy on March 30, 2010 covering the period of January 1, 2010 through December 31, 2012. For this award, the Compensation Committee approved a performance/payout scale that ranges based on the Company’s three-year EPS growth relative to select peer companies.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Phaneesh Murthy	180,300	180,300		$0.08	11/09/2013
	11,383	11,383		$0.01	11/09/2013
	100,000			$6.12	10/16/2018
		44,238		$9.80	03/20/2020
						224,258	$4,420,126

Sujit Sircar	2,884			$0.08	09/06/2012
	182			$0.01	09/06/2012
		2,404		$0.08	08/25/2013
		7,513		$0.08	11/09/2013
		474		$0.01	11/09/2013
		152		$0.01	08/25/2013
		75,000		$11.67	04/14/2020
						32,815	$646,784

Jason Trussell		721		$0.01	11/09/2013
		142		$0.01	08/25/2013
		11,419		$0.08	11/09/2013
		2,254		$0.08	08/25/2013
						120,782	$2,380,613

Sean Suresh Narayanan		474		$0.01	11/09/2013
		7,513		$0.08	11/09/2013
	2,629	2,630		$8.64	01/09/2017
	166	166		$0.01	01/09/2017
		100,000		$11.67	04/14/2020
						61,078	$1,203,847

Srinivas Kandula		18,030		$0.08	11/09/2013
	2,629	2,630		$8.64	01/09/2017
	166	166		$0.01	01/09/2017
		75,000		$11.67	04/14/2020
		1,138		$0.01	11/09/2013
						31,005	$611,109

Sambhashiva Hariharan	15,000			$9.14	03/16/2011
	948			$0.01	03/16/2011

(1)	All outstanding options in this column have been fully earned and are fully exercisable.

(2)	For Mr. Murthy, 180,300 stock options will vest on October 9, 2011, 11,383 stock options will vest on October 9, 2011, 11,060 will vest on March 30, 2011 and 33,178 stock options will vest equally over a period of twelve quarters starting from June 30, 2011.

For Mr. Sircar, 2,404 stock options will vest on July 25, 2011, 7,513 stock options will vest on October 9, 2011, 474 stock options will vest on October 9, 2011, 152 stock options will vest on July 25, 2011, 18,750 stock options will vest on April 14, 2011 and 56,250 stock options will vest equally over a period of twelve quarters starting from July 14, 2011

For Mr. Trussell, 721 stock options will vest on October 9, 2011, 142 stock options will vest on July 25, 2011, 11,419 stock options will vest on October 9, 2011 and 2,254 stock options will vest on July 25, 2011.

For Mr. Narayanan, 474 stock options will vest on October 9, 2011, 7,513 stock options will vest on October 9, 2011, 2,630 stock options vested on January 9, 2011, 166 stock options vested on January 8, 2011, 25,000 stock options will vest on April 14, 2011 and 75,000 stock options will vest equally over a period of twelve quarters starting from July 14, 2011.

For Mr. Kandula, 18,030 stock options will vest on October 9, 2011, 1,138 stock options will vest on October 9, 2011, 2,630 stock options vested on January 9, 2011, 166 stock options vested on January 8, 2011, 18,750 stock options will vest on April 14, 2011 and 56,250 stock options will vest equally over a period of twelve quarters starting from July 14, 2011.

(3)	All unexercised options terminate on the earlier of the option expiration date or the date that the option holder ceases to be an employee of the Company (whether employment is terminated voluntarily or involuntarily for cause or otherwise). However, options will remain exercisable for a period of ninety (90) days following an employee’s termination. Mr. Hariharan resigned effective December 17, 2010. At the time of his resignation, 15,948 options were vested. As per the terms of the 2006 Plan, all his unvested options were cancelled on December 17, 2010.

(4)	For Mr. Murthy, the amount includes the following: (i) 42,525 restricted shares that will vest on April 30, 2011; (ii) 108,822 performance-based restricted shares granted to Mr. Murthy on March 30, 2010, for which the performance period commences on January 1, 2010 and ends on December 31, 2012; and (iii) 72,911 performance-based restricted shares granted to Mr. Murthy on March 30, 2010, for which the performance period commenced on January 1, 2010 and ended on December 31, 2010. With respect to the 72,911 performance shares, based on the Company’s 2010 performance relative to select peer companies, the maximum payout under this award was achieved and 145,822 shares vested on March 1, 2011.

For Mr. Sircar, restricted shares will vest as follows: 2,000 shares will vest on April 17, 2012, 315 shares will vest on April 17, 2012, 20,000 shares will vest on October 16, 2012; 7,500 shares will vest on December 31, 2011 subject to the Company achieving an EPS of $0.70 in four consecutive quarters and $1.00 over four consecutive quarters; and 3,000 shares will vest on April 17, 2012.

For Mr. Trussell, 87,500 restricted shares will vest over a period of five years; 12,000 restricted shares will vest on April 17, 2012; and 6,282 restricted shares will vest as follows: 1,105 shares on March 15, 2011, 1,578 shares on March 15, 2012, 757 shares on April 17, 2012, 1,421 shares on March 15, 2013, 947 shares on March 15, 2014, and 474 shares on March 15, 2015; 15,000 restricted shares will vest equally on January 20, 2012 and January 20, 2014.

For Mr. Narayanan, 26,578 restricted shares will vest on April 17, 2012; 15,000 restricted shares vest on October 16, 2012; 12,000 restricted shares vest equally on January 21, 2011 and January 21, 2013; and 7,500 restricted shares will vest on December 31, 2011 subject to the Company achieving an EPS of $0.70 in four consecutive quarters and $1.00 over four consecutive quarters.

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning aggregate exercises of vested stock options and the vesting of stock awards, including restricted stock, restricted stock units and similar instruments, during 2010 for each Named Executive Officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Phaneesh Murthy	—	$—	42,525	$526,885
Sujit Sircar	—	$—	32,815	$540,549
Jason Trussell	7,375	$127,652	23,388	$257,544
Sean Suresh Narayanan	37,312	$327,386	49,078	$702,629
Srinivas Kandula	37,312	$321,823	31,005	$486,115
Sambhashiva Hariharan	—	$—	21,263	$387,624

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the potential incremental payments and benefits that the Named Executive Officers would be entitled to receive upon termination of employment under their respective agreements, with the exception of Mr. Hariharan, who resigned as of December 17, 2010. The amounts shown in the table are based on an assumed termination as of December 31, 2010, exclude payments and benefits that are provided on a non-discriminatory basis to our employees generally upon termination of employment, and represent estimates of the incremental amounts that would be paid to each executive upon his termination based on 2010 base salary and our current premium costs for their medical and welfare benefits.

Name Executive	Salary	Bonus	Stock	Options	Healthcare
Phaneesh Murthy (1)	$265,000	$—	$4,420,125	$9,324,467	$4,864
Sujit Sircar (2)	$26,172	$—	$646,784	$870,201	$—
Jason Trussell (2)	$39,788	$—	$—	$—	$—
Sean Suresh Narayanan (2)	$31,080	$—	$1,203,847	$1,025,576	$—
Srinivas Kandula (2)	$31,931	$—	$611,109	$1,044,105	$—

All calculations for current Named Executive Officers were estimated based upon a change in control scenario. The measurement date for the estimated Company stock awards was based upon a closing price of $19.71 on December 31, 2010.

(1)	Upon termination other than for cause, Mr. Murthy would receive a lump sum payment of six (6) months severance at $265,000. Upon a change in control, Mr. Murthy’s unvested stock units would immediately vest at a total value of $4,420,125. Upon a change in control, Mr. Murthy’s unvested stock options would immediately vest at a total value of $9,324,467. Mr. Murthy is subject to nondisclosure, noncompetition and nonsolicitation restrictions for a period of two (2) years after termination.

(2)	Upon termination other than for cause, Messrs. Sircar, Trussell, Narayanan and Kandula would receive a lump sum payment of three (3) months severance. Upon a change in control, Messrs. Sircar, Narayanan and Kandula’s unvested stock units would immediately vest at a total value of $646,784, $1,203,847 and $611,109, respectively. Upon a change in control, Messrs. Sircar, Narayanan, and Kandula’s stock options would vest immediately at a total value of $870,201, $1,025,576 and $1,044,105 respectively.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2010 regarding compensation plans and arrangements under which equity securities of iGATE are authorized for issuance.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
	(in thousands except for price)
Equity compensation plans approved by security holders	3,432	$4.68	9,111

Total	3,432	$4.68	9,111

During 2006, the Company adopted the 2006 Plan. The aggregate number of shares initially reserved and available for issuance for issuance to directors, executive management and key personnel under the 2006 Plan was 14,702,793 shares. Currently, 9,110,906 shares remain available for issuance under the 2006 Plan.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Audit Committee selects the Company’s independent public accountants. The Company’s management was previously granted authority by the Audit Committee to hire the Company’s audit firm for permissible, non-audit service projects under $100,000 in fees per engagement and to notify the Audit Committee at the next regularly scheduled meeting of any such project awarded to the audit firm. Projects expected to be greater than $100,000 must be pre-approved by the Audit Committee in advance of the commencement of any work. The Audit Committee has concluded that the provision of non-audit services is compatible with maintaining the accountants’ independence.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The committee’s responsibility is to oversee these processes.

In this context, the committee has met and held discussions with management and the independent public accountants. Management represented to the committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the audited financial statements with management and the independent public accountants. The committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged with Governance).

During 2009 and 2010, Company management documented, tested and evaluated the Company’s internal control over financial reporting pursuant to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee was kept apprised of the Company’s progress by management and the Company’s independent registered public accountants at each regularly scheduled committee meeting as well as at specially-scheduled meetings. At the conclusion of the assessment, management provided the Audit Committee with its report on the effectiveness of the Company’s evaluation that was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Company management concluded that the Company did maintain effective internal control over financial reporting on December 31, 2010.

In addition, the committee has discussed with the independent public accountants the auditor’s independence from the Company and its management and has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

The committee discussed with the Company’s independent public accountants the overall scope and plans for their audits. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the committee’s discussions with management and independent public accountants and the committee’s review of the representations of management and the report of the independent public accountants to the committee, the committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 to be filed with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee

J. Gordon Garrett

Göran Lindahl

Martin McGuinn

Joseph J. Murin

INDEPENDENT PUBLIC ACCOUNTANTS

Principal Accountant Fees and Services

Fees paid to Ernst & Young (“E&Y”) for services rendered for 2010 and 2009 in the following categories and amounts were:

	2010	2009
Audit fees	$574,460	$450,555
Audit-Related fees	$380,935	$47,820
Tax fees	$357,000	$142,000
All Other fees	$43,040	$14,297

Total	$1,355,435	$654,672

Audit Fees ($574,460 in 2010; $450,555 in 2009). This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q quarterly reports, audits of certain of the Company’s subsidiaries and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years, including the audit of internal controls over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002 notwithstanding when the fees were billed or when the services were rendered.

Audit-Related Fees ($380,935 in 2010; $47,820 in 2009). Audit- related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees,” such as accounting, consulting, special purpose reports and due diligence reports.

Tax Fees ($357,000 in 2010; $142,000 in 2009). This category consists of professional services rendered in connection with the Company’s tax compliance activities, including the preparation of tax returns in certain overseas jurisdictions and technical tax advice related to the preparation of tax returns.

All Other Fees ($43,040 in 2010; $14,297 in 2009). The amount in this category is principally for advisory services relating to derivatives, transfer pricing and carbon footprint services.

There were no fees paid to either E&Y or their affiliates for financial information systems design and implementation during the years ended December 31, 2010 and 2009.

Representatives of E&Y are expected to be present at the Annual Meeting, make a statement, or be available to respond to questions.

Certain prior year numbers have been reclassified to conform to current year presentation.

Policy on Audit Committee Pre-approval of Audit and Non-audit Services of Independent Auditors

The Audit Committee has adopted a resolution to pre-approve all audit and non-audit services provided by the independent auditors with fees of up to $100,000. These services may include audit services, audit-related services, tax services and other services. Pre-approval of audit services is provided for up to three years. Otherwise, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The management is required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. Of the fees paid to the independent auditors, 100% was pre-approved by the Audit Committee.

CERTAIN RELATED PARTY TRANSACTIONS

Relationships Between iGATE and Mastech Holdings, Inc.

On September 30, 2008, the Company completed the distribution to its shareholders of all of the outstanding shares of common stock of Mastech Holdings, Inc. (“Mastech”) in a tax free spin-off (the entire transaction, including the distribution, is collectively referred to as the “Spin-Off”). The Spin-Off was paid in the amount of one share of Mastech common stock for every fifteen shares outstanding of iGATE common stock. Following the Spin-Off, Mr. Wadhwani and Mr. Trivedi each own approximately 28% of the outstanding common stock of Mastech Holdings, Inc. and serve as Co-Chairmen of the Board of Directors of Mastech Holdings, Inc. Mr. Wadhwani and Mr. Trivedi each own approximately 22% of our outstanding common stock and serve as our Co-Chairmen.

In connection with the Spin-Off, we entered into certain agreements with Mastech, which governed the terms of the Spin-Off and have the potential to impact our business in future periods, including a:

•

Separation and Distribution Agreement – This agreement defines our ongoing relationship with Mastech following the Spin-Off, and provides for cross-indemnities, principally designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of Mastech’s businesses with Mastech; and a

•

Tax Sharing Agreement – The Tax Sharing Agreement generally governs iGATE’s and Mastech’s respective rights, responsibilities and obligations after the Spin-Off with respect to taxes, including ordinary course of business taxes and taxes, if any, incurred as a result of any failure of the distribution of all of Mastech’s stock to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Section 355 of the Internal Revenue Code of 1986, as amended. Under the Tax Sharing Agreement, Mastech generally will be liable for, and indemnify iGATE and its subsidiaries against, taxes incurred as a result of the distribution of Mastech common stock not qualifying as tax-free for U.S. federal income tax purposes where such taxes do not result from certain actions undertaken by iGATE, any of iGATE’s subsidiaries or any of iGATE’s shareholders after such distribution. Mastech will also assume liability for and indemnify iGATE and its subsidiaries against taxes attributable to Mastech, Mastech’s subsidiaries or any of Mastech’s assets or operations for all tax periods. iGATE generally will be liable for and indemnify Mastech against taxes attributable to iGATE, its subsidiaries or any of its assets or operations for all tax periods other than taxes arising as a result of the Spin-Off or related transactions that are described above as payable by us. In addition, to the extent certain taxes pertaining to a period prior to the separation are not specifically attributable to Mastech or iGATE, both Mastech and iGATE will be responsible for a share of such pre-separation taxes based upon our relative profits before taxes for the relevant period.

From January 1, 2010 to December 31, 2010, iGATE performed outsourcing services for Mastech in the ordinary course of business. The aggregate amount paid for these services was $835,000.

Chennai Leases

Messrs. Wadhwani and Trivedi, the Company’s Co-Chairmen, leased to iGS four apartments owned jointly and individually by them in Chennai, India, which are used as guest houses by iGS. The total rent amount paid was approximately $1,700 (approximately $850 each is paid to Mr. Wadhwani and Mr. Trivedi). The lease rentals are commercially reasonable and at arms-length. The lease was terminated in April 2010.

Policies and Procedures for Approving Related Person Transactions

Pursuant to the charter of the Audit Committee, all material transactions relating to related person transactions are to be approved by the Audit Committee, which is composed of disinterested members of the Board of Directors. We do not have a separate written policy with respect to related party transactions. The material features of our policies and procedures for the review, approval or ratification of related party transactions are as follows:

•	All potential related party transactions are reported to the Audit Committee.

•	The Audit Committee reviews the potential transaction and ensures that it is at arms-length and no undue advantage is being given to the related party.

•	In reviewing any potential transaction, comparative data is provided to the Audit Committee to enable them to deliberate the matter.

•	The Audit Committee will ratify the transaction, if and only if it meets the above criteria in light of the data.

2012 SHAREHOLDER PROPOSALS OR NOMINATIONS

Any proposal that a shareholder desires to have included in our proxy materials relating to our 2012 Annual Meeting of Shareholders, must be received by the Company at its principal office at 6528 Kaiser Drive Fremont, CA no later than December 15, 2011 and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for that meeting.

The Company’s Second Amended and Restated Articles of Incorporation (“Articles”) provide (and, if the Articles of Incorporation Proposals are approved by the shareholders at this Annual Meeting, the Company’s Third Amended and Restated Articles of Incorporation shall provide) that advance written notice of shareholder-proposed business intended to be brought before an annual meeting of shareholders must be given to the Corporate Secretary of the Company not less than 120 days in advance of the meeting at which the business is proposed to be transacted; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of business to be transacted must be received not later than the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred.

The Company’s Articles also provide (and, if the Articles of Incorporation Proposals are approved by the shareholders at this Annual Meeting, the Company’s Third Amended and Restated Articles of Incorporation shall provide) that a shareholder may request that persons be nominated for election as directors by submitting written notice thereof, together with the written consent of the persons proposed to be nominated, to the Corporate Secretary of the Company not less than 120 days prior to the date of the annual meeting; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of the nomination must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred. To be in proper form, the notice of nomination must set forth: (i) the names and addresses of the shareholder proposing the nomination and each proposed nominee; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and such other information regarding each proposed nominee pursuant to which the nomination or nominations are to be made by the shareholder; and (iv) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors.

FORM 10-K

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2010 as well as the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2010, as filed with the Securities and Exchange Commission, is being mailed to shareholders with this proxy statement. Exhibits will be provided upon request and payment of an appropriate processing fee.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are iGATE shareholders will be “householding” our proxy materials. A single annual report and proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may:

•

if you are a shareholder of record, direct your written request to our Corporate Secretary by e-mail to corporatesecretary@igate.com, by fax to 510-896-3010, or by mail to Mr. Mukund Srinath, Corporate Secretary, iGATE Corporation, 6528 Kaiser Drive, Fremont, CA 94555; or

•	if you are not a shareholder of record, notify your broker.

We will promptly deliver, upon request to the iGATE e-mail, fax number or address listed above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered. If you currently receive multiple copies of the proxy statement at your address and would like to request “householding” of these communications, please contact your broker if you are not a shareholder of record; or contact our Corporate Secretary if you are a shareholder of record, using the contact information.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Shareholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Shareholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

On January 12, 2011, we filed a current report on Form 8-K reporting the execution of the definitive purchase agreements for the Acquisition. Copies of those agreements are filed as exhibits to such Form 8-K.

On January 12, 2011, we filed a current report on Form 8-K reporting the execution of the Securities Purchase Agreements for the sale of the Series B Preferred Stock. A copy of that agreement is filed an exhibits to such Form 8-K.

On February 4, 2011, we filed a current report on Form 8-K reporting the closing of the first sale of Series B Preferred Stock and the execution of the Investor Rights Agreement, the Amended and Restated Voting and Standstill Agreement, and the filing of the Statement with the Pennsylvania Secretary of State. Copies of those agreements and the Statement are filed as exhibits to such Form 8-K.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

By Order of the Board of Directors:

Mukund Srinath

Corporate Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND WE APPRECIATE YOUR COOPERATION.

Annex A

New language is indicated by underlining, and deletions are indicated by strike-throughs.

PROPOSED THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION

THIRD ~~SECOND~~AMENDED AND RESTATED ARTICLES OF INCORPORATION OF iGATE ~~CAPITAL~~ CORPORATION

1.	Name.

The name of the corporation shall be ~~iGate Capital~~iGATE Corporation (herein called the “Corporation”).

2.	Registered Office.

The location and post office address of the Corporation’s registered office in the Commonwealth of Pennsylvania is ~~1004 McKee~~Park West Two, Suite 410, 2000 Cliff Mine Road, ~~Oakdale~~Pittsburgh, Pennsylvania ~~15701.~~ 15275.

3.	Purpose and Powers.

The Corporation was incorporated under the Business Corporation Law of 1933 and is currently subject to the Business Corporation Law of 1988, as amended (hereinafter, the “BCL”), and shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations ~~maybe~~may be incorporated under the BCL.

4.	Term of Existence.

The term for which the Corporation shall exist is perpetual.

5.	Capital Stock.

5.1	Authorized Shares.

The Corporation is authorized to issue two classes of shares designated Common Stock and Preferred Stock, respectively. The aggregate number of shares which the Corporation shall have authority to issue is:

(a)	~~100,000,000~~700,000,000 shares of Common Stock, $.01 par value;

(b)	1 share of Series A Preferred Stock, without par value; ~~and~~

(c)	480,000 shares of Series B Preferred Stock, without par value; and

(d)	~~(c) 19,999,999~~19,519,999 shares of additional Preferred Stock, without par value.

5.2	Preferred Stock.

The Board of Directors is authorized, from time to time, to divide the Preferred Stock into series and, as to each series, to determine the designation and number of shares of such series and the voting rights, preferences, limitations and special rights, if any, of the shares of such series. Such divisions and determinations shall be set forth in these Second Amended and Restated Articles of Incorporation, as they may be amended from time to time (“Articles”), adopted by the Board of Directors.

The following is a statement of the designations, preferences, voting rights, limitations and special rights in respect of the Series A Preferred Stock.

NO DIVIDENDS. The holder of Series A Preferred Stock shall not be entitled to receive any dividends declared and paid by the Corporation.

VOTING RIGHTS. Except as otherwise required by law or these Articles, (i) the holder of record of the share of Series A Preferred Stock shall have a number of votes equal to the number of outstanding Non-Voting Exchangeable Shares (“Exchangeable Shares”) of Quantum Information Resources Limited, a Canadian corporation (“Quantum”), from time to time which are not owned by the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Corporation, in each case for the election of directors and on all matters submitted to a vote of the shareholders of the Corporation, and (ii) in respect of all matters concerning the voting shares, the Series A Preferred Stock and the Common Stock of the Corporation shall vote as a single class.

LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and subject to any prior rights of holders of shares of Preferred Stock ranking senior to the Series A Preferred Stock, the holder of the share of Series A Preferred Stock shall be paid an amount equal to $1.00, together with payment to any class of stock ranking on liquidation junior to the Series A Preferred Stock (such amount payable with respect to the Series A Preferred Stock being referred to as the “Series A Preferred Liquidation Preference Payment”).

RANKING. The Series A Preferred Stock shall rank junior in all respects to any other series of Preferred Stock now or hereafter issued by the Corporation.

OTHER PROVISIONS. (a) Pursuant to the terms of that certain Combination and Exchange Agreement, dated as of June 1, 1998, as amended (the “Purchase Agreement”), among the Corporation and Quantum, Quantum Management Investments Limited, Lyon Gould, King Moore Consultants Limited, King Moore, 412977 Ontario Limited and Hilary Bruun, the one share of Series A Preferred Stock is being issued to the trustee (the “Trustee”) under the Trust Agreement, dated as of June 1, 1998 by and between the parties to the Purchase Agreement and the Trustee. (b) The holder of the share of Series A Preferred Stock is entitled to exercise the voting rights attendant thereto in such manner as such holder desires. (c) At such time as the Series A Preferred Stock has no votes attached to it because there are no Exchangeable Shares of Quantum outstanding which are not owned by the Corporation or any of its subsidiaries, the Series A Preferred Stock shall be cancelled.

5.3	Common Stock.

Except for and subject to those rights expressly granted to holders of the Preferred Stock, or any series thereof, by one or more amendments to these Articles adopted by the Board of Directors, and except as provided by the laws of the Commonwealth of Pennsylvania, holders of the Common Stock shall have exclusively all other rights of shareholders. All shares of Common Stock issued or to be issued shall be alike in every particular.

5.4	Uncertificated Shares.

The Corporation may utilize uncertificated shares of Common Stock and Preferred Stock to represent stock interests of its shareholders. Notwithstanding any provision of law or any bylaw to the contrary, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

5.5	Cumulative Voting.

The holders of the outstanding shares of the Corporation entitled to vote shall not be entitled to cumulate their votes in the election of directors.

6.	Board of Directors.

6.1	Number, Election, etc.

The Board of Directors shall be comprised as follows:

(a)	Number.

~~The~~Except as may otherwise be fixed by resolution of the Board of Directors pursuant to the provisions of Article 5.2 hereof relating to the rights of holders of Preferred Stock, the Board of Directors shall have such number of members as determined from time to time by the Board of Directors; provided that the number of such members shall in no case be less than three or greater than ~~nine~~fourteen.

(b)	Classes, Election and Terms.

The directors, other than those who may be elected by the holders of ~~voting stock~~any series of Preferred Stock then outstanding, shall be classified in respect to the time for which they shall severally serve on the Board of Directors by dividing them into three classes, each of whose members shall serve for staggered three-year terms. At each annual meeting of the shareholders, the holders of outstanding shares of the Corporation entitled to vote shall elect directors of the class whose term then expires, to serve until the third succeeding annual meeting. Except as otherwise provided in these Articles, each director shall serve for the term for which elected and until his or her successor shall be elected and shall qualify.

(c)	Quorum and Board Action.

~~Notwithstanding any provision of law or any bylaw to the contrary, a~~A majority of the directors then serving shall constitute a quorum for the transaction of business, and the actions of a majority of the directors then serving shall be the actions of the Board of Directors.

(d)	Removal of Directors.

~~Notwithstanding any provision of law or any bylaw to the contrary~~Subject to the rights of the holders of any series of Preferred Stock then outstanding to remove any director elected by such series of Preferred Stock, and notwithstanding any provision of law that would require a showing of cause, a director or directors may be removed from the Board of Directors at any time without cause by the affirmative vote of holders of at least two thirds (66 2/3%) of the outstanding shares of the Corporation entitled to vote, voting together as a single class.

(e)	Vacancies.

~~Vacancies~~Subject to the rights of the holders of any series of Preferred Stock then outstanding to fill a vacancy related to a director elected by such series of Preferred Stock, vacancies on the Board of Directors shall be filled only by a majority vote of the remaining directors. All such directors elected to fill vacancies shall serve on the Board for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

7.	Shareholders Meetings.

7.1	Nominations of Director Candidates.

~~Nominations~~Subject to the rights of the holders of any series of Preferred Stock then outstanding to nominate directors, nominations for the election of directors may be made only by the Board of Directors or a committee appointed by the Board of Directors, or by any record holder of stock entitled to vote in the election of the directors; provided, however, that a nomination may be made by a shareholder only if written notice of such nomination has been received by the Secretary of the Corporation not later than 120 days in advance of the meeting at which the election is to ~~beheld~~be held; provided further, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder to be timely must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurred. Each such notice shall set forth: (a) the name and address of the ~~share holder~~shareholder who intends to make the nomination, and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. If the Corporation receives notice from a shareholder pursuant to this Article 7.1 and such notice, in the judgment of the Board of Directors, fails to comply with the requirements set forth in this Article 7.1 in any respect, the Corporation shall notify the shareholder of the deficiencies with such notice within ten days of the Corporation’s receipt of such notice. Commencing on the day of receipt of the deficiency notification from the Corporation, the shareholder shall have ten days to cure all deficiencies and provide the Corporation with notice which conforms to the requirements of this Article 7.1.

~~A shareholder shall be entitled to re-submit a notice as provided in this Article 7.1 only once for each annual meeting of the shareholders. Only candidates who have been nominated in accordance with this Article 7.1 shall be eligible for election by the shareholders as directors of the Corporation.~~

7.2	Business to be Transacted.

At any annual meeting or special meeting of shareholders, only such business as is properly brought before the meeting in accordance with this Article 7.2 may be transacted. To be properly brought before any meeting, any proposed business must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) if brought before the meeting by a shareholder, then (x) the shareholder must have been a shareholder of record on the record date for the determination of shareholders entitled to vote at the annual meeting, and (y) only if written notice of such proposed business has been received by the Secretary of the Corporation not later than 120 days in advance of the meeting at which the business is proposed to be transacted; provided, however, that in the event that less than 130 days~~’~~ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder to be timely must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurred. There will be no opportunity to cure any deficiencies within any notice given pursuant to this Article 7.2.

7.3	Vote Required for Fundamental Changes.

In addition to any vote required by law, the affirmative vote of holders of at least 66 2/3% of the votes cast by shareholders eligible to vote thereon, voting together as a single class, shall be necessary to approve any action for which shareholder approval is required under Subchapters B, C, D, E and F of Chapter 19 (Fundamental Changes) of the BCL (the “Fundamental Change”), and any successor provisions thereto; provided, however, that the additional affirmative vote required by this Article 7.3 shall not apply to any Fundamental Change if such Fundamental Change is approved, recommended and submitted to the shareholders for their consideration by the unanimous vote of the directors of the Corporation then serving.

7.4	Partial Written Consents.

Any action required or permitted to be taken at a meeting of the shareholders, or of a class of shareholders, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the secretary of the Corporation. The action shall become effective immediately upon its authorization, or at such later time as shall be specified in said written consent, but prompt notice of the action shall be given to those shareholders entitled to vote thereon who have not consented thereto.

8.	Inapplicability of Certain Provisions.

Notwithstanding any law or bylaw of the Corporation to the contrary, the provisions of Subchapters E, F, G and H of Chapter 25 (Registered Corporations) of the BCL, and any successors thereto, shall not be applicable to the Corporation.

9.	Personal Liability of Directors.

9.1	Personal Liability of Directors; Indemnification.

A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter 17 of the BCL and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit (i) the responsibility or liability of a director pursuant to any criminal statute or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law. Any repeal, modification or adoption of any provision inconsistent with Article 9.1 shall be prospective only, and neither the repeal or modification of this provision nor the adoption of any provision inconsistent with this provision shall adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification or the adoption of such inconsistent provision.

9.2	Indemnification of Directors and Officers.

(a)     The Corporation shall indemnify and hold harmless, to the full extent permitted by law, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Corporation or otherwise (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the heir, executor or administrator, is or was a director or executive officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise (including without limitation service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a director or executive officer of the Corporation, or in any other capacity on behalf of the Corporation while such person is or was serving as a director or executive officer of the Corporation, against all expenses, liability and loss, including but not limited to attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement (whether with or without court approval), actually and reasonably incurred or paid by such person in connection therewith.

(b)     Notwithstanding the foregoing clause (a), except as provided in Article 9.3 below, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

(c)     Subject to the limitation set forth in the foregoing clause (b) concerning proceedings initiated by the person seeking indemnification, the right to indemnification conferred in this Article 9.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights under this Article 9.2 in advance of the final disposition thereof promptly after receipt by the Corporation of a request therefor stating in reasonable detail the expenses incurred; provided, however, that to the extent required by law, the payment of such expenses incurred by a director or executive officer of the Corporation in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by the Corporation under this Article 9.2 or otherwise.

(d)     The right to indemnification and advancement of expenses provided herein shall continue as to a person who has ceased to be a director or executive officer of the Corporation or to serve in any of the other capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of such person.

9.3	Payment of Indemnification.

If a claim for indemnification under Article 9.2 hereof is not paid in full by the Corporation within thirty (30) days after a written claim therefor has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

9.4	Non-Exclusivity of Rights.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in Article 9.2 and the right to payment of expenses conferred in Article 9.3 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any bylaw, agreement, vote of shareholders, vote of directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office, the Corporation having the express authority to enter into such agreements or arrangements as the Board of Directors, deems appropriate for the indemnification of and advancement of expenses to present or future directors and officers as well as employees, representatives or agents of the Corporation in connection with their status with or services to or on behalf of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for which such person is serving at the request of the Corporation.

9.5	Funding.

The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to this Article 9 or otherwise.

9.6	Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer or representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation has the power to indemnify such person against such liability under the laws of Pennsylvania or any other state.

9.7	Modification or Repeal.

Neither the modification, amendment, alteration or repeal of this Article 9 or any of its provisions nor the adoption of any provision inconsistent with this Article 9 or any of its provisions shall adversely affect the rights of any person to indemnification and advancement of expenses existing at the time of such modification, amendment, alteration or repeal or the adoption of such inconsistent provision.

10.	Bylaw Amendments.

The Board of Directors may adopt, amend or repeal the Bylaws with respect to those matters which under the BCL are not reserved exclusively to the shareholders. No Bylaw may be adopted, amended or repealed by the shareholders unless, in addition to any other vote required by law, these Articles or otherwise, such action is approved by the vote of holders of at least 66 2/3% of the votes cast by shareholders eligible to vote thereon, voting together as a single class; provided, however, that the additional affirmative vote required by this Article shall not apply to any shareholder adoption, amendment or repeal of any Bylaw provision if such action is approved, recommended and submitted to the shareholders for their consideration by the unanimous vote of the directors of the Corporation then serving.

11.	Reservation of Right to Amend Articles.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles in the manner now or hereafter prescribed by law and these Articles, and all rights conferred upon shareholders herein are granted subject to this reservation.

Annex B

iGATE CORPORATION

2011 ANNUAL INCENTIVE COMPENSATION PLAN

Section 1. Purpose. The purpose of the 2011 Annual Incentive Compensation Plan (the “Plan”) is to provide for an incentive payment opportunity to executive management of iGATE Corporation (the “Corporation”) and its subsidiaries and affiliates, which may be earned upon the achievement of established performance goals.

Section 2. Effective Date. The effective date of this Plan is March 18, 2011, provided that the Plan is approved by shareholders of the Corporation prior to the payment of any compensation hereunder. The Plan will remain in effect from year to year (each calendar year shall be referred to herein as a “Plan Year”) until formally terminated in writing by the Corporation’s Board of Directors (the “Board”).

Section 3. Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board or a subcommittee thereof (the “Committee”) consisting of “outside directors” as defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision. The Committee shall interpret the Plan and prescribe such rules and procedures as it shall deem to be necessary and advisable for the administration of the Plan.

Section 4. Eligibility and Termination.

Section 4.01. Eligibility and Participation. Plan participants (“Participants”) shall be selected by the Committee. Any officer of the Corporation or any subsidiary or affiliate thereof shall be eligible to participate in the Plan. Plan participation for a particular Plan Year, however, is limited to persons who were officers of the Corporation or any subsidiary or affiliate thereof as of the first day of the Performance Period unless such person was hired during a Performance Period. A person hired during the Performance Period may become a Participant and participate in the Plan, in the discretion of the Committee, for such Performance Period on a pro-rata basis provided such person becomes a Participant not later than 90 days after the beginning of the Performance Period.

Section 4.02. Termination of Employment. Except as provided in Section 4.03 of the Plan, a Participant whose employment with the Corporation and all subsidiaries and affiliates is terminated prior to the payment of an Incentive Award will forfeit all right to such unpaid Incentive Award.

Section 4.03. Death or Disability. If a Participant dies or becomes disabled, within the meaning of Section 409A(a)(2)(C) of the Code, the Participant, or his or her estate, may, in the discretion of the Committee, be entitled to receive a pro-rata Incentive Award for the portion of the Performance Period during which the Participant was employed, provided that the applicable Performance Goals for such Performance Period are achieved.

Section 5. Incentive Awards, Performance Targets, Performance Goals and Performance Periods.

Section 5.01. Incentive Award and Performance Targets. Each Participant under the Plan shall be granted an incentive award (“Incentive Award”) by the Committee which may be expressed as a percentage of the Participant’s base salary or such other measure prescribed by the Committee and shall be contingent upon the achievement of the relevant target(s) under the applicable Performance Goals (as defined below) established by the Committee (“Performance Targets”). The Incentive Award, Performance Goals and Performance Targets for a Participant shall be established by the Committee within 90 days after the commencement of each Performance Period together with the manner in which the level of achievement of shall be calculated, including the weighting, if any, to be assigned if there are multiple targets.

Section 5.02. Performance Goals. Performance Goals must be based upon one or more of the following objective performance measures expressed in either, or a combination of, absolute or relative values or rates of change and on a gross or net basis and relate to the Corporation or any of its subsidiaries, business units or departments: earnings per share, earnings per share growth, net income, net income growth, revenue growth, revenues, expenses, return on equity, return on total capital, return on assets, earnings (including EBITDA and EBIT), cash flow, operating cash flow, share price, economic value added, gross margin, operating income, market share or total shareholder return, new business, new customers, expense reduction, credit rating(s), strategic plan development and implementation, integration of acquired businesses, succession planning and implementation, new services and products, improvements in productivity, employee satisfaction and retention, customer satisfaction and retention, quality and innovation (“Performance Goals”).

Section 5.03. Performance Periods. Unless otherwise determined by the Committee, there shall be one-year Performance Periods under the Plan, and a new Performance Period (a “Performance Period”) shall commence on the first day of each Plan Year and end on the last day of such Plan Year. The first Performance Period under the Plan shall commence on January 1, 2011 and end on December 31, 2011

Section 5.04. Discretion. The Committee shall have no discretion to modify any Incentive Award to increase the amount that would otherwise be due pursuant to the original terms of the Initial Award.

Section 5.05. Determination of Incentive Award. The amount of a Participant’s Incentive Award earned for a Plan Year, if any, shall be determined within two and one-half months following the end of the Performance Period to which such Incentive Award relates and certified in writing prior to payment.

Section 5.06. Maximum Incentive Awards. The maximum amount payable to any one Participant under the Plan in any one calendar year shall be $3,000,000. The limitation in this section shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

Section 6. Payment to Participants.

Section 6.01. Timing of Payment. An Incentive Award for a Performance Period shall be paid to the Participant or, in the case of death, to the Participant’s beneficiary on or before March 15th of the year following the end of such Performance Period. Payment shall be made in cash or in shares of the Corporation’s common stock from the Corporation’s 2006 Stock Incentive Plan or any successor plan, as amended from time to time, or any combination thereof, as determined by the Committee in its discretion.

Section 6.02. Tax Withholding. All Incentive Awards shall be subject to Federal income, FICA, and other tax withholding as required by applicable federal, state, local and foreign laws and, to the extent permitted in the Corporation’s 2006 Stock Incentive Plan (or any successor plan) as amended from time to time, may be withheld in shares of the Corporation’s common stock otherwise distributable when payment of the Incentive Award is made in the form of shares Corporation common stock.

Section 7. Miscellaneous.

Section 7.01. Merger or Consolidation. All obligations for amounts earned but not yet paid under the Plan shall survive any merger, consolidation or sale of all or substantially all of the Corporation’s or a subsidiary’s assets to any entity, and be the liability of the successor to the merger or consolidation or the purchaser of assets, unless otherwise agreed to by the parties thereto.

Section 7.02. Construction and Governing Law. The provisions of the Plan shall be construed, administered and governed by the laws of the Commonwealth of Pennsylvania, including its statute of limitations provisions, but without reference to conflicts of law principles.

Section 7.03. Non-alienation. Except as may be required by law, neither the Participant nor any beneficiary shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amount that is or may be payable hereunder.

Section 7.04. Forfeiture and Repayment. The Committee may determine that an Incentive Award shall be forfeited and/or any value received from the award shall be repaid to the Corporation if the Participant engages in conduct that is violative any agreement with the Corporation, or engages in fraud or misconduct contributing to any financial restatements or irregularities.

Section 7.05. Amendment or Termination of this Plan. The Board shall have the right to amend or terminate the Plan at any time, provided that any termination shall automatically end all of the outstanding Performance Periods and calculations shall be made with respect to achievement of the Performance Goals for such Performance Periods for the purpose of determining whether any pro-rata Incentive Awards may be payable under the Plan.

Section 7.06. Unsecured Creditor. The Corporation’s obligations under the Plan shall be unfunded and unsecured promises to pay. Any rights acquired to receive payments under the shall be the rights of a general unsecured creditor of the Corporation.

Section 7.07. Dispute Resolution. All claims, disputes, controversies and other matters in question arising out of or related to forfeiture of an award and/or the repayment thereof shall be submitted to final and binding arbitration in either Pittsburgh, Pennsylvania or Freemont, California, in the sole discretion of the Corporation , pursuant to the rules then in effect of the American Arbitration Association, before a panel of three arbitrators, at least one of whom is a member of the National Academy of Arbitrators. Any arbitration shall be conducted confidentially.

Annex C

iGATE CORPORATION

2006 STOCK INCENTIVE PLAN

Section 1. General Purpose of the Plan; Definitions. The name of this plan is the iGATE Corporation 2006 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors and consultants of iGATE Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Stock Awards, Performance Share Awards and Stock Appreciation Rights.

“Board” means the Board of Directors of the Company.

“Change of Control” shall have the meaning assigned to that term in Section 15.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Effective Date” means May 25, 2006, the date on which the Plan is approved by the Company’s Board and stockholders.

“Fair Market Value” of the Stock on any given date shall be the closing price as reported on the NASDAQ National Market System for such date or, if no sales were reported for such date, for the last day preceding such date for which a sale was reported. If the Fair Market Value cannot be determined on the basis previously set forth in this definition on the date that Fair Market Value is to be determined, the Board shall in good faith determine the Fair Market Value of the Stock on such date.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is not an employee or officer of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any Option to purchase shares of Stock granted pursuant to Section 6.

“Performance Share Award” means any Award granted pursuant to Section 12.

“Restricted Stock Award” means any Award granted pursuant to Section 10.

“Stock” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 14.

“Stock Appreciation Right” or “SAR” means any Award granted pursuant to Section 7.

“Stock Award” means any award granted pursuant to Section 11.

“Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

Section 2. Administration. The Plan shall be administered by the full Board of Directors of the Company or a committee of such Board of Directors comprised of two or more individuals who are “Non-Employee Directors” within the meaning of Rule 16b-3(a)(3) promulgated under the Act and “outside directors” as defined in Section 162(m) of the Code (the “Plan Administrator”). Subject to the provisions of the Plan, the Plan Administrator is authorized to:

(a)	construe the Plan and any Award under the Plan;

(b)	select the directors, officers, employees and consultants of the Company and its Subsidiaries to whom Awards may be granted;

(c)	determine the number of shares of Stock to be covered by any Award;

(d)	determine and modify from time to time the terms and conditions, including restrictions, of any Award and to approve the form of written instrument evidencing Awards;

(e)	accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration; and

(f)	impose limitations on Awards, including limitations on transfer and repurchase provisions.

The determination of the Plan Administrator on any such matters shall be conclusive.

Section 3. Delegation of Authority to Grant Awards. The Plan Administrator, in its discretion, may delegate to the Co-Chairmen of the Company all or part of the Plan Administrator’s authority and duties with respect to granting Awards to individuals who are not subject, by reason of their position with the Company or its Subsidiaries, to the reporting provisions of Section 16 of the Act and who are not expected to be “covered employees” of the Company or its Subsidiaries within the meaning of Section 162(m) of the Code.

Section 4. Eligibility. Directors, officers, employees and consultants of the Company or its Subsidiaries who, in the opinion of the Plan Administrator, are primarily responsible for the continued growth and development and future financial success of the business shall be eligible to participate in the Plan.

Section 5. Shares Subject to the Plan. The number of shares of Stock which may be issued pursuant to the Plan shall be 14,702,793 shares, subject to adjustment as provided in Section 14. The shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the number of shares of Stock available for issuance under the Plan. To the extent that an SAR is granted in conjunction with an Option, the shares covered by such SAR and Option shall be counted only once. Stock to be issued under the Plan may be either authorized and unissued shares or shares held in treasury by the Company.

Stock Options with respect to no more than 500,000 shares of Stock may be granted to any one individual participant during any one calendar year period and Stock Appreciation Rights with respect to no more than 500,000 shares of Stock may be granted to any one individual participant during any one calendar year period. In any one calendar year during a particular Performance Period, as hereinafter defined, the maximum amount which may be earned by any individual participant under Performance Share Awards granted under the Plan for that calendar year of the Performance Period shall be limited to 500,000 shares of Stock. In the case of multi-year Performance Periods, the number of shares which are earned in any one calendar year of the Performance Period is the number of shares paid for the Performance Period divided by the number of calendar years in the period. In applying this limit, the number of shares of Stock earned by a Participant shall be measured as of the close of the applicable calendar year which ends the Performance Period, regardless of the fact that certification by the Plan Administrator and actual payment to the Participant may occur in a subsequent calendar year or years. The limitations in this paragraph shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

Section 6. Stock Options. Options granted pursuant to the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options and Non-Qualified Stock Options shall be granted separately hereunder and may not be granted in tandem. The Plan Administrator shall determine whether, and to what extent, Options shall be granted under the Plan and whether such Options granted shall be Incentive Stock Options or Non-Qualified Stock Options; provided, however, that: (a) Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code; and (b) No Incentive Stock Option may be granted following the tenth anniversary of the Effective Date. The provisions of the Plan and any Stock Option agreement pursuant to which Incentive Stock Options shall be issued shall be construed in a manner consistent with Section 422 of the Code (or any successor provision) and rules and regulations promulgated thereunder.

Section 7. Stock Appreciation Rights. The Plan Administrator may, from time to time, subject to the provisions of the Plan, grant SARs to eligible participants. Such SARs may be granted (i) alone, or (ii) simultaneously with the grant of an Option (either an Incentive Stock Option or Non-Qualified Stock Option) and in conjunction therewith or in the alternative thereto.

(a)	An SAR shall entitle the holder upon exercise thereof to receive from the Company, upon a written request filed with the Secretary of the Company at its principal offices (the “Request”), (i) a number of shares of Stock, (ii) an amount of cash, or (iii) any combination of shares of Stock and cash, as specified in the Request (but subject to the approval of the Plan Administrator in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate Fair Market Value equal to the product of (i) the excess of the Fair Market Value, on the day of such Request, of one share of Stock over the exercise price per share specified in such SAR or its related Option, multiplied by (ii) the number of shares of Stock for which such SAR shall be exercised.

(b)	The exercise price of an SAR granted alone shall be determined by the Plan Administrator, but may not be less than the Fair Market Value of the underlying Stock on the date of grant. An SAR granted simultaneously with the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that an SAR, by its terms, shall be exercisable only when the Fair Market Value of the Stock subject to the SAR and related Option exceeds the exercise price thereof.

(c)	Upon exercise of an SAR granted simultaneously with an Option and in the alternative thereto, the number of shares of Stock for which the related Option shall be exercisable shall be reduced by the number of shares of Stock for which the SAR shall have been exercised. The number of shares of Stock for which an SAR shall be exercisable shall be reduced upon any exercise of a related Option by the number of shares of Stock for which such Option shall have been exercised.

(d)	Any SAR shall be exercisable upon such additional terms and conditions as may be prescribed by the Plan Administrator.

Section 8. Terms of Options and SARs. Each Option or SAR granted under the Plan shall be evidenced by an agreement between the Company and the person to whom such Option or SAR is granted and shall be subject to the following terms and conditions:

(a)

Subject to adjustment as provided in Section 14 of this Plan, the price at which each share covered by an Option may be purchased shall not be less than the Fair Market Value of the underlying Stock at the time the Option is granted. If an optionee owns (or is deemed to own under applicable provisions of the

Code and rules and regulations promulgated thereunder) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company and an Option granted to such optionee is intended to qualify as an Incentive Stock Option, the Option price shall be no less than 110% of the Fair Market Value of the Stock covered by the Option on the date the Option is granted. The purchase price of any Option may not be reduced after grant, whether through amendment, cancellation, replacement or otherwise.

(b)	The aggregate Fair Market Value of shares of Stock with respect to which Incentive Stock Options are first exercisable by the optionee in any calendar year (under all plans of the Company) shall not exceed the limitations, if any, imposed by Section 422(d) of the Code (or any successor provision), except as otherwise determined by the Plan Administrator in its discretion. If any Option designated as an Incentive Stock Option, either alone or in conjunction with any other Option or Options, exceeds the foregoing limitation, the portion of such Option in excess of such limitation shall automatically be reclassified (in whole share increments and without fractional share portions) as a Non-Qualified Stock Option, with later granted Options being so reclassified first.

(c)	Neither an Option nor an SAR shall be transferable by the participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order. After the death of the participant, the Option or SAR may be transferred to the Company upon such terms and conditions, if any, as the Plan Administrator and the personal representative or other person entitled to exercise the Option or SAR may agree within the period specified in subsection 8(d)(iii) hereof. All Options and SARs shall be exercisable during the lifetime of the participant only by the participant.

(d)	An Option or SAR may be exercised in whole at any time, or in part from time to time, within such period or periods (not to exceed ten years from the granting of the Option in the case of an Incentive Stock Option) as may be determined by the Plan Administrator and set forth in the agreement (such period or periods being hereinafter referred to as the “Option Period”), provided that, unless the agreement provides otherwise:

(i)	If a participant who is an employee of the Company shall cease to be employed by the Company, all Options and SARs to which the employee is then entitled to exercise may be exercised only within three months after the termination of employment and within the Option Period or, if such termination was due to disability or retirement (as hereinafter defined), within one year after termination of employment and within the Option Period. Notwithstanding the foregoing, in the event that any termination of employment shall be for Cause (as defined herein) or the participant becomes an officer or director of, a consultant to or employed by a Competing Business (as defined herein), during the Option Period, then any and all Options and SARs held by such participant shall forthwith terminate. For purposes of the Plan, retirement shall mean the termination of employment with the Company, other than for Cause, at any time after the participant’s attainment of age 65, and a participant’s “Disability” shall be determined within the meaning of Section 422(c)(6) of the Code.

For purposes of this Plan, the term “Cause” shall mean (a) with respect to an individual who is party to a written agreement with the Company which contains a definition of “cause” or “for cause” or words of similar import for purposes of termination of employment thereunder by the Company, “cause” or “for cause” as defined in such agreement; (b) in all other cases (i) the willful commission by an employee of a criminal or other act that causes substantial economic damage to the Company or substantial injury to the business reputation of the Company; (ii) the commission of an act of fraud in the performance of such person’s duties to or on behalf of the Company; or (iii) the continuing willful failure of a person to perform the duties of such person to the Company (other than a failure to perform duties resulting from such person’s incapacity due to illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to cure such failure are given to the person by the Board of Directors of the Company or the Plan Administrator. For purposes of the Plan, no act, or failure to act, on the part of any person shall be considered “willful” unless done or omitted to be done by the person other than in good faith and without reasonable belief that the person’s action or omission was in the best interest of the Company.

For purposes of this Plan, the term “Competing Business” shall mean: any person, corporation or other entity engaged in the business of (a) providing information technology services or (b) selling or attempting to sell any product or service which is the same as or similar to products or services sold by the Company within the last year prior to termination of such person’s employment, consultant relationship or directorship, as the case may be, hereunder.

(ii)	If a participant who is a director of the Company shall cease to serve as a director of the Company, any Options or SARs then exercisable by such director may be exercised only within three months after the cessation of service and within the Option Period unless such cessation was due to Disability, in which case such optionee may exercise such Option or SAR within one year after cessation of service and within the Option Period. Notwithstanding the foregoing, if any cessation of service as a director was the result of removal for Cause or the participant becomes an officer or director of, a consultant to or employed by a Competing Business during the Option Period, any Options and SARs held by such participant shall forthwith terminate;

(iii)	If the participant shall die during the Option Period, any Options or SARs then exercisable may be exercised only within one year after the participant’s death and within the Option Period and only by the participant’s personal representative or persons entitled thereto under the participant’s will or the laws of descent and distribution;

(iv)	The Option or SAR may not be exercised for more shares (subject to adjustment as provided in Section 14) after the termination of the participant’s employment, cessation of service as a director or the participant’s death, as the case may be, than the participant was entitled to purchase thereunder at the time of the termination of the participant’s employment or the participant’s death; and

(v)	If a participant owns (or is deemed to own under applicable provisions of the Code and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary corporation of the Company) and an Option granted to such participant is intended to qualify as an Incentive Stock Option, the Option by its terms may not be exercisable after the expiration of five years from the date such Option is granted.

(e)	The Option exercise price of each share purchased pursuant to an Option shall be paid in full at the time of each exercise (the “Payment Date”) of the Option (i) in cash; (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Act to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iii) in the discretion of the Plan Administrator, through the delivery or certification to the Company of previously-owned shares of Stock having an aggregate Fair Market Value equal to the Option exercise price of the shares being purchased pursuant to the exercise of the Option; provided, however, that shares of Stock delivered in payment of the Option price must have been held by the participant for at least six (6) months in order to be utilized to pay the Option price; (iv) in the discretion of the Plan Administrator, through an election to have shares of Stock otherwise issuable to the optionee withheld to pay the exercise price of such Option; or (v) in the discretion of the Plan Administrator, through any combination of the payment procedures set forth in subsections (i)-(iv) of this Section 8(e). Notwithstanding any procedure of the broker or other agent-sponsored exercise or financing program, if the Option price is paid in cash, the exercise of the Option shall not be deemed to occur and no shares of Stock will be issued until the Company has received full payment in cash (including check, bank draft or money order) for the Option price from the broker or other agent.

(f)	The Plan Administrator, in its discretion, may authorize “stock retention Options” which provide, upon the exercise of an Option previously granted under this Plan (a “prior Option”), using previously owned shares, for the automatic issuance of a new Option under this Plan with an exercise price equal to the current Fair Market Value and for up to the number of shares equal to the number of previously-owned shares delivered in payment of the exercise price of the prior Option. Such stock retention Option shall have the same Option Period as the prior Option.

(g)	Nothing contained in the Plan nor in any Award agreement shall confer upon any participant any right with respect to the continuance of employment by the Company nor interfere in any way with the right of the Company to terminate his employment or change his compensation at any time.

(h)	The Plan Administrator may include such other terms and conditions not inconsistent with the foregoing as the Plan Administrator shall approve. Without limiting the generality of the foregoing sentence, the Plan Administrator shall be authorized to determine that Options or SARs shall be exercisable in one or more installments during the term of the Option, subject to the attainment of performance goals and objectives and the right to exercise may be cumulative as determined by the Plan Administrator.

(i)	If a grantee of an Option or SAR engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment or service as an Independent Director) which is in competition with the Company or any of its Subsidiaries, the Plan Administrator may immediately terminate all outstanding Options and SARs of the participant.

Section 9. Independent Director Options. The Option exercise price for Options granted to Independent Directors under the Plan will be equal to the Fair Market Value of the Stock on the date of grant. Options granted to Independent Directors will expire ten years after grant, subject to earlier termination if the optionee ceases to serve as a director.

Section 10. Restricted Stock Awards.

(a)	The Plan Administrator may grant Restricted Stock Awards to any officer, employee or consultant of the Company and its Subsidiaries. A Restricted Stock Award entitles the recipient to acquire shares of Stock subject to such restrictions and conditions as the Plan Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

(b)	A participant holding unvested Restricted Stock shall not have any of the rights of a shareholder with respect to such unvested Restricted Stock, including, but not limited to the right to vote and receive dividends with respect thereto, until such Stock vests in accordance with the terms of the Restricted Stock Award under which such Stock was granted. The Plan Administrator may, in its sole discretion, decide to issue stock certificates evidencing the Restricted Stock at the time at grant, after the time of grant, or at the time when the restrictions lapse.

(c)	The Plan Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.

(d)	Unvested Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award.

(e)	If an awardee of Restricted Stock engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Company or any of its Subsidiaries, the Plan Administrator may immediately declare forfeited all shares of Restricted Stock held by the participant as to which the restrictions have not yet lapsed.

Section 11. Stock Awards. The Plan Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Plan Administrator) a Stock Award to any officer, employee or consultant of the Company or its Subsidiaries, pursuant to which such individual may receive shares of Stock free of any vesting restrictions (a “Stock Award”) under the Plan. Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual; provided, however, that any purchase rights may not be granted at less than the Fair Market Value of the underlying shares on the date of grant.

Section 12. Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals (the “Performance Goals”). The Plan Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any officer, employee or consultant of the Company or its Subsidiaries, including those who qualify for awards under other performance plans of the Company. The Plan Administrator, in its sole discretion, shall determine whether and to whom Performance Share Awards shall be made, the Performance Goals applicable under each such Award, the periods during which performance is to be measured (the “Performance Period”), and all other limitations and conditions applicable to the awarded Performance Shares.

(a)	Terms of Performance Awards. At the time a Performance Share Award is granted, the Plan Administrator shall cause to be set forth in the Award agreement or otherwise in writing (1) the Performance Goals applicable to the Award and the Performance Period during which the achievement of the Performance Goals shall be measured, (2) the amount which may be earned by the participant based on the achievement, or the level of achievement, of the Performance Goals or the formula by which such amount shall be determined and (3) such other terms and conditions applicable to the Award as the Plan Administrator may, in its discretion, determine to include therein. The terms so established by the Plan Administrator shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the participant based on such performance. The Plan Administrator may retain the discretion to reduce (but not to increase) the amount of a Performance Share Award which will be earned based on the achievement of Performance Goals. When the Performance Goals are established, the Plan Administrator shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals. The Plan Administrator may determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of extraordinary items as defined by generally accepted accounting principles, shall be excluded from the calculation to the extent permitted in Section 162(m) of the Code.

(b)	Performance Goals. Performance Goals shall mean one or more preestablished, objective measures of performance during a specified Performance Period, selected by the Plan Administrator in its discretion. Performance Goals may be based upon one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values: earnings per share, earnings per share growth, net income, net income growth, revenue growth, revenues, expenses, return on equity, return on total capital, return on assets, earnings (including EBITDA and EBIT), cash flow, operating cash flow, share price, economic value added, gross margin, operating income, market share or total shareholder return. Performance Goals based on such performance measures may be based either on the performance of the Company, a Subsidiary or Subsidiaries, any branch, department, business unit or other portion thereof under such measure for the Performance Period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Performance Periods or other measure selected or defined by the Plan Administrator at the time of making a Performance Share Award. The Plan Administrator may in its discretion also determine to use other objective performance measures as Performance Goals and/or other terms and conditions even if such Performance Share Award would not qualify under Section 162(m) of the Code, provided that the Plan Administrator identifies the Performance Share Award as non-qualifying at the time of Award.

(c)	Plan Administrator Certification. Following completion of the applicable Performance Period, and prior to any payment of a Performance Share Award to the participant, the Plan Administrator shall determine in accordance with the terms of the Performance Share Award and shall certify in writing whether the applicable Performance Goal or Goals were achieved, or the level of such achievement, and the amount, if any, earned by the participant based upon such performance. For this purpose, approved minutes of the meeting of the Plan Administrator at which certification is made shall be sufficient to satisfy the requirement of a written certification. Performance Share Awards are not intended to provide for the deferral of compensation, such that payment of Performance Share Awards shall be paid within two and one-half months following the end of the calendar year in which the Performance Period ends or such other time period if and to the extent as may be required to avoid characterization of such Awards as deferred compensation.

Section 13. Tax Withholding.

(a)	To the extent required by applicable Federal, state, local or foreign law, the participant or his successor shall make arrangements satisfactory to the Company, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an Award. The Company shall not be required to issue any shares of Stock or make any cash or other payment under the Plan until such obligations are satisfied. If a participant makes a disposition of shares acquired upon the exercise of an Incentive Stock Option within either two years after the Option was granted or one year after its exercise by the participant, the participant shall promptly notify the Company and the Company shall have the right to require the participant to pay to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements. The Company is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of shares of Stock, amounts of withholding taxes due with respect to an Award, its exercise or any payment thereunder, and to take such other action as the Plan Administrator may deem necessary or advisable to enable the Company and participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive shares of Stock, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.

(b)	A participant who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount (i) in cash; (ii) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Stock having an aggregate Fair Market Value on the date on which the amount of tax to be withheld is determined which does not exceed the amount of tax required to be withheld (based on the statutory minimum withholding rates for federal and state tax purposes, including payroll taxes), provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the participant for at least six (6) months; or (iii) in the discretion of the Plan Administrator, through a combination of the procedures set forth in subsections (i) and (ii) of this Section 13(b).

(c)	A participant who is obligated to pay to the Company an amount required to be withheld under applicable tax withholding requirements in connection with either the exercise of a Non-Qualified Stock Option, or the receipt of a Restricted Stock Award, Stock Award or Performance Share Award under the Plan may, in the discretion of the Plan Administrator, elect to satisfy this withholding obligation, in whole or in part, by requesting that the Company withhold shares of stock otherwise issuable to the participant having a Fair Market Value on the date on which the amount of tax to be withheld is determined which does not exceed the amount of tax required to be withheld (based on the statutory minimum withholding rates for federal and state tax purposes, including payroll taxes); provided, however, that shares may be withheld by the Company only if such withheld shares have vested. Any fractional amount shall be paid to the Company by the participant in cash or shall be withheld from the participant’s next regular paycheck.

(d)	An election by a participant to have shares of stock withheld to satisfy federal, state and local tax withholding requirements pursuant to Section 13(c) must be in writing and delivered to the Company prior to the date on which the amount of tax to be withheld is determined.

Section 14. Adjustment of Number and Price of Shares.

Any other provision of the Plan notwithstanding:

(a)	If, through, or as a result of, any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Plan Administrator shall make an appropriate or proportionate adjustment in (i) the number of Stock Options, Stock Appreciation Rights and Performance Share Awards that can be granted to any one individual participant, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the price for each share subject to any then outstanding Stock Options, Stock Appreciation Rights and other purchase rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options remain exercisable, and (iv) the number of shares which may be issued under the Plan but are not then subject to Awards. The adjustment by the Plan Administrator shall be final, binding and conclusive.

(b)	If the outstanding shares of the Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Stock, (i) the Plan Administrator shall make any adjustments to any then outstanding Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award or other stock Award which it determines are equitably required to prevent dilution or enlargement of the rights of participants which would otherwise result from any such transaction, and (ii) unless otherwise determined by the Plan Administrator in its discretion, any stock, securities, cash or other property distributed with respect to any shares of Restricted Stock held in escrow or for which any shares of Restricted Stock held in escrow shall be exchanged in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the shares of Restricted Stock in respect of which such stock, securities, cash or other property was distributed or exchanged.

(c)	No adjustment or substitution provided for in this Section 14 shall require the Company to issue or to sell a fractional share under any Award agreement and the total adjustment or substitution with respect to each Award agreement shall be limited accordingly.

Section 15. Definition of Change of Control. For purposes of this Plan, “Change of Control” shall mean the occurrence of any of the following events:

(a)	The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) (other than the Company, a Subsidiary or any of their respective benefit plans or affiliates within the meaning of Rule 144 under the Securities Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30% or more of either (i) the then outstanding shares of Stock (the “Outstanding Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”); or

(b)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act); or

(c)	Approval by the stockholders of the Company of a reorganization, merger or consolidation or similar form of corporate transaction, involving the Company or any of its Subsidiaries (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Stock and Company Voting Securities immediately prior to such Business Combination do not, immediately following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Stock and Company Voting Securities, as the case may be; or

(d)	(A) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (B) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

Section 16. Consequences of a Change of Control.

(a)	Upon a Change of Control, (i) each outstanding Option, SAR and Performance Share Award shall be assumed by the Acquiring Company (as defined below) or parent thereof or replaced with a comparable option or right to purchase or to be awarded shares of the capital stock, or equity equivalent instrument, of the Acquiring Company or parent thereof, or other comparable rights (such assumed and comparable options and rights, together, the “Replacement Options”), and (ii) each share of Restricted Stock shall be converted to a comparable restricted grant of capital stock, or equity equivalent instrument, of the Acquiring Corporation or parent thereof or other comparable restricted property (such assumed and comparable, restricted grants, together, the “Replacement Restricted Stock”); provided, however, that it the Acquiring Corporation or parent thereof does not agree to grant Replacement Options and Replacement Restricted Stock, then all outstanding Options and SARs which have been granted under the Plan and which are not exercisable as of the effective date of the Change of Control shall automatically accelerate and become exercisable immediately prior to the effective date of the Change of Control, and the Performance Period with respect to all Performance Share Awards shall end on the day prior to the effective date of the Change of Control and become payable to the extent the Performance Goals were achieved, and all restrictions and conditions on any Restricted Stock or other stock Award shall lapse upon the effective date of the Change of Control. The term “Acquiring Corporation” means the surviving, continuing, successor or purchasing corporation, as the case may be. The Board may determine, in its discretion, (but shall not be obligated to do so) that in lieu of the issuance of Replacement Options, all holders of outstanding Options and SARs which are exercisable immediately prior to a Change of Control (including those that become exercisable under this Section 16(a)) will be required to surrender them in exchange for a payment by the Company, in cash or Stock as determined by the Board, of an amount equal to the amount (if any) by which the per share value of Stock subject to unexercised Options or SARs (determined by the Board in good faith, based on the applicable price in the transaction giving rise to the Change of Control, and such other considerations as the Board deems appropriate) exceeds the exercise price of those Options or SARs (where Options and SARs are issued in tandem, such payment to be made only with respect to a single underlying share of Stock upon surrender of each tandem pair of Options and SARs), with such payment to take place as of the date of the Change of Control or such other date as the Board may prescribe.

(b)	Any Options, SARs or Performance Share Awards that are not assumed or replaced by Replacement Options, exercised or cashed out prior to or concurrent with a Change of Control will terminate effective upon the Change of Control or at such other time as the Board deems appropriate.

(c)	Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, no action described in the Plan shall be taken (including, without limitation, actions described in subsections (a) and (b) above) if such actions would make the Change of Control ineligible for “pooling of interests” accounting treatment or would make the Change of Control ineligible for desired tax treatment if, in the absence of such actions, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to such Change of Control.

Section 17. Amendment and Discontinuance. The Board of Directors may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person’s consent of any rights theretofore granted pursuant hereto; provided further that no amendment of the Plan shall be made without shareholder approval (1) if the effect of the amendment is (a) to make any changes in the class of employees eligible to receive Incentive Stock Options under the Plan, (b) to increase the number of shares with respect to which Incentive Stock Options may be granted under the Plan or (2) if shareholder approval of the amendment is at the time required (i) by the rules of any stock exchange on which the Stock may then be listed or (ii) for Options, SARs and Performance Share Awards granted under the Plan to qualify as “performance based compensation” as then defined in the regulations under Section 162(m) of the Code.

Section 18. Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933 or the Act, if such registration shall be necessary, or before compliance by the Company or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules any applicable exchange or of the NASDAQ Stock Market. The Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

Section 19. Compliance with Section 16. With respect to persons subject to Section 16 of the Act by reason of their service with the Company or its Subsidiaries, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or any successor rule) and shall be construed to the fullest extent possible in a manner consistent with this intent. To the extent that any Award fails to so comply, it shall be deemed to be modified to the extent permitted by law and to the extent deemed advisable by the Plan Administrator in order to comply with Rule 16b-3.

Section 20. Participation by Foreign Nationals. The Plan Administrator may, in order to fulfill the purposes of the Plan and without amending the Plan, determine the terms and conditions applicable to Awards to foreign nationals or United States citizens employed abroad in a manner otherwise inconsistent with the Plan if it deems such terms and conditions necessary in order to recognize differences in local law or regulations, tax policies or customs.

Section 21. Termination of Plan. The Plan shall terminate on, and no Awards may be granted after, May 24, 2016, subject to earlier termination by the Board. Termination of the Plan shall not affect previous Awards under the Plan. Absent additional shareholder approval, no Performance Share Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be granted under the Plan subsequent to the Company’s annual meeting of stockholders in 2011.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time on the day prior to the original shareholder meeting date (which meeting is currently set to occur on May 5, 2011).

iGATE Coporation

INTERNET http://www.proxyvoting.com/igte Use the Internet to vote your shares of Common Stock by proxy. Have your proxy card in hand when you access the web site.

OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your shares of Common Stock by proxy. Have your proxy card in hand when you call.
If you vote your shares of Common Stock by proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO #
90787

▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example	☒

1.	The election of two (2) persons as Class C Directors.	FOR the nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for the nominees listed	*EXCEPTIONS
	NOMINEES:	☐	☐	☐
01 Sunil Wadhwani
02 Goran Lindahl

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN

2.	To approve the removal of the Conversion Cap limitation to which our 8% Series B Prefered Stock is currently subject.	☐	☐	☐

3.	To approve two proposals to amend and restate our Second Amended and Restated Articles of Incorporation to:

	3(A) Increase the number of shares of authorized Common Stock; and	☐	☐	☐

	3(B) Increase the maximum number of directors that may serve on the Board from nine to fourteen.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

4.	To approve the iGATE Corporation 2011 Annual Incentive Compensation Plan.	☐	☐	☐

5.	To approve the performance measures for performance-based awards under the iGATE Corporation 2006 Stock Incentive Plan.	☐	☐	☐

6.	Advisory vote on executive compensation.	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN

7.	Advisory vote on the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon such matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Unless otherwise specified, this proxy will be voted FOR Proposals 1, 2,

3(A), 3(B), 4, 5 and 6 and for Every 3 YEARS on Proposal 7.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Mark Here for	☐
Address Change
or Comments SEE REVERSE

NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation or partnership, please sign the full corporate or partnership name and indicate title as duly authorized officer or partner.

Signature	Signature	Date

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS. The Proxy Statement and Annual Report or Form 10-K are available at: http://bnymellon.mobular.net/bnymellon/igte

▼  FOLD AND DETACH HERE  ▼

iGATE CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

The signer hereto appoints Sunil Wadhwani and Ashok Trivedi and each of them, acting singly, proxies of the signer with power to appoint a substitute and hereby authorizes them to represent and to vote all shares of Common Stock, par value $0.01 per share, of iGATE Corporation (the “Company”) which the signer would be entitled to vote if present at the Annual Meeting of Shareholders of the Company to be held on May 5, 2011, at 8:30 AM at Pacific Time at The Inn at Spanish Bay, 2700 Seventeen Mile Drive, Pebble Beach, California, 93953 and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD’S NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY AND EACH OF THE MATTERS SUBMITTED BY THE BOARD FOR VOTE BY THE SHAREHOLDERS AND, IN THEIR DISCRETION, THE PROXIES WILL BE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(IMPORTANT–TO BE SIGNED AND DATED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	WO# 90787